Exhibit 10.1

Freddie Mac Loan Number: 708346561

Property Name: Berkshire Square

MULTIFAMILY LOAN AND SECURITY AGREEMENT

(CME)

(Revised 10-1-2013)

Borrower:	BERKSHIRE SQUARE LLC, an Indiana limited liability company, and BERKSHIRE II CUMBERLAND, LLC, an Indiana limited liability company

Lender:	GRANDBRIDGE REAL ESTATE CAPITAL LLC, a North Carolina limited liability company

Date:	As of December 27, 2013

Loan Amount:	$8,612,000.00

Reserve Fund Information

(See Article IV)

Imposition Reserves	Collect Insurance	Collect Taxes	Deferred water/sewer
(fill in “Collect” or “Deferred”
as appropriate for each item)	N/A Ground Rents	Deferred assessments/other charges

Repair Reserve	Repairs required?	☒ Yes	☐ No

	If Yes, is a Reserve required	☒ Yes	☐ No

If Yes to Repairs, but No Reserve, is a Letter of Credit required?		☐ Yes	☐ No

Replacement Reserve	☒ Yes If Yes: ☒ Funded ☐ Deferred
☐ No

Rental Achievement Reserve	☐ Yes If Yes: ☐ Cash ☐ Letter of Credit
☒ No

Rate Cap Agreement Reserve (Cap Collateral)	☐ Yes	☒ No

Other Reserve(s)	☐ Yes	☒ No
If Yes, specify:

TABLE OF CONTENTS

ARTICLE I DEFINED TERMS; CONSTRUCTION	1

1.01 Defined Terms	1
1.02 Construction	1

ARTICLE II LOAN	2

2.01 Loan Terms	2
2.02 Prepayment Premium	2
2.03 Exculpation	2
2.04 Application of Payments	2
2.05 Usury Savings	2
2.06 Adjustable Rate Mortgage - Third Party Cap Agreement	2

ARTICLE III LOAN SECURITY AND GUARANTY	3

3.01 Security Instrument	3
3.02 Reserve Funds	3
3.03 Uniform Commercial Code Security Agreement	4
3.04 Cap Collateral	4
3.05 Guaranty	4

ARTICLE IV RESERVE FUNDS AND REQUIREMENTS	4

4.01 Reserves Generally	4
4.02 Reserves for Taxes, Insurance and Other Charges	5
4.03 Repairs; Repair Reserve Fund	6
4.04 Replacement Reserve Fund	6
4.05 Rental Achievement Provisions	6
4.06 Reserved	6
4.07 Rate Cap Agreement Reserve Fund	6

ARTICLE V REPRESENTATIONS AND WARRANTIES	7

5.01 Review of Documents	7
5.02 Condition of Mortgaged Property	7
5.03 No Condemnation	7
5.04 Actions; Suits; Proceedings	7
5.05 Environmental	7
5.06 Commencement of Work; No Labor or Materialmen’s Claims	8
5.07 Compliance with Applicable Laws and Regulations	9
5.08 Access; Utilities; Tax Parcels	9
5.09 Licenses and Permits	9
5.10 No Other Interests	9
5.11 Term of Leases	9
5.12 No Prior Assignment; Prepayment of Rents	9
5.13 Illegal Activity	10
5.14 Taxes Paid	10
5.15 Title Exceptions	10

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5.16 No Change in Facts or Circumstances	10
5.17 Financial Statements	10
5.18 ERISA – Borrower Status	11
5.19 No Fraudulent Transfer or Preference	11
5.20 No Insolvency or Judgment	11
5.21 Working Capital	11
5.22 Cap Collateral	12
5.23 Ground Lease	12
5.24 Purpose of Loan	12
5.25 Survival	13

ARTICLE VI BORROWER COVENANTS	13

6.01 Compliance with Laws	13
6.02 Compliance with Organizational Documents	13
6.03 Use of Mortgaged Property	13
6.04 Non-Residential Leases	14
6.05 Prepayment of Rents	16
6.06 Inspection	16
6.07 Books and Records; Financial Reporting	17
6.08 Taxes; Operating Expenses; Ground Rents	20
6.09 Preservation, Management and Maintenance of Mortgaged Property	21
6.10 Property and Liability Insurance	23
6.11 Condemnation	33
6.12 Environmental Hazards	35
6.13 Single Purpose Entity Requirements	37
6.14 Repairs and Capital Replacements	42
6.15 Residential Leases Affecting the Mortgaged Property	43
6.16 Litigation; Government Proceedings	44
6.17 Further Assurances and Estoppel Certificates; Lender’s Expenses	44
6.18 Cap Collateral	44
6.19 Ground Lease	44
6.20 ERISA Requirements	45

ARTICLE VII TRANSFERS OF THE MORTGAGED PROPERTY OR INTERESTS IN BORROWER	45

7.01 Permitted Transfers	46
7.02 Prohibited Transfers	46
7.03 Conditionally Permitted Transfers	47
7.04 Preapproved Intrafamily Transfers	50
7.05 Lender’s Consent to Prohibited Transfers	51
7.06 SPE Equity Owner Requirement Following Transfer	53
7.07 Additional Transfer Requirements - External Cap Agreement	53

ARTICLE VIII SUBROGATION	54

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ARTICLE IX EVENTS OF DEFAULT AND REMEDIES	54

9.01 Events of Default	54
9.02 Protection of Lender’s Security; Security Instrument Secures Future Advances	58
9.03 Remedies	59
9.04 Forbearance	59
9.05 Waiver of Marshalling	60

ARTICLE X RELEASE; INDEMNITY	60

10.01 Release	60
10.02 Indemnity	61

ARTICLE XI MISCELLANEOUS PROVISIONS	65

11.01 Waiver of Statute of Limitations, Offsets and Counterclaims	65
11.02 Governing Law; Consent to Jurisdiction and Venue	66
11.03 Notice	66
11.04 Successors and Assigns Bound	67
11.05 Joint and Several Liability	67
11.06 Relationship of Parties; No Third Party Beneficiary	67
11.07 Severability; Amendments	67
11.08 Disclosure of Information	67
11.09 Determinations by Lender	68
11.10 Sale of Note; Change in Servicer; Loan Servicing	68
11.11 Supplemental Financing	68
11.12 Defeasance	72
11.13 Lender’s Rights to Sell or Securitize	76
11.14 Cooperation with Rating Agencies and Investors	76
11.15 Time is of the Essence	77

ARTICLE XII DEFINITIONS	77

ARTICLE XIII INCORPORATION OF ATTACHED RIDERS	93

ARTICLE XIV INCORPORATION OF ATTACHED EXHIBITS	94

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MULTIFAMILY LOAN AND SECURITY AGREEMENT

THIS MULTIFAMILY LOAN AND SECURITY AGREEMENT (“Loan Agreement”) is dated as of the 27th day of December, 2013 and is made by and between BERKSHIRE SQUARE LLC, an Indiana limited liability company, and BERKSHIRE II CUMBERLAND, LLC, an Indiana limited liability company, jointly and severally, as co-borrowers (individually and collectively, “Borrower”), and GRANDBRIDGE REAL ESTATE CAPITAL LLC, a North Carolina limited liability company (together with its successors and assigns, “Lender”).

RECITAL

Lender has agreed to make and Borrower has agreed to accept a loan in the original principal amount of $8,612,000.00 (“Loan”). Lender is willing to make the Loan to Borrower upon the terms and subject to the conditions set forth in this Loan Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of these promises, the mutual covenants contained in this Loan Agreement and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

ARTICLE I DEFINED TERMS; CONSTRUCTION.

1.01	Defined Terms. Each defined term in this Loan Agreement will have the meaning ascribed to that term in Article XII unless otherwise defined in this Loan Agreement.

1.02	Construction. The captions and headings of the Articles and Sections of this Loan Agreement are for convenience only and will be disregarded in construing this Loan Agreement. Any reference in this Loan Agreement to an “Exhibit,” an “Article” or a “Section” will, unless otherwise explicitly provided, be construed as referring, respectively, to an Exhibit attached to this Loan Agreement or to an Article or Section of this Loan Agreement. All Exhibits and Riders attached to or referred to in this Loan Agreement are incorporated by reference in this Loan Agreement. Any reference in this Loan Agreement to a statute or regulation will be construed as referring to that statute or regulation as amended from time to time. Use of the singular in this Loan Agreement includes the plural and use of the plural includes the singular. As used in this Loan Agreement, the term “including” means “including, but not limited to” and the term “includes” means “includes without limitation.” The use of one gender includes the other gender, as the context may require. Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document in this Loan Agreement will be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth in this Loan Agreement), and (b) any reference in this Loan Agreement to any Person will be construed to include such Person’s successors and assigns.

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ARTICLE II LOAN.

2.01	Loan Terms. The Loan will be evidenced by the Note and will bear interest and be paid in accordance with the payment terms set forth in the Note.

2.02	Prepayment Premium. Borrower will be required to pay a prepayment premium in connection with certain prepayments of the Indebtedness, including a payment made after Lender’s exercise of any right of acceleration of the Indebtedness, as provided in the Note.

2.03	Exculpation. Borrower’s personal liability for payment of the Indebtedness and for performance of the other obligations to be performed by it under this Loan Agreement is limited in the manner, and to the extent, provided in the Note.

2.04	Application of Payments. If at any time Lender receives, from Borrower or otherwise, any amount applicable to the Indebtedness which is less than all amounts due and payable at such time, then Lender may apply that payment to amounts then due and payable in any manner and in any order determined by Lender (unless otherwise required by applicable law), in Lender’s sole and absolute discretion. Neither Lender’s acceptance of an amount that is less than all amounts then due and payable, nor Lender’s application of such payment in the manner authorized, will constitute or be deemed to constitute either a waiver of the unpaid amounts or an accord and satisfaction. Notwithstanding the application of any such amount to the Indebtedness, Borrower’s obligations under this Loan Agreement, the Note and all other Loan Documents will remain unchanged.

2.05	Usury Savings. If any applicable law limiting the amount of interest or other charges permitted to be collected from Borrower is interpreted so that any charge provided for in any Loan Document, whether considered separately or together with other charges levied in connection with any other Loan Document, violates that law, and Borrower is entitled to the benefit of that law, that charge is hereby reduced to the extent necessary to eliminate that violation. The amounts, if any, previously paid to Lender in excess of the permitted amounts will be applied by Lender to reduce the principal amount of the Indebtedness. For the purpose of determining whether any applicable law limiting the amount of interest or other charges permitted to be collected from Borrower has been violated, all Indebtedness which constitutes interest, as well as all other charges levied in connection with the Indebtedness which constitute interest, will be deemed to be allocated and spread ratably over the stated term of the Note. Unless otherwise required by applicable law, such allocation and spreading will be effected in such a manner that the rate of interest so computed is uniform throughout the stated term of the Note.

2.06	Adjustable Rate Mortgage - Third Party Cap Agreement. If (a) the Note does not provide for interest to accrue at an adjustable or variable interest rate, and (b) a third party Cap Agreement is not required, then this Section 2.06 and Section 3.04 will be of no force or effect.

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(a)	So long as there is no Event of Default, Lender or Loan Servicer will remit to Borrower each Cap Payment received by Lender or Loan Servicer with respect to any month for which Borrower has paid in full the monthly installment of principal and interest or interest only, as applicable, due under the Note. Alternatively, at Lender’s option, so long as there is no Event of Default, Lender may apply a Cap Payment received by Lender or Loan Servicer with respect to any month to the applicable monthly payment of accrued interest due under the Note if Borrower has paid in full the remaining portion of such monthly payment of principal and interest or interest only, as applicable.

(b)	Neither the existence of a Cap Agreement nor anything in this Loan Agreement will relieve Borrower of its primary obligation to timely pay in full all amounts due under the Note and otherwise due on account of the Indebtedness.

ARTICLE III LOAN SECURITY AND GUARANTY.

3.01	Security Instrument. Borrower will execute the Security Instrument dated of even date with this Loan Agreement. The Security Instrument will be recorded in the applicable land records in the Property Jurisdiction.

3.02	Reserve Funds.

(a)	Security Interest. To secure Borrower’s obligations under this Loan Agreement and to further secure Borrower’s obligations under the Note and the other Loan Documents, Borrower conveys, pledges, transfers and grants to Lender a security interest pursuant to the Uniform Commercial Code of the Property Jurisdiction or any other applicable law in and to all money in the Reserve Funds, as the same may increase or decrease from time to time, all interest and dividends thereon and all proceeds thereof.

(b)	Supplemental Loan. If this Loan Agreement is entered into in connection with a Supplemental Loan and if the same Person is or becomes both Senior Lender and Supplemental Lender, then:

(i)	Borrower assigns and grants to Supplemental Lender a security interest in the Reserve Funds established in connection with the Senior Indebtedness as additional security for all of Borrower’s obligations under the Supplemental Note.

(ii)	In addition, Borrower assigns and grants to Senior Lender a security interest in the Reserve Funds established in connection with the Supplemental Indebtedness as additional security for all of Borrower’s obligations under the Senior Note.

(iii)	It is the intention of Borrower that all amounts deposited by Borrower in connection with either the Senior Loan Documents, the Supplemental Loan Documents, or both, constitute collateral for the Supplemental Indebtedness secured by the Supplemental Instrument and the Senior Indebtedness secured by the Senior Instrument, with the application of such amounts to such Senior Indebtedness or Supplemental Indebtedness to be at the discretion of Senior Lender and Supplemental Lender.

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3.03	Uniform Commercial Code Security Agreement. This Loan Agreement is also a security agreement under the Uniform Commercial Code for any of the Mortgaged Property which, under applicable law, may be subjected to a security interest under the Uniform Commercial Code, for the purpose of securing Borrower’s obligations under this Loan Agreement and to further secure Borrower’s obligations under the Note, Security Instrument and other Loan Documents, whether such Mortgaged Property is owned now or acquired in the future, and all products and cash and non-cash proceeds thereof (collectively, “UCC Collateral”), and by this Loan Agreement, Borrower grants to Lender a security interest in the UCC Collateral.

3.04	Cap Collateral. Reserved.

3.05	Guaranty. Borrower will cause each Guarantor (if any) to execute a Guaranty of all or a portion of Borrower’s obligations under the Loan Documents effective as of the date of this Loan Agreement.

ARTICLE IV RESERVE FUNDS AND REQUIREMENTS.

4.01	Reserves Generally.

(a)	Establishment of Reserve Funds; Investment of Deposits. Unless otherwise provided in Section 4.04, each Reserve Fund will be established on the date of this Loan Agreement and all Reserve Funds will be deposited in an Eligible Account at an Eligible Institution or invested in “permitted investments” as then defined and required by the Rating Agencies. Lender will not be obligated to open additional accounts or deposit Reserve Funds in additional institutions when the amount of any Reserve Fund exceeds the maximum amount of the federal deposit insurance or guaranty. Borrower acknowledges and agrees that it will not have the right to direct Lender as to any specific investment of monies in any Reserve Fund. Lender will not be responsible for any losses resulting from investment of monies in any Reserve Fund or for obtaining any specific level or percentage of earnings on such investment.

(b)	Interest on Reserve Funds; Trust Funds. Unless applicable law requires, Lender will not be required to pay Borrower any interest, earnings or profits on the Reserve Funds. Any amounts deposited with Lender under this Article IV will not be trust funds, nor will they operate to reduce the Indebtedness, unless applied by Lender for that purpose pursuant to the terms of this Loan Agreement.

(c)	Use of Reserve Funds. Each Reserve Fund will, except as otherwise provided in this Loan Agreement, be used for the sole purpose of paying, or reimbursing Borrower for payment of, the item(s) for which the applicable Reserve Fund was established. Borrower acknowledges and agrees that, except as specified in this Loan Agreement, monies in one Reserve Fund will not be used to pay, or reimburse Borrower for, matters for which another Reserve Fund has been established.

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(d)	Termination of Reserve Funds. Upon the payment in full of the Indebtedness, Lender will pay to Borrower all funds remaining in any Reserve Funds.

4.02	Reserves for Taxes, Insurance and Other Charges.

(a)	Deposits to Imposition Reserve Deposits. Borrower will deposit with Lender on the day monthly installments of principal or interest, or both, are due under the Note (or on another day designated in writing by Lender), until the Indebtedness is paid in full, an additional amount sufficient to accumulate with Lender the entire sum required to pay, when due, the items marked “Collect” below. Except as provided in Section 4.02(e), Lender will not require Borrower to make Imposition Reserve Deposits with respect to the items marked “Deferred” below.

[Collect]	Hazard Insurance premiums or premiums for other Insurance required by Lender under Section 6.10

[Collect]	Taxes and payments in lieu of taxes

[Deferred]	water and sewer charges that could become a Lien on the Mortgaged Property

[N/A]	Ground Rents

[Deferred]	assessments or other charges that could become a Lien on the Mortgaged Property

The amounts deposited pursuant to this Section 4.02(a) are collectively referred to in this Loan Agreement as the “Imposition Reserve Deposits.” The obligations of Borrower for which the Imposition Reserve Deposits are required are collectively referred to in this Loan Agreement as “Impositions.” The amount of the Imposition Reserve Deposits must be sufficient to enable Lender to pay each Imposition before the last date upon which such payment may be made without any penalty or interest charge being added. Lender will maintain records indicating how much of the monthly Imposition Reserve Deposits and how much of the aggregate Imposition Reserve Deposits held by Lender are held for the purpose of paying Taxes, Insurance premiums, Ground Rent (if applicable) and each other Imposition.

(b)

Disbursement of Imposition Reserve Deposits. Lender will apply the Imposition Reserve Deposits to pay Impositions so long as no Event of Default has occurred and is continuing. Lender will pay all Impositions from the Imposition Reserve Deposits held by Lender upon Lender’s receipt of a bill or invoice for an Imposition. If Borrower holds a ground lessee interest in the Mortgaged Property and Imposition Reserve Deposits are collected for Ground Rent, then Lender will pay the monthly or other periodic installments of Ground Rent from the

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Imposition Reserve Deposits, whether or not Lender receives a bill or invoice for such installments. Lender will have no obligation to pay any Imposition to the extent it exceeds the amount of the Imposition Reserve Deposits then held by Lender. Lender may pay an Imposition according to any bill, statement or estimate from the appropriate public office, Ground Lessor (if applicable) or insurance company without inquiring into the accuracy of the bill, statement or estimate or into the validity of the Imposition.

(c)	Excess or Deficiency of Imposition Reserve Deposits. If at any time the amount of the Imposition Reserve Deposits held by Lender for payment of a specific Imposition exceeds the amount reasonably deemed necessary by Lender, the excess will be credited against future installments of Imposition Reserve Deposits. If at any time the amount of the Imposition Reserve Deposits held by Lender for payment of a specific Imposition is less than the amount reasonably estimated by Lender to be necessary, Borrower will pay to Lender the amount of the deficiency within 15 days after Notice from Lender.

(d)	Delivery of Invoices. Borrower will promptly deliver to Lender a copy of all notices of, and invoices for, Impositions.

(e)	Deferral of Collection of Any Imposition Reserve Deposits; Delivery of Receipts. If Lender does not collect an Imposition Reserve Deposit with respect to an Imposition either marked “Deferred” in Section 4.02(a) or pursuant to a separate written deferral by Lender, then on or before the date each such Imposition is due, or on the date this Loan Agreement requires each such Imposition to be paid, Borrower will provide Lender with proof of payment of each such Imposition. Upon Notice to Borrower, Lender may revoke its deferral and require Borrower to deposit with Lender any or all of the Imposition Reserve Deposits listed in Section 4.02(a), regardless of whether any such item is marked “Deferred” (i) if Borrower does not timely pay any of the Impositions, (ii) if Borrower fails to provide timely proof to Lender of such payment, or (iii) at any time during the existence of an Event of Default.

4.03	Repairs; Repair Reserve Fund. Reserved.

4.04	Replacement Reserve Fund. See Rider.

4.05	Rental Achievement Provisions. Reserved.

4.06	Reserved.

4.07	Rate Cap Agreement Reserve Fund. Reserved.

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ARTICLE V REPRESENTATIONS AND WARRANTIES.

Borrower represents and warrants to Lender as follows as of the date of this Loan Agreement:

5.01	Review of Documents. Borrower has reviewed (a) the Note, (b) the Security Instrument, (c) the Commitment Letter, and (d) all other Loan Documents.

5.02	Condition of Mortgaged Property. Except as Borrower may have disclosed to Lender in writing in connection with the issuance of the Commitment Letter, the Mortgaged Property has not been damaged by fire, water, wind or other cause of loss, or any previous damage to the Mortgaged Property has been fully restored.

5.03	No Condemnation. No part of the Mortgaged Property has been taken in Condemnation or other like proceeding, and, to the best of Borrower’s knowledge after due inquiry and investigation, no such proceeding is pending or threatened for the partial or total Condemnation or other taking of the Mortgaged Property.

5.04	Actions; Suits; Proceedings. There are no judicial, administrative, mediation or arbitration actions, suits or proceedings pending or, to the best of Borrower’s knowledge, threatened in writing against or affecting Borrower (and, if Borrower is a limited partnership, any of its general partners or if Borrower is a limited liability company, any member of Borrower) or the Mortgaged Property which, if adversely determined, would have a Material Adverse Effect.

5.05	Environmental. Except as previously disclosed by Borrower to Lender in writing (which written disclosure may be in certain environmental assessments and other written reports accepted by Lender in connection with the funding of the Indebtedness and dated prior to the date of this Loan Agreement), each of the following is true:

(a)	Borrower has not at any time engaged in, caused or permitted any Prohibited Activities or Conditions on the Mortgaged Property.

(b)	To the best of Borrower’s knowledge after due inquiry and investigation, no Prohibited Activities or Conditions exist or have existed on the Mortgaged Property.

(c)	The Mortgaged Property does not now contain any underground storage tanks, and, to the best of Borrower’s knowledge after due inquiry and investigation, the Mortgaged Property has not contained any underground storage tanks in the past. If there is an underground storage tank located on the Mortgaged Property that has been previously disclosed by Borrower to Lender in writing, that tank complies with all requirements of Hazardous Materials Laws.

(d)

To the best of Borrower’s knowledge after due inquiry and investigation, Borrower has complied with all Hazardous Materials Laws, including all requirements for notification regarding releases of Hazardous Materials. Without limiting the generality of the foregoing, all Environmental Permits required for

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the operation of the Mortgaged Property in accordance with Hazardous Materials Laws now in effect have been obtained and all such Environmental Permits are in full force and effect.

(e)	To the best of Borrower’s knowledge after due inquiry and investigation, no event has occurred with respect to the Mortgaged Property that constitutes, or with the passage of time or the giving of notice, or both, would constitute, noncompliance with the terms of any Environmental Permit.

(f)	There are no actions, suits, claims or proceedings pending or, to the best of Borrower’s knowledge after due inquiry and investigation, threatened in writing, that involve the Mortgaged Property and allege, arise out of, or relate to any Prohibited Activity or Condition.

(g)	Borrower has received no actual or constructive notice of any written complaint, order, notice of violation or other communication from any Governmental Authority with regard to air emissions, water discharges, noise emissions or Hazardous Materials, or any other environmental, health or safety matters affecting the Mortgaged Property or any property that is adjacent to the Mortgaged Property.

5.06	Commencement of Work; No Labor or Materialmen’s Claims. Except as set forth on Exhibit E, prior to the recordation of the Security Instrument, no work of any kind has been or will be commenced or performed upon the Mortgaged Property, and no materials or equipment have been or will be delivered to or upon the Mortgaged Property, for which the contractor, subcontractor or vendor continues to have any rights including the existence of or right to assert or file a mechanic’s or materialmen’s Lien. If any such work of any kind has been commenced or performed upon the Mortgaged Property, or if any such materials or equipment have been ordered or delivered to or upon the Mortgaged Property, then prior to the execution of the Security Instrument, Borrower has satisfied each of the following conditions:

(a)	Borrower has fully disclosed in writing to the title insurance company issuing the mortgagee title insurance policy insuring the Lien of the Security Instrument that work has been commenced or performed on the Mortgaged Property, or materials or equipment have been ordered or delivered to or upon the Mortgaged Property.

(b)	Borrower has obtained and delivered to Lender and the title company issuing the mortgagee title insurance policy insuring the Lien of the Security Instrument Lien waivers from all contractors, subcontractors, suppliers or any other applicable party, pertaining to all work commenced or performed on the Mortgaged Property, or materials or equipment ordered or delivered to or upon the Mortgaged Property.

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Borrower represents and warrants that all parties furnishing labor and materials for which a Lien or claim of Lien may be filed against the Mortgaged Property have been paid in full and, except for such Liens or claims insured against by the policy of title insurance to be issued in connection with the Loan, there are no mechanics’, laborers’ or materialmen’s Liens or claims outstanding for work, labor or materials affecting the Mortgaged Property, whether prior to, equal with or subordinate to the Lien of the Security Instrument.

5.07	Compliance with Applicable Laws and Regulations. To the best of Borrower’s knowledge after due inquiry and investigation, (a) all Improvements and the use of the Mortgaged Property comply with all applicable statutes, rules and regulations, including all applicable statutes, rules and regulations pertaining to requirements for equal opportunity, anti-discrimination, fair housing, environmental protection, zoning and land use (“legal, non-conforming” status with respect to uses or structures will be considered to comply with zoning and land use requirements for the purposes of this representation), (b) the Improvements comply with applicable health, fire, and building codes, and (c) there is no evidence of any illegal activities relating to controlled substances on the Mortgaged Property.

5.08	Access; Utilities; Tax Parcels. The Mortgaged Property (a) has ingress and egress via a publicly dedicated right of way or via an irrevocable easement permitting ingress and egress, (b) is served by public utilities and services generally available in the surrounding community or otherwise appropriate for the use in which the Mortgaged Property is currently being utilized, and (c) constitutes one or more separate tax parcels.

5.09	Licenses and Permits. Borrower, any commercial tenant of the Mortgaged Property and/or any operator of the Mortgaged Property is in possession of all material licenses, permits and authorizations required for use of the Mortgaged Property, which are valid and in full force and effect as of the date of this Loan Agreement.

5.10	No Other Interests. To the best of Borrower’s knowledge after due inquiry and investigation, no Person has (a) any possessory interest in the Mortgaged Property or right to occupy the Mortgaged Property except under and pursuant to the provisions of existing Leases by and between tenants and Borrower (a form of residential lease having been previously provided to Lender together with the material terms of any and all Non-Residential Leases at the Mortgaged Property), or (b) an option to purchase the Mortgaged Property or an interest in the Mortgaged Property, except as has been disclosed to and approved in writing by Lender.

5.11	Term of Leases. All Leases for residential dwelling units with respect to the Mortgaged Property are on forms acceptable to Lender, are for initial terms of at least 6 months and not more than 2 years (unless otherwise approved in writing by Lender), and do not include options to purchase.

5.12

No Prior Assignment; Prepayment of Rents. Borrower has (a) not executed any prior assignment of Rents (other than an assignment of Rents securing any prior indebtedness that is being assigned to Lender, or that is being paid off and discharged with the proceeds of the Loan evidenced by the Note or, if this Loan Agreement is entered into in connection with a Supplemental Loan, other than an assignment of Rents securing any Senior Indebtedness), and (b) not performed any acts and has not executed, and will not

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execute, any instrument which would prevent Lender from exercising its rights under any Loan Document. At the time of execution of this Loan Agreement, unless otherwise approved by Lender in writing, there has been no prepayment of any Rents for more than 2 months prior to the due dates of such Rents.

5.13	Illegal Activity. No portion of the Mortgaged Property has been or will be purchased with the proceeds of any illegal activity.

5.14	Taxes Paid. Borrower has filed all federal, state, county and municipal tax returns required to have been filed by Borrower, and has paid all Taxes which have become due pursuant to such returns or to any notice of assessment received by Borrower, and Borrower has no knowledge of any basis for additional assessment with respect to such taxes. To the best of Borrower’s knowledge after due inquiry and investigation, there are not presently pending any special assessments against the Mortgaged Property or any part of the Mortgaged Property.

5.15	Title Exceptions. To the best of Borrower’s knowledge after due inquiry and investigation, none of the items shown in the schedule of exceptions to coverage in the title policy issued to and accepted by Lender contemporaneously with the execution of this Loan Agreement and insuring Lender’s interest in the Mortgaged Property will have a Material Adverse Effect on the (a) ability of Borrower to pay the Loan in full, (b) ability of Borrower to use all or any part of the Mortgaged Property in the manner in which the Mortgaged Property is being used on the Closing Date, except as set forth in Section 6.03, (c) operation of the Mortgaged Property, or (d) value of the Mortgaged Property.

5.16	No Change in Facts or Circumstances.

(a)	All information in the application for the Loan submitted to Lender, including all financial statements for the Mortgaged Property, Borrower, and any Borrower Principal, and all Rent Schedules, reports, certificates, and any other documents submitted in connection with the application (collectively, “Loan Application”) is complete and accurate in all material respects as of the date such information was submitted to Lender.

(b)	There has been no Material Adverse Change since the Loan Application was submitted to Lender in any fact or circumstance that would make any information submitted as part of the Loan Application incomplete or inaccurate.

(c)	The organizational structure of Borrower is as set forth in Exhibit H.

5.17	Financial Statements. The financial statements of Borrower and each Borrower Principal furnished to Lender as part of the Loan Application reflect in each case a positive net worth as of the date of the applicable financial statement.

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5.18	ERISA – Borrower Status. Borrower represents as follows:

(a)	Borrower is not an “investment company,” or a company under the Control of an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended.

(b)	Borrower is not an “employee benefit plan,” as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA or a “plan” to which Section 4975 of the Tax Code applies, and the assets of Borrower do not constitute “plan assets” of one or more such plans within the meaning of 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA.

(c)	Borrower is not a “governmental plan” within the meaning of Section 3(32) of ERISA, and is not subject to state statutes regulating investments or fiduciary obligations with respect to governmental plans.

5.19	No Fraudulent Transfer or Preference. No Borrower or Borrower Principal (a) has made, or is making in connection with and as security for the Loan, a transfer of an interest in property of the Borrower or Borrower Principal to or for the benefit of Lender or otherwise as security for any of the obligations under the Loan Documents which is or could constitute a voidable preference under federal bankruptcy, state insolvency or similar applicable creditors’ rights laws, or (b) has made, or is making in connection with the Loan, a transfer (including any transfer to or for the benefit of an insider under an employment contract) of an interest of Borrower or any Borrower Principal in property which is or could constitute a voidable preference under federal bankruptcy, state insolvency or similar applicable creditors’ rights laws, or (c) has incurred, or is incurring in connection with the Loan, any obligation (including any obligation to or for the benefit of an insider under an employment contract) which is or could constitute a fraudulent transfer under federal bankruptcy, state insolvency, or similar applicable creditors’ rights laws.

5.20	No Insolvency or Judgment.

(a)	No Pending Proceedings or Judgments. No Borrower or Borrower Principal is (i) the subject of or a party to (other than as a creditor) any completed or pending bankruptcy, reorganization or insolvency proceeding, or (ii) the subject of any judgment unsatisfied of record or docketed in any court located in the United States.

(b)	Insolvency. Borrower is not presently insolvent, and the Loan will not render Borrower insolvent. As used in this Section, the term “insolvent” means that the total of all of a Person’s liabilities (whether secured or unsecured, contingent or fixed, or liquidated or unliquidated) is in excess of the value of all of the assets of the Person that are available to satisfy claims of creditors.

5.21

Working Capital. After the Loan is made, Borrower intends to have sufficient working capital, including cash flow from the Mortgaged Property or other sources, not only to adequately maintain the Mortgaged Property, but also to pay all of Borrower’s

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outstanding debts as they come due (other than any balloon payment due upon the maturity of the Loan). Lender acknowledges that no members or partners of Borrower or any Borrower Principal will be obligated to contribute equity to Borrower for purposes of providing working capital to maintain the Mortgaged Property or to pay Borrower’s outstanding debts except as may otherwise be required under their organizational documents.

5.22	Cap Collateral. Reserved.

5.23	Ground Lease. Reserved.

5.24	Purpose of Loan. The purpose of the Loan is as indicated by the checked boxes below:

☐ Refinance Loan: The Loan is a refinancing of existing indebtedness and, except to the extent specifically required by Lender, there is to be no change in the ownership of either the Mortgaged Property or Borrower Principals. The intended use of any cash received by Borrower from Lender, to the extent applicable, in connection with the refinancing has been fully disclosed to Lender.

☒ Acquisition Loan: All of the consideration given or received or to be given or received in connection with the acquisition of the Mortgaged Property has been fully disclosed to Lender. The Mortgaged Property was or will be purchased from BERKSHIRE HOLDINGS, LLC (“Property Seller”). No Borrower or Borrower Principal has or had, directly or indirectly (through a family member or otherwise), any interest in the Property Seller and the acquisition of the Mortgaged Property is an arm’s-length transaction. To the best of Borrower’s knowledge after due inquiry and investigation, the purchase price of the Mortgaged Property represents the fair market value of the Mortgaged Property and Property Seller is not or will not be insolvent subsequent to the sale of the Mortgaged Property.

☐ Supplemental Loan: The Loan is a Supplemental Loan and, except to the extent specifically required or approved by Lender, there has been no change in the ownership of either the Mortgaged Property or Borrower Principals since the date of the Senior Note. The intended use of any cash received by Borrower from Lender, to the extent applicable, in connection with the refinancing has been fully disclosed to Lender.

☐ Cross-Collateralized/Cross-Defaulted Loan Pool: The Loan is part of a cross-collateralized/cross-defaulted pool of loans described as follows:

             being simultaneously made to Borrower and/or Borrower’s Affiliates made previously to Borrower and/or Borrower’s Affiliates

The intended use of any cash received by Borrower from Lender, to the extent applicable, in connection with the Loan and the other loans comprising the cross-collateralized/cross-defaulted loan pool has been fully disclosed to Lender.

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5.25	Survival. The representations and warranties set forth in this Loan Agreement will survive until the Indebtedness is paid in full; however, the representations and warranties set forth in Section 5.05 will survive beyond repayment of the entire Indebtedness, to the extent provided in Section 10.02(i).

ARTICLE VI BORROWER COVENANTS.

6.01	Compliance with Laws. Borrower will comply with all laws, ordinances, rules, regulations and requirements of any Governmental Authority having jurisdiction over the Mortgaged Property and all licenses and permits and all recorded covenants and agreements relating to or affecting the Mortgaged Property, including all laws, ordinances, regulations, requirements and covenants pertaining to health and safety, construction of improvements on the Mortgaged Property, Repairs, Capital Replacements, fair housing, disability accommodation, zoning and land use, applicable building codes, special use permits and environmental regulations, Leases and the maintenance and disposition of tenant security deposits. Borrower will take appropriate measures to prevent, and will not engage in or knowingly permit, any illegal activities at the Mortgaged Property, including those that could endanger tenants or visitors, result in damage to the Mortgaged Property, result in forfeiture of the Mortgaged Property, or otherwise materially impair the Lien created by the Security Instrument or Lender’s interest in the Mortgaged Property. Borrower will at all times maintain records sufficient to demonstrate compliance with the provisions of this Section 6.01.

6.02	Compliance with Organizational Documents. Borrower will at all times comply with all laws, regulations and requirements of any Governmental Authority relating to Borrower’s formation, continued existence and good standing in its state of formation and, if different, in the Property Jurisdiction. Borrower will at all times comply with its organizational documents, including its partnership agreement (if Borrower is a partnership), its by-laws (if Borrower is a corporation or housing cooperative corporation or association) or its operating agreement (if Borrower is a limited liability company or tenancy-in-common). If Borrower is a housing cooperative corporation or association, Borrower will at all times maintain its status as a “cooperative housing corporation” as such term is defined in Section 216(b) of the Internal Revenue Code of 1986, as amended, or any successor statute thereto.

6.03	Use of Mortgaged Property. Unless required by applicable law, without the prior written consent of Lender, Borrower will not take any of the following actions:

(a)	Allow changes in the use for which all or any part of the Mortgaged Property is being used at the time this Loan Agreement is executed.

(b)	Convert any individual dwelling units or common areas to commercial use.

(c)	Initiate a change in the zoning classification of the Mortgaged Property or acquiesce to a change in the zoning classification of the Mortgaged Property.

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(d)	Establish any condominium or cooperative regime with respect to the Mortgaged Property beyond any which may be in existence on the date of this Loan Agreement.

(e)	Combine all or any part of the Mortgaged Property with all or any part of a tax parcel which is not part of the Mortgaged Property.

(f)	Subdivide or otherwise split any tax parcel constituting all or any part of the Mortgaged Property.

(g)	Add to or change any location at which any of the Mortgaged Property is stored, held or located unless Borrower (i) gives Notice to Lender within 30 days after the occurrence of such addition or change, (ii) executes and delivers to Lender any modifications of or supplements to this Loan Agreement that Lender may require, and (iii) authorizes the filing of any financing statement which may be filed in connection with this Loan Agreement, as Lender may require.

Notwithstanding anything contained in this Section to the contrary, if Borrower is a housing cooperative corporation or association, Lender acknowledges and consents to Borrower’s use of the Mortgaged Property as a housing cooperative.

6.04	Non-Residential Leases.

(a)	Prohibited New Non-Residential Leases or Modified Non-Residential Leases. Except as set forth in Section 6.04(b), Borrower will not enter into any New Non-Residential Lease, enter into any Modified Non-Residential Lease or terminate any Non-Residential Lease (including any Non-Residential Lease in existence on the date of this Loan Agreement) without the prior written consent of Lender.

(b)	New Non-Residential Leases or Modified Non-Residential Leases for which Lender’s Consent is Not Required. Lender’s consent will not be required for Borrower to enter into a Modified Non-Residential Lease or a New Non-Residential Lease, provided that the Modified Non-Residential Lease or New Non-Residential Lease satisfies each of the following requirements:

(i)	The tenant under the New Non-Residential Lease or Modified Non-Residential Lease is not an Affiliate of Borrower or any Guarantor.

(ii)	The terms of the New Non-Residential Lease or Modified Non-Residential Lease are at least as favorable to Borrower as those customary in the applicable market at the time Borrower enters into the New Non-Residential Lease or Modified Non-Residential Lease.

(iii)	The Rents paid to Borrower pursuant to the New Non-Residential Lease or Modified Non-Residential Lease are not less than 90% of the rents paid to Borrower pursuant to the Non-Residential Lease, if any, for that portion of the Mortgaged Property that was in effect prior to the New Non-Residential Lease or Modified Non-Residential Lease.

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(iv)	The term of the New Non-Residential Lease or Modified Non-Residential Lease, including any option to extend, is 10 years or less.

(v)	Any New Non-Residential Lease must provide that the space may not be used or operated, in whole or in part, for any of the following:

(A) The operation of a so-called “head shop” or other business devoted to the sale of articles or merchandise normally used or associated with illegal or unlawful activities such as, but not limited to, the sale of paraphernalia used in connection with marijuana or controlled drugs or substances.

(B) A gun shop, shooting gallery or firearms range.

(C) A so-called massage parlor or any business which sells, rents or permits the viewing of so-called “adult” or pornographic materials such as, but not limited to, adult magazines, books, movies, photographs, sexual aids, sexual articles and sex paraphernalia.

(D) Any use involving the sale or distribution of any flammable liquids, gases or other Hazardous Materials.

(E) An off-track betting parlor or arcade.

(F) A liquor store or other establishment whose primary business is the sale of alcoholic beverages for off-site consumption.

(G) A burlesque or strip club.

(H) Any illegal activity.

(vi)	The aggregate of the income derived from the space leased pursuant to the New Non-Residential Lease accounts for less than 20% of the gross income of the Mortgaged Property on the date that Borrower enters into the New Non-Residential Lease.

(vii)	Such New Non-Residential Lease is not an oil or gas lease, pipeline agreement or other instrument related to the production or sale of oil or natural gas.

(c)	Executed Copies of Non-Residential Leases. Borrower will, without request by Lender, deliver a fully executed copy of each Non-Residential Lease to Lender promptly after such Non-Residential Lease is signed.

(d)	Subordination and Attornment Requirements. All Non-Residential Leases, regardless of whether Lender’s consent or approval is required, will specifically include the following provisions:

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(i)	The Lease is subordinate to the Lien of the Security Instrument, with such subordination to be self-executing.

(ii)	The tenant will attorn to Lender and any purchaser at a foreclosure sale, such attornment to be self-executing and effective upon acquisition of title to the Mortgaged Property by any purchaser at a foreclosure sale or by Lender in any manner.

(iii)	The tenant agrees to execute such further evidences of attornment as Lender or any purchaser at a foreclosure sale may from time to time request.

(iv)	The tenant will, upon receipt of a written request from Lender following the occurrence of and during the continuance of an Event of Default, pay all Rents payable under the Lease to Lender.

6.05	Prepayment of Rents. Borrower will not receive or accept Rent under any Lease (whether a residential Lease or a Non-Residential Lease) for more than 2 months in advance.

6.06	Inspection.

(a)	Right of Entry. Borrower will permit Lender, its agents, representatives and designees and any interested Governmental Authority to make or cause to be made entries upon and inspections of the Mortgaged Property to inspect, among other things, (i) Repairs, (ii) Capital Replacements, in process and upon completion, and (iii) Improvements (including environmental inspections and tests performed by professional inspection engineers) during normal business hours, or at any other reasonable time, upon reasonable Notice to Borrower if the inspection is to include occupied residential units (which Notice need not be in writing). During normal business hours, or at any other reasonable time, Borrower will also permit Lender to examine all books and records and contracts and bills pertaining to the foregoing. Notice to Borrower will not be required in the case of an emergency, as determined in Lender’s Discretion, or when an Event of Default has occurred and is continuing.

(b)	Inspection of Mold. If Lender determines that Mold has or may have developed as a result of a water intrusion event or leak, Lender, at Lender’s Discretion, may require that a professional inspector inspect the Mortgaged Property to confirm whether Mold has developed and, if so, thereafter as frequently as Lender determines is necessary until any issue with Mold and its cause(s) are resolved to Lender’s satisfaction. Such inspection will be limited to a visual and olfactory inspection of the area that has experienced the Mold, water intrusion event or leak. Borrower will be responsible for the cost of each such professional inspection and any remediation deemed to be necessary as a result of the professional inspection. After any issue with Mold is remedied to Lender’s satisfaction, Lender will not require a professional inspection any more frequently than once every 3 years unless Lender otherwise becomes aware of Mold as a result of a subsequent water intrusion event or leak.

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(c)	Certification in Lieu of Inspection. If Lender or Loan Servicer determines not to conduct an annual inspection of the Mortgaged Property, and in lieu thereof Lender requests a certification, Borrower will provide to Lender a factually correct certification, each year that the annual inspection is waived, to the following effect:

Borrower has not received any written complaint, notice, letter or other written communication from any tenant, Property Manager or governmental authority regarding mold, fungus, microbial contamination or pathogenic organisms (“Mold”) or any activity, condition, event or omission that causes or facilitates the growth of Mold on or in any part of the Mortgaged Property or, if Borrower has received any such written complaint, notice, letter or other written communication, that Borrower has investigated and determined that no Mold activity, condition or event exists or alternatively has fully and properly remediated such activity, condition, event or omission in compliance with the Moisture Management Plan for the Mortgaged Property.

If Borrower is unwilling or unable to provide such certification, Lender may require a professional inspection of the Mortgaged Property at Borrower’s expense.

6.07	Books and Records; Financial Reporting.

(a)	Delivery of Books and Records. Borrower will keep and maintain at all times at the Mortgaged Property or the Property Manager’s office, and upon Lender’s request will make available at the Mortgaged Property (or, at Borrower’s option, at the Property Manager’s office), complete and accurate books of account and records (including copies of supporting bills and invoices) adequate to reflect correctly the operation of the Mortgaged Property, in accordance with GAAP consistently applied (or such other method which is reasonably acceptable to Lender), and copies of all written contracts, Leases, and other instruments which affect the Mortgaged Property. The books, records, contracts, Leases and other instruments will be subject to examination and inspection by Lender at any reasonable time.

(b)	Delivery of Statement of Income and Expenses; Rent Schedule and Other Statements. Borrower will furnish to Lender each of the following:

(i)	Within 25 days after the end of each calendar quarter prior to Securitization and within 35 days after each calendar quarter after Securitization, each of the following:

(A) A Rent Schedule dated no earlier than the date that is 5 days prior to the end of such quarter.

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(B) A statement of income and expenses for Borrower’s operation of the Mortgaged Property that is either of the following:

(1) For the 12 month period ending on the last day of such quarter.

(2) If at the end of such quarter Borrower or any Affiliate of Borrower has owned the Mortgaged Property for less than 12 months, for the period commencing with the acquisition of the Mortgaged Property by Borrower or its Affiliate, and ending on the last day of such quarter.

(ii)	Within 90 days after the end of each fiscal year of Borrower, each of the following:

(A) An annual statement of income and expenses for Borrower’s operation of the Mortgaged Property for that fiscal year.

(B) A statement of changes in financial position of Borrower relating to the Mortgaged Property for that fiscal year.

(C) A balance sheet showing all assets and liabilities of Borrower relating to the Mortgaged Property as of the end of that fiscal year and a profit and loss statement for Borrower.

(D) An accounting of all security deposits held pursuant to all Leases, including the name of the institution (if any) and the names and identification numbers of the accounts (if any) in which such security deposits are held and the name of the person to contact at such financial institution, along with any authority or release necessary for Lender to access information regarding such accounts.

(iii)	Within 30 days after the date of filing, copies of all tax returns filed by Borrower.

(c)	Delivery of Borrower Financial Statements Upon Request. Borrower will furnish to Lender each of the following:

(i)	Upon Lender’s request, in Lender’s sole and absolute discretion prior to a Securitization, and thereafter upon Lender’s request in Lender’s Discretion, a monthly Rent Schedule and a monthly statement of income and expenses for Borrower’s operation of the Mortgaged Property, in each case within 25 days after the end of each month.

(ii)

Upon Lender’s request in Lender’s sole and absolute discretion prior to a Securitization, and thereafter upon Lender’s request in Lender’s Discretion, a statement that identifies all owners of any interest in Borrower and any Designated Entity for Transfers and the interest held by

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each (unless Borrower or any Designated Entity for Transfers is a publicly-traded entity in which case such statement of ownership will not be required), and if Borrower or a Designated Entity for Transfers is a corporation then all officers and directors of Borrower and the Designated Entity for Transfers, and if Borrower or a Designated Entity for Transfers is a limited liability company then all Managers who are not members, in each case within 10 days after such request.

(iii)	Upon Lender’s request in Lender’s Discretion, such other financial information or property management information (including information on tenants under Leases to the extent such information is available to Borrower, copies of bank account statements from financial institutions where funds owned or controlled by Borrower are maintained, and an accounting of security deposits) as may be required by Lender from time to time, in each case within 30 days after such request.

(iv)	Upon Lender’s request in Lender’s Discretion, a monthly property management report for the Mortgaged Property, showing the number of inquiries made and rental applications received from tenants or prospective tenants and deposits received from tenants and any other information requested by Lender within 30 days after such request. However, Lender will not require the foregoing more frequently than quarterly except when there has been an Event of Default and such Event of Default is continuing, in which case Lender may require Borrower to furnish the foregoing more frequently.

(d)	Form of Statements; Audited Financials. A natural person having authority to bind Borrower (or the SPE Equity Owner or Guarantor, as applicable) will certify each of the statements, schedules and reports required by Sections 6.07(b), 6.07(c) and 6.07(f) to be complete and accurate. Each of the statements, schedules and reports required by Sections 6.07(b), 6.07(c)(i) and (iii) and 6.07(f) will be in such form and contain such detail as Lender may reasonably require. Lender also may require that any of the statements, schedules or reports listed in Sections 6.07(b), 6.07(c) and 6.07(f) be audited at Borrower’s expense by independent certified public accountants acceptable to Lender, at any time when an Event of Default has occurred and is continuing or at any time that Lender, in its reasonable judgment, determines that audited financial statements are required for an accurate assessment of the financial condition of Borrower or of the Mortgaged Property.

(e)

Failure to Timely Provide Financial Statements. If Borrower fails to provide in a timely manner the statements, schedules and reports required by Sections 6.07(b), 6.07(c) and 6.07(f), Lender will give Notice to Borrower specifying the statements, schedules and reports required by Sections 6.07(b), 6.07(c) and 6.07(f) that Borrower has failed to provide. If Borrower has not provided the required statements, schedules and reports within 10 Business Days following such Notice, then (i) Borrower will pay a late fee of $500 for each late statement,

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schedule or report, plus an additional $500 per month that any such statement, schedule or report continues to be late, and (ii) Lender will have the right to have Borrower’s books and records audited, at Borrower’s expense, by independent certified public accountants selected by Lender in order to obtain such statements, schedules and reports, and all related costs and expenses of Lender will become immediately due and payable and will become an additional part of the Indebtedness as provided in Section 9.02. Notice to Borrower of Lender’s exercise of its rights to require an audit will not be required in the case of an emergency, as determined in Lender’s Discretion, or when an Event of Default has occurred and is continuing.

(f)	Delivery of Guarantor and SPE Equity Owner Financial Statements Upon Request. Borrower will cause each Guarantor and, at Lender’s request in Lender’s Discretion, any SPE Equity Owner, to provide to Lender (i) within 90 days after the close of such party’s fiscal year, such party’s balance sheet and profit and loss statement (or if such party is a natural person, within 90 days after the close of each calendar year, such party’s personal financial statements) in form reasonably satisfactory to Lender and certified by such party to be accurate and complete, and (ii) such additional financial information (including copies of state and federal tax returns with respect to any SPE Equity Owner but Lender will only require copies of such tax returns with respect to each Guarantor if an Event of Default has occurred and is continuing) as Lender may reasonably require from time to time and in such detail as reasonably required by Lender.

(g)	Reporting Upon Event of Default. If an Event of Default has occurred and is continuing, Borrower will deliver to Lender upon written demand all books and records relating to the Mortgaged Property or its operation.

(h)	Credit Reports. Borrower authorizes Lender to obtain a credit report on Borrower at any time.

6.08	Taxes; Operating Expenses; Ground Rents.

(a)	Payment of Taxes and Ground Rent. Subject to the provisions of Sections 6.08(c) and (d), Borrower will pay or cause to be paid (i) all Taxes when due and before the addition of any interest, fine, penalty or cost for nonpayment, and (ii) if Borrower’s interest in the Mortgaged Property is as a Ground Lessee, then the monthly or other periodic installments of Ground Rent before the last date upon which each such installment may be made without penalty or interest charges being added.

(b)	Payment of Operating Expenses. Subject to the provisions of Section 6.08(c), Borrower will (i) pay the expenses of operating, managing, maintaining and repairing the Mortgaged Property (including utilities, Repairs and Capital Replacements) before the last date upon which each such payment may be made without any penalty or interest charge being added, and (ii) pay Insurance premiums at least 30 days prior to the expiration date of each policy of Insurance, unless applicable law specifies some lesser period.

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(c)	Payment of Impositions and Reserve Funds. If Lender is collecting Imposition Reserve Deposits pursuant to Article IV, then so long as no Event of Default exists, Borrower will not be obligated to pay any Imposition for which Imposition Reserve Deposits are being collected, whether Taxes, Insurance premiums, Ground Rent (if applicable) or any other individual Impositions, but only to the extent that sufficient Imposition Reserve Deposits are held by Lender for the purpose of paying that specific Imposition and Borrower has timely delivered to Lender any bills or premium notices that it has received with respect to that specific Imposition (other than Ground Rent). Lender will have no liability to Borrower for failing to pay any Impositions to the extent that (i) any Event of Default has occurred and is continuing, (ii) insufficient Imposition Reserve Deposits are held by Lender at the time an Imposition becomes due and payable, or (iii) Borrower has failed to provide Lender with bills and premium notices as provided in this Section.

(d)	Right to Contest. Borrower, at its own expense, may contest by appropriate legal proceedings, conducted diligently and in good faith, the amount or validity of any Imposition other than Insurance premiums and Ground Rent (if applicable), if (i) Borrower notifies Lender of the commencement or expected commencement of such proceedings, (ii) the Mortgaged Property is not in danger of being sold or forfeited, (iii) if Borrower has not already paid the Imposition, Borrower deposits with Lender reserves sufficient to pay the contested Imposition, if requested by Lender, and (iv) Borrower furnishes whatever additional security is required in the proceedings or is reasonably requested by Lender, which may include the delivery to Lender of reserves established by Borrower to pay the contested Imposition.

6.09	Preservation, Management and Maintenance of Mortgaged Property.

(a)	Maintenance of Mortgaged Property; No Waste. Borrower will keep the Mortgaged Property in good repair, including the replacement of Personalty and Fixtures with items of equal or better function and quality. Borrower will not commit waste or permit impairment or deterioration of the Mortgaged Property.

(b)	Abandonment of Mortgaged Property. Borrower will not abandon the Mortgaged Property.

(c)	Preservation of Mortgaged Property. Borrower will restore or repair promptly, in a good and workmanlike manner, any damaged part of the Mortgaged Property to the equivalent of its original condition, or such other condition as Lender may approve in writing, whether or not Insurance proceeds or Condemnation awards are available to cover any costs of such Restoration or repair; provided, however, that Borrower will not be obligated to perform such Restoration or repair if (i) no Event of Default has occurred and is continuing, and (ii) Lender has elected to apply any available Insurance proceeds and/or Condemnation awards to the payment of Indebtedness pursuant to Section 6.10(j) or Section 6.11(d).

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(d)	Property Management. Borrower will provide for professional management of the Mortgaged Property by the Property Manager under a property management agreement approved by Lender in writing. Borrower will not surrender, terminate, cancel, modify, renew or extend its property management agreement, or enter into any other agreement relating to the management or operation of the Property with Property Manager or any other Person, or consent to the assignment by the Property Manager of its interest under such property management agreement, in each case without the consent of Lender, which consent will not be unreasonably withheld. If at any time Lender consents to the appointment of a new Property Manager, such new Property Manager and Borrower will, as a condition of Lender’s consent, execute an Assignment of Management Agreement in a form acceptable to Lender. If any such replacement Property Manager is an Affiliate of Borrower, and if a nonconsolidation opinion was delivered on the Closing Date, Borrower will deliver to Lender an updated nonconsolidation opinion in form and substance satisfactory to the Rating Agencies (unless waived by the Rating Agencies) with regard to nonconsolidation.

(e)	Alteration of Mortgaged Property.

(i)	Borrower will give Notice to Lender of and, unless otherwise directed in writing by Lender, will appear in and defend any action or proceeding purporting to affect the Mortgaged Property, Lender’s security or Lender’s rights under this Loan Agreement. Borrower will not (and will not permit any tenant or other Person to) remove, demolish or alter the Mortgaged Property or any part of the Mortgaged Property, including any removal, demolition or alteration occurring in connection with a rehabilitation of all or part of the Mortgaged Property, except that each of the following is permitted:

(A) Repairs or Capital Replacements pursuant to Sections 4.03 or 4.04.

(B) Replacement of tangible Personalty.

(C) If Borrower is a cooperative housing corporation or association, Repairs or Capital Replacements to the extent permitted with respect to individual dwelling units under the form of a proprietary lease or occupancy agreement.

(D) Repairs and Capital Replacements in connection with making an individual unit ready for a new occupant or pursuant to Sections 6.09(a) and (c).

(E) Repairs made in connection with and pursuant to the Repair Schedule of Work, if applicable.

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(ii)	Reserved.

(f)	Establishment of MMP. Unless otherwise waived by Lender in writing, Borrower will have or will establish and will adhere to the MMP. If Borrower is required to have an MMP, Borrower will keep all MMP documentation at the Mortgaged Property or at the Property Manager’s office and available for review by Lender or the Loan Servicer during any annual assessment or other inspection of the Mortgaged Property that is required by Lender. At a minimum, the MMP must contain a provision for (i) staff training, (ii) information to be provided to tenants, (iii) documentation of the plan, (iv) the appropriate protocol for incident response and remediation, and (v) routine, scheduled inspections of common space and unit interiors.

(g)	No Reduction of Housing Cooperative Charges. If Borrower is a housing cooperative corporation or association, until the Indebtedness is paid in full, Borrower will not reduce the maintenance fees, charges or assessments payable by shareholders or residents under proprietary leases or occupancy agreements below a level which is sufficient to pay all expenses of Borrower, including all operating and other expenses for the Mortgaged Property and all payments due pursuant to the terms of the Note and any Loan Documents.

6.10	Property and Liability Insurance.

(a)	Hazard and Other Insurance. At all times during the term of this Loan Agreement, Borrower will maintain, at its sole cost and expense, for the mutual benefit of Borrower and Lender, the following Insurance coverages:

(i)	All Risks of Physical Loss. Insurance against any peril included within the classification “All Risks of Physical Loss” in amounts not less than the Replacement Cost of the Mortgaged Property. In all cases where any of the Improvements or the use of the Mortgaged Property will at any time constitute legal non-conforming structures or uses under applicable legal requirements of any Governmental Authority, the policy referred to in this Section 6.10 will include “Ordinance and Law Coverage,” with “Loss to the Undamaged Portion of the Building,” “Demolition Cost” and “Increased Cost of Construction” endorsements, in the amount of coverage required by Lender and will either include a “Time Element” endorsement or the business income/rental value Insurance for the Mortgaged Property will be endorsed to cover income/rent loss arising out of any increased time necessary to repair or rebuild the Mortgaged Property due to the enforcement of any zoning laws.

(ii)

Commercial General Liability. Commercial general liability Insurance on an occurrence-based policy form that insures against legal liability resulting from bodily injury, property damage, personal injury and advertising injury, and includes contractual liability coverage and any and all claims, including all legal liability (to the extent insurable) imposed

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upon Borrower and all Attorneys’ Fees and Costs arising out of or connected with the possession, use, leasing, operation, maintenance or condition of the Mortgaged Property with a combined limit of not less than $1,000,000 per occurrence and $2,000,000 in the aggregate.

In addition, Borrower must maintain umbrella or excess liability coverage with the following minimum limits:

Number of Stories	Minimum umbrella or excess liability limits
1 to 3	$1,000,000
4 to 10	$3,000,000
11 to 20	$5,000,000
Greater than 20	$10,000,000

If the Borrower owns, leases, hires, rents, borrows, uses, or has another use on its behalf a vehicle in conjunction with the operation of the Mortgaged Property, vehicle liability Insurance of not less than $1,000,000 per occurrence.

(iii)	Business Income/Rental Value. Business income/rental value Insurance for the Mortgaged Property in an amount equal to at least the effective gross Rents attributable to the Mortgaged Property for (A) 12 months if the Indebtedness is less than or equal to $50,000,000, and (B) 18 months if the Indebtedness is greater than $50,000,000, based on effective gross Rents for the immediately preceding year and otherwise sufficient to avoid any co-insurance penalty; coverage will include a 90-day extended period of indemnity if the Indebtedness is equal to or greater than $50,000,000. The waiting period for this coverage will not exceed 7 days.

(iv)	Flood. If any portion of the Improvements is located within an area identified by the Federal Emergency Management Agency (or any successor) as a special flood hazard area (“SFHA”), flood Insurance in an amount equal to the greater of the following:

(A) The maximum flood Insurance available under the National Flood Insurance Program (“NFIP”) for each building within a SFHA.

(B) The sum of the following for each building within a SFHA being insured:

(1) The Replacement Cost of all areas of the Improvements below grade.

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(2) The Replacement Cost of the bottom two stories (above grade) of the Improvements.

(3) Any additional coverage dictated by the nature of the Mortgaged Property as determined by Lender in Lender’s Discretion.

Such coverage may be purchased through excess carriers if the required coverage exceeds the maximum Insurance available under the NFIP.

(v)	Boiler and Machinery. If the Mortgaged Property contains a central heating, ventilation and cooling system (“HVAC System”) where steam boilers and/or other pressurized systems are in operation and are regulated by the Property Jurisdiction, Insurance providing coverage for damage to the HVAC System or other portions of the Mortgaged Property, if the damage is the result of an explosion of steam boilers, pressure vessels or similar apparatus now or hereafter installed at the Mortgaged Property, with minimum limits at least equal to the Replacement Cost of the building housing the HVAC System, including the Replacement Cost of the HVAC System.

(vi)	Terrorism. Insurance coverage required under Section 6.10(a)(i) through (iii) will cover perils of terrorism and acts of terrorism. Such coverage may be provided through one or more separate policies, which will be on terms (including amounts) consistent with those required under Section 6.10(a)(i) through (iii).

(vii)	Builder’s All Risk. During any period of Restoration, builder’s “All Risk” Insurance (including fire and other perils within the scope of a policy known as a “Causes of Loss – Special Form” or “All Risk” policy) in an amount at least equal to 100% of the sum of the contract or contracts and all materials to complete the Restoration (as determined by Lender in Lender’s Discretion).

(viii)	Earthquake. If Lender requires earthquake Insurance, the amount of coverage will be equal to the greater of the following:

(A) $1,000,000.

(B) 150% of the difference between the following items:

(1) The Replacement Cost of the Mortgaged Property multiplied by the probable maximum loss for the Mortgaged Property, as determined by a Site Specific Seismic Report.

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(2) The Replacement Cost of the Mortgaged Property multiplied by the projected loss with a 20% probable maximum loss.

Lender will not require earthquake Insurance if the probable maximum loss for the Mortgaged Property is less than 20%. If any updated reports or other documentation are reasonably required by Lender in order to determine whether such additional Insurance is necessary or prudent, Borrower will pay for all such documentation at its sole cost and expense.

(ix)	Windstorm. If windstorm and/or windstorm related perils and/or “named storms” (“Windstorm Coverage”) are excluded from the “All Risks” policy required under Section 6.10(a)(i), Borrower will obtain separate coverage for such risks, either through an endorsement or a separate policy. Windstorm Coverage will be written in an amount equal to 100% of the Replacement Cost. Business income/rental value Insurance required under Section 6.10(a)(iii) will be in force for all losses covered by Windstorm Coverage.

(x)	Other. Such other Insurance against loss or damage with respect to the Improvements and Personalty located on the Mortgaged Property as required by Lender (including liquor/dramshop and Mold Insurance) provided such Insurance is of the kind for risks from time to time customarily insured against and in such minimum coverage amounts and maximum deductibles as are generally required by institutional lenders for properties comparable to the Mortgaged Property or which Lender may deem necessary in Lender’s Discretion.

All Insurance required pursuant to Section 6.10(a)(i) and Section 6.10(a)(iii) through (x) will be referred to as “Hazard Insurance.”

(b)	Deductibles – Specific Insurance.

(i)	The Insurance required pursuant to Section 6.10(a)(i) [All Risks of Physical Loss], (iv) [Flood], (v) [Boiler and machinery], (vi) [Terrorism], (vii) [Builder’s All Risk] and (ix) [Windstorm] will have a per occurrence deductible meeting the following requirements:

(A) The deductible will not exceed $50,000 if the Replacement Cost of the Mortgaged Property is less than $10,000,000.

(B) The deductible will not exceed $75,000 if the Replacement Cost of the Mortgaged Property is equal to or greater than $10,000,000.

(C) For Windstorm Coverage the deductible will not exceed 5% of the Replacement Cost if the Mortgaged Property is located (1) in Florida, or (2) within 50 miles of the coast of any East Coast or Gulf Coast state.

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(D) For flood Insurance provided under the NFIP, the deductible will comply with the NFIP deductible for the type of improvement insured.

(ii)	Commercial general liability Insurance required pursuant to Section 6.10(a)(ii) will have a maximum per occurrence deductible or self-insured retention, or combined deductible or self-insured retention that meets the following requirements:

(A) The deductible or self-insured retention, as applicable, will not exceed $35,000 if the Indebtedness is less than or equal to $25,000,000.

(B) The deductible or self-insured retention, as applicable, will not exceed $50,000 if the Indebtedness is greater than $25,000,000.

(c)	Payment of Premiums. All Hazard Insurance premiums and premiums for other Insurance required under this Section 6.10 will be paid in the manner provided in Article IV, unless Lender has designated in writing another method of payment.

(d)	Policy Requirements. All policies will be in a form approved by Lender. All policies of Hazard Insurance will include a standard non-contributing, non-reporting mortgagee clause in favor of, and in a form approved by, Lender. All policies for general liability Insurance will contain a standard additional insured provision, in favor of, and in a form approved by Lender. If any policy referred to in this Section 6.10 contains a coinsurance clause, such coinsurance clause will be offset by an agreed amount endorsement in an amount not less than the Replacement Cost. All Insurance policies and renewals of Insurance policies required by this Section 6.10 will be for such periods as Lender may from time to time require. Unless required otherwise by state law, all policies of Hazard Insurance will provide that the insurer will notify the named mortgagee in writing at least 10 days before the cancelation of the policy for nonpayment of the premium or nonrenewal and at least 30 days before cancelation for any other reason.

(e)	Evidence of Insurance; Renewals. Borrower will deliver to Lender a legible copy of each Insurance policy (or duplicate original), and Borrower will promptly deliver to Lender a copy of all renewal and other notices received by Borrower with respect to the policies. Borrower will ensure that the Mortgaged Property is continuously covered by the required Insurance policies and will deliver to Lender evidence acceptable to Lender in Lender’s Discretion that each policy has been renewed at least 15 days prior to the expiration date of such Insurance policy. If the evidence of a renewal does not include a legible copy of the renewal policy (or duplicate original), Borrower will deliver a legible copy of such renewal policy (or duplicate original) in a form satisfactory to Lender in Lender’s Discretion prior to the earlier of (i) 60 days after the expiration date of the original policy, or (ii) the date of any Notice to Lender under Section 6.10(i).

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(f)	Insurance Company Rating Requirements. Borrower will maintain the Insurance coverage described in this Section 6.10 with companies acceptable to Lender having a rated claims paying ability of at least one of the following:

(i)	“A-” by Fitch, Inc.

(ii)	“A-” by Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.

(iii)	“A3” by Moody’s Investors Service, Inc.

(iv)	“A-” by A.M. Best Company and a financial size rating by A.M. Best Company of:

(A) “VII” for companies with an Aggregate Carrier Exposure of $5,000,000 or less.

(B) “VIII” for companies with an Aggregate Carrier Exposure greater than $5,000,000 and less than or equal to $25,000,000.

(C) “IX” for companies with an Aggregate Carrier Exposure greater than $25,000,000.

All insurers providing Insurance required by this Loan Agreement will be authorized to issue Insurance in the Property Jurisdiction.

(g)	Compliance With Insurance Requirements. Borrower will comply with all Insurance requirements and will not permit any condition to exist on the Mortgaged Property that would invalidate any part of any Insurance coverage required under this Loan Agreement.

(h)	Blanket Insurance; Master Program. Borrower may provide Insurance coverage described in this Section 6.10 under a blanket insurance policy or master program which provides one “per occurrence” (per peril) limit of coverage as a shared limit for two or more properties (“Blanket Insurance Policy”) provided that each of the following conditions is satisfied:

(i)	The Blanket Insurance Policy is acceptable to Lender in Lender’s Discretion.

(ii)	The coverages under the Blanket Insurance Policy for the “All Risks” policy required under Section 6.10(a)(i) will be at least equal to the greater of:

(A) The largest individual Total Insurable Value of any property covered by the Blanket Insurance Policy.

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(B) 10% of the aggregate Total Insurable Value of all properties covered by the Blanket Insurance Policy.

(iii)	The coverages under the Blanket Insurance Policy for Windstorm Coverage will be at least equal to:

(A) 40% of the aggregate Total Insurable Value for all properties covered by the Blanket Policy if the Mortgaged Property is located (1) in Florida, or (2) within 50 miles of the coast of any East Coast or Gulf Coast state.

(B) If the Mortgaged Property is not located (1) in Florida, or (2) within 50 miles of the coast of any East Coast or Gulf Coast state, the greater of:

(x) The largest individual Total Insurable Value of any property covered by the Blanket Insurance Policy.

(y) 10% of the aggregate Total Insurable Value of all properties covered by the Blanket Insurance Policy.

(iv)	The coverages under the Blanket Insurance Policy for flood Insurance will be at least equal to the greater of:

(A) The sum of the maximum flood Insurance available under the NFIP for each building covered by the Blanket Insurance Policy located in a SFHA.

(B) The largest individual Total Insurable Value of any property covered by the Blanket Insurance Policy that is required to be covered by flood Insurance.

(C) 40% of the largest aggregate Total Insurable Value within any Metropolitan Statistical Area that contains properties for which flood Insurance is required.

(v)	For all other coverages provided under the Blanket Insurance Policy, the per occurrence limits for the applicable coverage will be at least equal to the coverages required under this Section 6.10 for the property having the largest individual Total Insurable Value of any property covered by the Blanket Insurance Policy.

(vi)	Borrower will provide evidence acceptable to Lender in Lender’s Discretion that the per occurrence limit of the Insurance coverages provided by the Blanket Insurance Policy will be no less than the Replacement Cost of the property with the largest replacement cost exposure covered by the Blanket Insurance Policy unless a higher amount is required by Lender in Lender’s Discretion.

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(vii)	The maximum per occurrence deductible for the Blanket Insurance Policy providing property damage coverage and/or Windstorm Coverage is 1% of the Replacement Cost of the covered properties (to a maximum of $250,000). However, if the Blanket Insurance Policy provides Windstorm Coverage and the Mortgaged Property is located (A) in Florida, or (B) within 50 miles of the coast of any East Coast or Gulf Coast state, then the maximum per occurrence deductible for Windstorm Coverage will not exceed 5% of the aggregate Replacement Cost of the covered properties. The waiting period for business income/rental value Insurance coverage provided by the Blanket Insurance Policy will not exceed 7 days.

(viii)	The minimum umbrella or excess liability coverage required if the Blanket Insurance Policy provides commercial general liability Insurance is as follows:

Number of properties covered by the policy	Number of stories (based on the covered property with the greatest number of stories)	Minimum umbrella or excess liability
2 to 3	3 or fewer 4 – 10 11 – 20 greater than 20	$ $ $ $	3,000,000 5,000,000 10,000,000 15,000,000
4 to 10	3 or fewer 4 – 10 11 – 20 greater than 20	$ $ $ $	5,000,000 10,000,000 15,000,000 20,000,000
11 to 20	3 or fewer 4 – 10 11 – 20 greater than 20	$ $ $ $	10,000,000 15,000,000 20,000,000 25,000,000
Greater than 20	3 or fewer 4 – 10 11 – 20 greater than 20	$ $ $ $	15,000,000 20,000,000 25,000,000 50,000,000

(i)	Obligations Upon Casualty; Proof of Loss.

(i)	In the event of loss, Borrower will give immediate written notice to the Insurance carrier and to Lender.

(ii)

Borrower authorizes and appoints Lender as attorney in fact for Borrower to make proof of loss, to adjust and compromise any claims under policies of Hazard Insurance, to appear in and prosecute any action arising from

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such Hazard Insurance policies, to collect and receive the proceeds of Hazard Insurance, to hold the proceeds of Hazard Insurance, and to deduct from such proceeds Lender’s expenses incurred in the collection of such proceeds. This power of attorney is coupled with an interest and therefore is irrevocable. However, nothing contained in this Section 6.10 will require Lender to incur any expense or take any action. Lender may, at Lender’s option, take one of the following actions:

(A) Require a “repair or replacement” settlement, in which case the proceeds will be used to reimburse Borrower for the cost of restoring and repairing the Mortgaged Property to the equivalent of its original condition or to a condition approved by Lender (“Restoration”). If Lender determines to require a repair or replacement settlement and to apply Insurance proceeds to Restoration, Lender will apply the proceeds in accordance with Lender’s then-current policies relating to the Restoration of casualty damage on similar multifamily properties.

(B) Require an “actual cash value” settlement in which case the proceeds may be applied to the payment of the Indebtedness, whether or not then due.

(iii)	Subject to Section 6.10(j), Borrower may take the following actions:

(A) If a casualty results in damage to the Mortgaged Property for which the cost of Repairs will be less than the Borrower Proof of Loss Threshold, Borrower will have the sole right to make proof of loss, adjust and compromise the claim and collect and receive any proceeds directly without the approval or prior consent of Lender so long as the Insurance proceeds are used solely for the Restoration of the Mortgaged Property.

(B) If a casualty results in damage to the Mortgaged Property for which the cost of Repairs will be more than the Borrower Proof of Loss Threshold, but less than the Borrower Proof of Loss Maximum, Borrower is authorized to make proof of loss and adjust and compromise the claim without the prior consent of Lender, and Lender will hold the applicable Insurance proceeds to be used to reimburse Borrower for the cost of Restoration of the Mortgaged Property and will not apply such proceeds to the payment of the Indebtedness.

(j)	Right to Apply Insurance Proceeds to Indebtedness. Lender will have the right to apply Insurance proceeds to the payment of the Indebtedness if Lender determines, in Lender’s Discretion, that any of the following conditions are met:

(i)	An Event of Default (or any event, which, with the giving of Notice or the passage of time, or both, would constitute an Event of Default) has occurred and is continuing.

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(ii)	There will not be sufficient funds from Insurance proceeds, anticipated contributions of Borrower of its own funds or other sources acceptable to Lender to complete the Restoration.

(iii)	The rental income from the Mortgaged Property after completion of the Restoration will not be sufficient to meet all operating costs and other expenses, deposits to Reserve Funds and Loan repayment obligations relating to the Mortgaged Property.

(iv)	The Restoration will not be completed by the earlier of (A) at least one year before the Maturity Date (or 6 months before the Maturity Date if re-leasing of the Mortgaged Property will be completed within such 6 month period) or (B) the expiration of the business interruption coverage.

(v)	The Restoration will not be completed within one year after the date of the loss or casualty.

(vi)	The casualty involved an actual or constructive loss of more than 30% of the fair market value of the Mortgaged Property, and rendered untenantable more than 30% of the residential units of the Mortgaged Property.

(vii)	After completion of the Restoration the fair market value of the Mortgaged Property is expected to be less than the fair market value of the Mortgaged Property immediately prior to such casualty (assuming the affected portion of the Mortgaged Property is relet within a reasonable period after the date of such casualty).

(viii)	Leases covering less than 35% of the residential units of the Mortgaged Property will remain in full force and effect during and after the completion of Restoration.

(k)	Succession to Insurance Policies. If the Mortgaged Property is sold at a foreclosure sale or Lender acquires title to the Mortgaged Property, Lender will automatically succeed to all rights of Borrower in and to any Insurance policies and unearned Insurance premiums and in and to the proceeds resulting from any damage to the Mortgaged Property prior to such sale or acquisition.

(l)	Payment of Installments After Application of Insurance Proceeds. Unless Lender otherwise agrees in writing, any application of any Insurance proceeds to the Indebtedness will not extend or postpone the due date of any monthly installments referred to in the Note, Article IV of this Loan Agreement or change the amount of such installments.

(m)	Assignment of Insurance Proceeds. Borrower agrees to execute such further evidence of assignment of any Insurance proceeds as Lender may require.

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6.11	Condemnation.

(a)	Rights Generally. Borrower will promptly notify Lender in writing of any action or proceeding or notice relating to any proposed or actual condemnation or other taking, or conveyance in lieu thereof, of all or any part of the Mortgaged Property, whether direct or indirect (“Condemnation”). Borrower will appear in and prosecute or defend any action or proceeding relating to any Condemnation unless otherwise directed by Lender in writing. Borrower authorizes and appoints Lender as attorney in fact for Borrower to commence, appear in and prosecute, in Lender’s or Borrower’s name, any action or proceeding relating to any Condemnation and to settle or compromise any claim in connection with any Condemnation, after consultation with Borrower and consistent with commercially reasonable standards of a prudent lender. This power of attorney is coupled with an interest and therefore is irrevocable. However, nothing contained in this Section 6.11(a) will require Lender to incur any expense or take any action. Borrower transfers and assigns to Lender all right, title and interest of Borrower in and to any award or payment with respect to (i) any Condemnation, or any conveyance in lieu of Condemnation, and (ii) any damage to the Mortgaged Property caused by governmental action that does not result in a Condemnation.

(b)	Application of Award. Lender may hold such awards or proceeds and apply such awards or proceeds, after the deduction of Lender’s expenses incurred in the collection of such amounts (including Attorneys’ Fees and Costs) at Lender’s option, to the Restoration or repair of the Mortgaged Property or to the payment of the Indebtedness, with the balance, if any, to Borrower. Unless Lender otherwise agrees in writing, any application of any awards or proceeds to the Indebtedness will not extend or postpone the due date of any monthly installments referred to in the Note or Article IV of this Loan Agreement, or change the amount of such installments. Borrower agrees to execute such further evidence of assignment of any Condemnation awards or proceeds as Lender may require.

(c)	Borrower’s Right to Condemnation Proceeds. Notwithstanding any provision to the contrary in this Section 6.11, but subject to Section 6.11(e), in the event of a partial Condemnation of the Mortgaged Property, as long as no Event of Default, or any event which, with the giving of Notice or the passage of time, or both, would constitute an Event of Default, has occurred and is continuing, in the event of a partial Condemnation resulting in proceeds or awards in the amount of less than $100,000, Borrower will have the sole right to make proof of loss, adjust and compromise the claim and collect and receive any proceeds directly without the approval or prior consent of Lender so long as the proceeds or awards are used solely for the Restoration of the Mortgaged Property.

(d)	Right to Apply Condemnation Proceeds to Indebtedness. In the event of a partial Condemnation of the Mortgaged Property resulting in proceeds or awards in the amount of $100,000 or more and subject to Section 6.11(e), Lender will have the right to exercise its option to apply Condemnation proceeds to the payment of the Indebtedness only if Lender, in Lender’s Discretion, determines that at least one of the following conditions is met:

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(i)	An Event of Default (or any event, which, with the giving of Notice or the passage of time, or both, would constitute an Event of Default) has occurred and is continuing.

(ii)	There will not be sufficient funds from Condemnation proceeds, anticipated contributions of Borrower of its own funds or other sources acceptable to Lender to complete the Restoration.

(iii)	The rental income from the Mortgaged Property after completion of the Restoration will not be sufficient to meet all operating costs and other expenses, deposits to Reserve Funds and Loan repayment obligations relating to the Mortgaged Property.

(iv)	The Restoration will not be completed at least one year before the Maturity Date (or 6 months before the Maturity Date if re-leasing of the Mortgaged Property will be completed within such 6 month period).

(v)	The Restoration will not be completed within one year after the date of the Condemnation.

(vi)	The Condemnation involved an actual or constructive loss of more than 15% of the fair market value of the Mortgaged Property, and rendered untenantable more than 25% of the residential units of the Mortgaged Property.

(vii)	After Restoration the fair market value of the Mortgaged Property is expected to be less than the fair market value of the Mortgaged Property immediately prior to the Condemnation (assuming the affected portion of the Mortgaged Property is relet within a reasonable period after the date of the Condemnation).

(viii)	Leases covering less than 35% of residential units of the Mortgaged Property will remain in full force and effect during and after the completion of Restoration.

(e)	Right to Apply Condemnation Proceeds in Connection with a Partial Release. Notwithstanding anything to the contrary set forth in this Loan Agreement, including this Section 6.11, for so long as the Loan or any portion of the Loan is included in a Securitization, then each of the following will apply:

(i)

If any portion of the Mortgaged Property is released from the Lien of the Loan in connection with a Condemnation and if the ratio of (A) the unpaid principal balance of the Loan to (B) the value of the Mortgaged Property (taking into account only the related land and buildings and not any personal property or going-concern value), as determined by Lender in its

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sole and absolute discretion based on a commercially reasonable valuation method permitted in connection with a Securitization, is greater than 125% immediately after such Condemnation and before any Restoration or repair of the Mortgaged Property (but taking into account any planned Restoration or repair of the Mortgaged Property as if such planned Restoration or repair were completed), then Lender will apply any net proceeds or awards from such Condemnation, in full, to the payment of the principal of the Indebtedness whether or not then due and payable, unless Lender has received an opinion of counsel that a different application of such net proceeds or awards will not cause such Securitization to fail to meet applicable federal income tax qualification requirements or subject such Securitization to any tax.

(ii)	If neither Borrower nor Lender has the right to receive any or all net proceeds or awards as a result of the provisions of any agreement affecting the Mortgaged Property (including any Ground Lease, condominium document, or reciprocal easement agreement) and, therefore cannot apply such net proceeds or awards to the payment of the principal of the Indebtedness as set forth above, then Borrower will prepay the Indebtedness in an amount which Lender, in its sole and absolute discretion, deems necessary to ensure that the Securitization will not fail to meet applicable federal income tax qualification requirements or be subject to any tax as a result of the Condemnation.

(f)	Succession to Condemnation Proceeds. If the Mortgaged Property is sold at a foreclosure sale or Lender acquires title to the Mortgaged Property, Lender will automatically succeed to all rights of Borrower in and to any Condemnation proceeds and awards prior to such sale or acquisition.

6.12	Environmental Hazards.

(a)	Prohibited Activities and Conditions. Except for matters described in this Section 6.12, Borrower will not cause or permit Prohibited Activities or Conditions. Borrower will comply with all Hazardous Materials Laws applicable to the Mortgaged Property. Without limiting the generality of the previous sentence, Borrower will (i) obtain and maintain all Environmental Permits required by Hazardous Materials Laws and comply with all conditions of such Environmental Permits, (ii) cooperate with any inquiry by any Governmental Authority, and (iii) comply with any governmental or judicial order that arises from any alleged Prohibited Activity or Condition.

(b)	Employees, Tenants and Contractors. Borrower will take all commercially reasonable actions (including the inclusion of appropriate provisions in any Leases executed after the date of this Loan Agreement) to prevent its employees, agents and contractors, and all tenants and other occupants from causing or permitting any Prohibited Activities or Conditions. Borrower will not lease or allow the sublease or use of all or any portion of the Mortgaged Property to any tenant or subtenant for nonresidential use by any user that, in the ordinary course of its business, would cause or permit any Prohibited Activity or Condition.

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(c)	O&M Programs. As required by Lender, Borrower will also have established a written operations and maintenance program with respect to certain Hazardous Materials. Each such operations and maintenance program and any additional or revised operations and maintenance programs established for the Mortgaged Property pursuant to this Section 6.12 must be approved by Lender and will be referred to in this Loan Agreement as an “O&M Program.” Borrower will comply in a timely manner with, and cause all employees, agents, and contractors of Borrower and any other Persons present on the Mortgaged Property to comply with each O&M Program. Borrower will pay all costs of performance of Borrower’s obligations under any O&M Program, and Lender’s out of pocket costs incurred in connection with the monitoring and review of each O&M Program must be paid by Borrower upon demand by Lender. Any such out-of-pocket costs of Lender that Borrower fails to pay promptly will become an additional part of the Indebtedness as provided in Section 9.02.

(d)	Notice to Lender. Borrower will promptly give Notice to Lender upon the occurrence of any of the following events:

(i)	Borrower’s discovery of any Prohibited Activity or Condition.

(ii)	Borrower’s receipt of or knowledge of any written complaint, order, notice of violation or other communication from any tenant, Property Manager, Governmental Authority or other Person with regard to present or future alleged Prohibited Activities or Conditions, or any other environmental, health or safety matters affecting the Mortgaged Property.

(iii)	Borrower’s breach of any of its obligations under this Section 6.12.

(iv)	Any such Notice given by Borrower will not relieve Borrower of, or result in a waiver of, any obligation under this Loan Agreement, the Note or any other Loan Document.

(e)

Environmental Inspections, Tests and Audits. Borrower will pay promptly the costs of any environmental inspections, tests or audits, a purpose of which is to identify the extent or cause of or potential for a Prohibited Activity or Condition (“Environmental Inspections”), required by Lender in connection with any foreclosure or deed in lieu of foreclosure, or as a condition of Lender’s consent to any Transfer under Article VII, or required by Lender following a reasonable determination by Lender that Prohibited Activities or Conditions may exist. Any such costs incurred by Lender (including Attorneys’ Fees and Costs and the costs of technical consultants whether incurred in connection with any judicial or administrative process or otherwise) that Borrower fails to pay promptly will become an additional part of the Indebtedness as provided in Section 9.02. As long as (i) no Event of Default has occurred and is continuing, (ii) Borrower has

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actually paid for or reimbursed Lender for all costs of any such Environmental Inspections performed or required by Lender, and (iii) Lender is not prohibited by law, contract or otherwise from doing so, Lender will make available to Borrower, without representation of any kind, copies of Environmental Inspections prepared by third parties and delivered to Lender. Lender reserves the right, and Borrower expressly authorizes Lender, to make available to any party, including any prospective bidder at a foreclosure sale of the Mortgaged Property, the results of any Environmental Inspections made by or for Lender with respect to the Mortgaged Property. Borrower consents to Lender notifying any party (either as part of a notice of sale or otherwise) of the results of any Environmental Inspections made by or for Lender. Borrower acknowledges that Lender cannot control or otherwise ensure the truthfulness or accuracy of the results of any Environmental Inspections and that the release of such results to prospective bidders at a foreclosure sale of the Mortgaged Property may have a material and adverse effect upon the amount that a party may bid at such sale. Borrower agrees that Lender will have no liability whatsoever as a result of delivering the results of any Environmental Inspections made by or for Lender to any third party, and Borrower releases and forever discharges Lender from any and all claims, damages or causes of action arising out of, connected with or incidental to the results of the delivery of any Environmental Inspections made by or for Lender.

(f)	Remedial Work. If any investigation, site monitoring, containment, clean-up, Restoration or other remedial work (“Remedial Work”) is necessary to comply with any Hazardous Materials Law or order of any Governmental Authority that has or acquires jurisdiction over the Mortgaged Property or the use, operation or improvement of the Mortgaged Property, or is otherwise required by Lender as a consequence of any Prohibited Activity or Condition or to prevent the occurrence of a Prohibited Activity or Condition, Borrower will, by the earlier of (i) the applicable deadline required by Hazardous Materials Law, or (ii) 30 days after Notice from Lender demanding such action, begin performing the Remedial Work, and thereafter diligently prosecute it to completion, and must in any event complete the work by the time required by applicable Hazardous Materials Law. If Borrower fails to begin on a timely basis or diligently prosecute any required Remedial Work, Lender may, at its option, cause the Remedial Work to be completed, in which case Borrower will reimburse Lender on demand for the cost of doing so. Any reimbursement due from Borrower to Lender will become part of the Indebtedness as provided in Section 9.02.

6.13	Single Purpose Entity Requirements.

(a)	Single Purpose Entity Requirements. Until the Indebtedness is paid in full, each Borrower and any SPE Equity Owner will remain a “Single Purpose Entity,” which means at all times since its formation and thereafter it will satisfy each of the following conditions:

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(i)	It will not engage in any business or activity, other than the ownership, operation and maintenance of the Mortgaged Property and activities incidental thereto.

(ii)	It will not acquire, own, hold, lease, operate, manage, maintain, develop or improve any assets other than the Mortgaged Property and such Personalty as may be necessary for the operation of the Mortgaged Property and will conduct and operate its business as presently conducted and operated.

(iii)	It will preserve its existence as an entity duly organized, validly existing and in good standing (if applicable) under the laws of the jurisdiction of its formation or organization and will do all things necessary to observe organizational formalities.

(iv)	It will not merge or consolidate with any other Person.

(v)	It will not take any action to dissolve, wind-up, terminate or liquidate in whole or in part; to sell, transfer or otherwise dispose of all or substantially all of its assets; to change its legal structure; transfer or permit the direct or indirect transfer of any partnership, membership or other equity interests, as applicable, other than Transfers permitted under this Loan Agreement; issue additional partnership, membership or other equity interests, as applicable, or seek to accomplish any of the foregoing.

(vi)	It will not, without the prior unanimous written consent of all of Borrower’s partners, members, or shareholders, as applicable, and, if applicable, the prior unanimous written consent of 100% of the members of the board of directors or of the board of Managers of Borrower or the SPE Equity Owner, take any of the following actions:

(A) File any insolvency, or reorganization case or proceeding, to institute proceedings to have Borrower or any SPE Equity Owner be adjudicated bankrupt or insolvent.

(B) Institute proceedings under any applicable insolvency law.

(C) Seek any relief under any law relating to relief from debts or the protection of debtors.

(D) Consent to the filing or institution of bankruptcy or insolvency proceedings against Borrower or any SPE Equity Owner.

(E) File a petition seeking, or consent to, reorganization or relief with respect to Borrower or any SPE Equity Owner under any applicable federal or state law relating to bankruptcy or insolvency.

(F) Seek or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian, or any similar official for Borrower or a substantial part of its property or for any SPE Equity Owner or a substantial part of its property.

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(G) Make any assignment for the benefit of creditors of Borrower or any SPE Equity Owner.

(H) Admit in writing Borrower’s or any SPE Equity Owner’s inability to pay its debts generally as they become due.

(I) Take action in furtherance of any of the foregoing.

(vii)	It will not amend or restate its organizational documents if such change would cause the provisions set forth in those organizational documents not to comply with the requirements set forth in this Section 6.13.

(viii)	It will not own any subsidiary or make any investment in, any other Person.

(ix)	It will not commingle its assets with the assets of any other Person and will hold all of its assets in its own name.

(x)	It will not incur any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than, (A) the Indebtedness (and any further indebtedness as described in Section 11.11 with regard to Supplemental Instruments), and (B) customary unsecured trade payables incurred in the ordinary course of owning and operating the Mortgaged Property provided the same are not evidenced by a promissory note, do not exceed, in the aggregate, at any time a maximum amount of 2% of the original principal amount of the Indebtedness and are paid within 60 days of the date incurred.

(xi)	It will maintain its records, books of account, bank accounts, financial statements, accounting records and other entity documents separate and apart from those of any other Person and will not list its assets as assets on the financial statement of any other Person; provided, however, that Borrower’s assets may be included in a consolidated financial statement of its Affiliate provided that (A) appropriate notation will be made on such consolidated financial statements to indicate the separateness of Borrower from such Affiliate and to indicate that Borrower’s assets and credit are not available to satisfy the debts and other obligations of such Affiliate or any other Person and (B) such assets will also be listed on Borrower’s own separate balance sheet.

(xii)	Except for capital contributions or capital distributions permitted under the terms and conditions of its organizational documents, it will only enter into any contract or agreement with any general partner, member, shareholder, principal or Affiliate of Borrower or any Guarantor, or any general partner, member, principal or Affiliate thereof, upon terms and conditions that are commercially reasonable and substantially similar to those that would be available on an arm’s-length basis with third parties.

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(xiii)	It will not maintain its assets in such a manner that will be costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person.

(xiv)	It will not assume or guaranty (excluding any guaranty that has been executed and delivered in connection with the Note) the debts or obligations of any other Person, hold itself out to be responsible for the debts of another Person, pledge its assets to secure the obligations of any other Person or otherwise pledge its assets for the benefit of any other Person, or hold out its credit as being available to satisfy the obligations of any other Person.

(xv)	It will not make or permit to remain outstanding any loans or advances to any other Person except for those investments permitted under the Loan Documents and will not buy or hold evidence of indebtedness issued by any other Person (other than cash or investment-grade securities).

(xvi)	It will file its own tax returns separate from those of any other Person, except to the extent that Borrower is treated as a “disregarded entity” for tax purposes and is not required to file tax returns under applicable law, and will pay any taxes required to be paid under applicable law.

(xvii)	It will hold itself out to the public as a legal entity separate and distinct from any other Person and conduct its business solely in its own name, will correct any known misunderstanding regarding its separate identity and will not identify itself or any of its Affiliates as a division or department of any other Person.

(xviii)	It will maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations and will pay its debts and liabilities from its own assets as the same become due.

(xix)	It will allocate fairly and reasonably shared expenses with Affiliates (including shared office space) and use separate stationery, invoices and checks bearing its own name.

(xx)	It will pay (or cause the Property Manager to pay on behalf of Borrower from Borrower’s funds) its own liabilities (including salaries of its own employees) from its own funds.

(xxi)	It will not acquire obligations or securities of its partners, members, shareholders, or Affiliates, as applicable.

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(xxii)	Except as contemplated or permitted by the property management agreement with respect to the Property Manager, it will not permit any Affiliate or constituent party independent access to its bank accounts.

(xxiii)	It will maintain a sufficient number of employees (if any) in light of its contemplated business operations and pay the salaries of its own employees, if any, only from its own funds.

(xxiv)	If such entity is a single member limited liability company, such entity will satisfy each of the following conditions:

(A) Be formed and organized under Delaware law.

(B) Have either one springing member that is a corporation or two springing members who are natural persons. If there is more than one springing member, only one springing member will be the sole member of Borrower or SPE Equity Owner (as applicable) at any one time, and the second springing member will become the sole member only upon the first springing member ceasing to be a member.

(C) Otherwise comply with all Rating Agencies’ criteria for single member limited liability companies (including the delivery of Delaware single member limited liability company opinions acceptable in all respects to Lender and to the Rating Agencies).

(D) At all times Borrower or SPE Equity Owner (as applicable) will have one and only one member.

(xxv)	If such entity is a single member limited liability company that is board-managed, such entity will have a board of Managers separate from that of Guarantor and any other Person and will cause its board of Managers to keep minutes of board meetings and actions and observe all other Delaware limited liability company required formalities.

(xxvi)	If an SPE Equity Owner is required pursuant to this Loan Agreement, if Borrower is (A) a limited liability company with more than one member, then Borrower has and will have at least one member that is an SPE Equity Owner that has satisfied and will satisfy the requirements of Section 6.13(b) and such member is its managing member, or (B) a limited partnership, then all of its general partners are SPE Equity Owners that have satisfied and will satisfy the requirements set forth in Section 6.13(b).

(b)

SPE Equity Owner Requirements. The SPE Equity Owner, if applicable, will at all times since its formation and thereafter comply in its own right (subject to the modifications set forth below), and will cause Borrower to comply, with each of the requirements of a Single Purpose Entity. Upon the withdrawal or the disassociation of an SPE Equity Owner from Borrower, Borrower will

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immediately appoint a new SPE Equity Owner, whose organizational documents are substantially similar to those of the withdrawn or disassociated SPE Equity Owner, and deliver a new nonconsolidation opinion to the Rating Agencies and Lender in form and substance satisfactory to Lender and to the Rating Agencies (unless the opinion is waived by the Rating Agencies), with regard to nonconsolidation by a bankruptcy court of the assets of each of Borrower and SPE Equity Owner with those of its Affiliates.

(i)	With respect to Section 6.13(a)(i), the SPE Equity Owner will not engage in any business or activity other than being the sole managing member or general partner, as the case may be, of Borrower and owning at least 0.5% equity interest in Borrower.

(ii)	With respect to Section 6.13(a)(ii), the SPE Equity Owner has not and will not acquire or own any assets other than its equity interest in Borrower and personal property related thereto.

(iii)	With respect to Section 6.13(a)(viii), the SPE Equity Owner will not own any subsidiary or make any investment in any other Person, except for Borrower.

(iv)	With respect to Section 6.13(a)(x), the SPE Equity Owner has not and will not incur any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than (A) customary unsecured payables incurred in the ordinary course of owning Borrower provided the same are not evidenced by a promissory note, do not exceed, in the aggregate, at any time a maximum amount of $10,000 and are paid within 60 days of the date incurred and (B) in its capacity as general partner of Borrower (if applicable).

(v)	With respect to Section 6.13(a)(xiv), the SPE Equity Owner will not assume or guaranty the debts or obligations of any other Person, hold itself out to be responsible for the debts of another Person, pledge its assets to secure the obligations of any other Person or otherwise pledge its assets for the benefit of any other Person, or hold out its credit as being available to satisfy the obligations of any other Person, except for in its capacity as general partner of Borrower (if applicable).

(c)	Effect of Transfer on Special Purpose Entity Requirements. Notwithstanding anything to the contrary in this Loan Agreement, no Transfer will be permitted under Article VII unless the provisions of this Section 6.13 are satisfied at all times.

6.14	Repairs and Capital Replacements.

(a)

Completion of Repairs. Borrower will commence any Repairs as soon as practicable after the date of this Loan Agreement and will diligently proceed with and complete such Repairs on or before the Completion Date. All Repairs and

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Capital Replacements will be completed in a good and workmanlike manner, with suitable materials, and in accordance with good building practices and all applicable laws, ordinances, rules, regulations, building setback lines and restrictions applicable to the Mortgaged Property. Borrower agrees to cause the replacement of any material or work that is defective, unworkmanlike or that does not comply with the requirements of this Loan Agreement, as determined by Lender.

(b)	Purchases. Without the prior written consent of Lender, no materials, machinery, equipment, fixtures or any other part of the Repairs or Capital Replacements will be purchased or installed under conditional sale contracts or lease agreements, or any other arrangement wherein title to such Repairs or Capital Replacements is retained or subjected to a purchase money security interest, or the right is reserved or accrues to anyone to remove or repossess any such Repairs or Capital Replacements, or to consider them as personal property.

(c)	Lien Protection. Borrower will promptly pay or cause to be paid, when due, all costs, charges and expenses incurred in connection with the construction and completion of the Repairs or Capital Replacements, and will keep the Mortgaged Property free and clear of any and all Liens other than the Lien of the Security Instrument and any other junior Lien to which Lender has consented.

(d)	Adverse Claims. Borrower will promptly advise Lender in writing of any litigation, Liens or claims affecting the Mortgaged Property and of all complaints and charges made by any Governmental Authority that may delay or adversely affect the Repairs or Capital Replacements.

6.15	Residential Leases Affecting the Mortgaged Property.

(a)	Borrower will, promptly upon Lender’s request, deliver to Lender an executed copy of each residential Lease then in effect. All Leases for residential dwelling units will be on forms acceptable to Lender, will be for initial terms of at least 6 months and not more than 2 years, and will not include options to purchase.

(b)	If Borrower is a cooperative housing corporation or association, notwithstanding anything to the contrary contained in this Loan Agreement, so long as Borrower remains a cooperative housing corporation or association and is not in breach of any covenant of this Loan Agreement, Lender consents to each of the following:

(i)	The execution of Leases for terms in excess of 2 years to a tenant shareholder of Borrower, so long as such Leases, including proprietary Leases, are and will remain subordinate to the Lien of the Security Instrument.

(ii)

The surrender or termination of such Leases where the surrendered or terminated Lease is immediately replaced or where Borrower makes its best efforts to secure such immediate replacement by a newly-executed Lease of the same apartment to a tenant shareholder of Borrower.

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However, no consent is given by Lender to any execution, surrender, termination or assignment of a Lease under terms that would waive or reduce the obligation of the resulting tenant shareholder under such Lease to pay cooperative assessments in full when due or the obligation of the former tenant shareholder to pay any unpaid portion of such assessments.

6.16	Litigation; Government Proceedings. Borrower will give prompt Notice to Lender of any litigation or governmental proceedings pending or, to the best of Borrower’s knowledge, threatened in writing against Borrower which might have a Material Adverse Effect.

6.17	Further Assurances and Estoppel Certificates; Lender’s Expenses. Within 10 days after a request from Lender, in Lender’s Discretion, Borrower will take each of the following actions:

(a)	Deliver to Lender a written statement, signed and acknowledged by Borrower, certifying to Lender or any Person designated by Lender, as of the date of such statement, (i) that the Loan Documents are unmodified and in full force and effect (or, if there have been modifications, that the Loan Documents are in full force and effect as modified and setting forth such modifications), (ii) the unpaid principal balance of the Note, (iii) the date to which interest under the Note has been paid, (iv) that Borrower is not in default in paying the Indebtedness or in performing or observing any of the covenants or agreements contained in this Loan Agreement or any of the other Loan Documents (or, if Borrower is in default, describing such default in reasonable detail), (v) whether there are any then-existing setoffs or defenses known to Borrower against the enforcement of any right or remedy of Lender under the Loan Documents, and (vi) any additional facts requested by Lender.

(b)	Execute, acknowledge and/or deliver, at its sole cost and expense, all further acts, deeds, conveyances, assignments, estoppel certificates, financing statements or amendments, transfers and assurances as Lender may require from time to time in order to better assure, grant and convey to Lender the rights intended to be granted, now or in the future, to Lender under this Loan Agreement and the Loan Documents or in connection with Lender’s consent rights under Article VII.

Borrower acknowledges and agrees that, in connection with each request by Borrower under this Loan Agreement or any Loan Document, Borrower will pay all reasonable Attorneys’ Fees and Costs and expenses incurred by Lender and Loan Servicer, including any fees charged by the Rating Agencies, regardless of whether the matter is approved, denied or withdrawn. Any amounts payable by Borrower under this Loan Agreement will be deemed a part of the Indebtedness, will be secured by the Security Instrument and will bear interest at the Default Rate if not fully paid within 10 days of written demand for payment.

6.18	Cap Collateral. Reserved.

6.19	Ground Lease. Reserved.

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6.20	ERISA Requirements.

(a)	Borrower will not engage in any transaction which would cause an obligation, or action taken or to be taken under this Loan Agreement (or the exercise by Lender of any of its rights under the Note, this Loan Agreement or any of the other Loan Documents) to be a non-exempt prohibited transaction under ERISA or Section 4975 of the Tax Code.

(b)	Borrower will deliver to Lender such certifications or other evidence from time to time throughout the term of this Loan Agreement, as requested by Lender in Lender’s Discretion, confirming each of the following:

(i)	Borrower is not an “employee benefit plan” as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA, a “plan” to which Section 4975 of the Tax Code applies, or an entity whose underlying assets constitute “plan assets” of one or more of such plans.

(ii)	Borrower is not a “governmental plan” within the meaning of Section 3(32) of ERISA.

(iii)	Borrower is not subject to state statutes regulating investments or fiduciary obligations with respect to governmental plans.

(iv)	One or more of the following circumstances is true:

(A) Equity interests in Borrower are publicly offered securities within the meaning of 29 C.F.R. Section 2510.3-101(b)(2), as amended from time to time or any successor provision.

(B) Less than 25% of each outstanding class of equity interests in Borrower are held by “benefit plan investors” within the meaning of Section 3(42) of ERISA, as amended from time to time or any successor provision.

(C) Borrower qualifies as either an “operating company” or a “real estate operating company” within the meaning of 29 C.F.R. Section 2510.3-101(c) or (e), as either may be amended from time to time or any successor provisions, or is an investment company registered under the Investment Company Act of 1940.

ARTICLE VII TRANSFERS OF THE MORTGAGED PROPERTY OR INTERESTS IN BORROWER.

Upon the occurrence of a Transfer prohibited by or requiring Lender’s approval (if applicable) under this Article VII, Lender may, in Lender’s Discretion, by Notice to Borrower and the proposed transferee(s), modify or render void, any or all of the negotiated modifications to the Loan Documents (and/or deferral of deposits to Reserve Funds) as a condition to Lender’s consent to the proposed Transfer.

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7.01	Permitted Transfers. The occurrence of any of the following Transfers will not constitute an Event of Default under this Loan Agreement, notwithstanding any provision of Section 7.02 to the contrary:

(a)	A Transfer to which Lender has consented.

(b)	A Transfer that is not a prohibited Transfer pursuant to Section 7.02.

(c)	A Transfer that is conditionally permitted pursuant to Section 7.03 upon the satisfaction of all applicable conditions.

(d)	The grant of a leasehold interest in an individual dwelling unit for a term of 2 years or less (or longer if approved by Lender in writing) not containing an option to purchase.

(e)	Entering into any New Non-Residential Lease, or modifying or terminating any Non-Residential Lease, in each case in compliance with Section 6.04.

(f)	A Transfer of obsolete or worn out Personalty or Fixtures that are contemporaneously replaced by items of equal or better function and quality, which are free of Liens, encumbrances and security interests other than those created by the Loan Documents or consented to by Lender.

(g)	The creation of a mechanic’s, materialmen’s, or judgment Lien against the Mortgaged Property, which is released of record, bonded, or otherwise remedied to Lender’s satisfaction within 60 days of the date of creation; provided, however, if Borrower is diligently prosecuting such release or other remedy and advises Lender that such release or remedy cannot be consummated within such 60-day period, Borrower will have an additional period of time (not exceeding 120 days from the date of creation or such earlier time as may be required by applicable law in which the lienor must act to enforce the Lien) within which to obtain such release of record or consummate such other remedy.

(h)	If Borrower is a housing cooperative corporation or association, the Transfer of the shares in the housing cooperative or the assignment of the occupancy agreements or Leases relating thereto to tenant shareholders of the housing cooperative or association.

(i)	A Supplemental Instrument that complies with Section 11.11 or Defeasance that complies with Section 11.12.

(j)	A Preapproved Intrafamily Transfer pursuant to Section 7.04, if applicable.

7.02	Prohibited Transfers. The occurrence of any of the following Transfers will constitute an Event of Default under this Loan Agreement:

(a)	A Transfer of all or any part of the Mortgaged Property or any interest in the Mortgaged Property, including the grant, creation or existence of any Lien on the

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Mortgaged Property, whether voluntary, involuntary or by operation of law, and whether or not such Lien has priority over the Lien of the Security Instrument, other than the Lien of the Security Instrument or, if this Loan Agreement is entered into in connection with a Supplemental Loan, the Lien of the Senior Instrument, or any other Lien to which Lender has consented.

(b)	A Transfer or series of Transfers of any legal or equitable interest of any Guarantor which owns a direct or indirect interest in Borrower that result(s) in such Guarantor no longer owning any direct or indirect interest in Borrower.

(c)	A Transfer or series of Transfers of any legal or equitable interest since the Closing Date that result(s) in a change of more than 50% of the ownership interests (or beneficial interests, if the applicable entity is a trust) in Borrower or any Designated Entity for Transfers.

(d)	A Transfer of any general partnership interest in a partnership, or any manager interest (whether a member manager or nonmember manager) in a limited liability company, or a change in the trustee of a trust other than as permitted in Section 7.04, if such partnership, limited liability company, or trust, as applicable, is the Borrower or a Designated Entity for Transfers.

(e)	If Borrower or any Designated Entity for Transfers is a corporation whose outstanding voting stock is held by 100 or more shareholders, one or more Transfers by a single transferor within a 12-month period affecting an aggregate of 10% or more of that stock.

(f)	The grant, creation or existence of any Lien, whether voluntary, involuntary or by operation of law, and whether or not such Lien has priority over the Lien of the Security Instrument, on any ownership interest in Borrower or any Designated Entity for Transfers, if the foreclosure of such Lien would result in a Transfer prohibited under Sections 7.02(b), (c), (d), or (e).

7.03	Conditionally Permitted Transfers. The occurrence of any of the following Transfers will not constitute a prohibited Transfer under Section 7.02, provided that Borrower has complied with all applicable specified conditions in this Section.

(a)	Transfer by Devise, Descent or Operation of Law. Upon the death of a natural person, a Transfer which occurs by devise, descent, or by operation of law to one or more Immediate Family Members of such natural person or to a trust or family conservatorship established for the benefit of such Immediate Family Members (each a “Beneficiary”), provided that each of the following conditions is satisfied:

(i)	The Property Manager continues to be responsible for the management of the Mortgaged Property, and such Transfer will not result in a change in the day-to-day operations of the Mortgaged Property.

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(ii)	Lender receives confirmation acceptable to Lender, in Lender’s Discretion, that Borrower continues to satisfy the requirements of Section 6.13.

(iii)	Each Guarantor executes such documents and agreements as Lender requires in Lender’s Discretion to evidence and effect the ratification of each Guaranty, or in the event of the death of any Guarantor, Borrower causes one of the following to occur:

(A) One or more Persons acceptable to Lender, in Lender’s Discretion, execute(s) and deliver(s) to Lender a guaranty in a form acceptable to Lender and in substantially the same form as the Guaranty executed on the Closing Date, without any cost or expense to Lender.

(B) The estate of the deceased Guarantor immediately ratifies the Guaranty in writing, and within 6 months after the date of the death of the deceased Guarantor one or more Persons, acceptable to Lender in Lender’s Discretion, execute(s) and deliver(s) to Lender a guaranty in a form acceptable to Lender and in substantially the same form as the Guaranty executed on the Closing Date, without any cost or expense to Lender.

(iv)	Borrower gives Lender Notice of such Transfer together with copies of all documents effecting such Transfer not more than 30 calendar days after the date of such Transfer, and contemporaneously with the Notice, takes each of the following additional actions:

(A) Borrower reaffirms the representations and warranties under Article V.

(B) Borrower satisfies Lender, in Lender’s Discretion, that the Beneficiary’s organization, credit and experience in the management of similar properties are appropriate to the overall structure and documentation of the existing financing.

(v)	Borrower or Beneficiary causes to be delivered to Lender such legal opinions as Lender deems necessary, in Lender’s Discretion, including a nonconsolidation opinion (if a nonconsolidation opinion was delivered on the Closing Date and if required by Lender), an opinion that the ratification of the Loan Documents and Guaranty (if applicable) have been duly authorized, executed, and delivered and that the ratification documents and Guaranty (if applicable) are enforceable as the obligations of Borrower, Beneficiary or Guarantor, as applicable.

(vi)	Borrower (A) pays the Transfer Review Fee to Lender, and (B) pays or reimburses Lender, upon demand, for all costs and expenses including all Attorneys’ Fees and Costs, incurred by Lender in connection with such Transfer; provided, however, that Lender will not be entitled to collect a Transfer Fee.

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(b)	Easement, Restrictive Covenant or Other Encumbrance. The grant of an easement, restrictive covenant or other encumbrance, provided that each of the following conditions is satisfied:

(i)	Borrower provides Lender with at least 30 days prior Notice of the proposed grant and pays the Transfer Review Fee to Lender.

(ii)	Prior to the grant, Lender determines, in Lender’s Discretion, that the easement, restrictive covenant or other encumbrance will not materially affect the operation or value of the Mortgaged Property or Lender’s interest in the Mortgaged Property.

(iii)	Borrower pays or reimburses Lender, upon demand, for all costs and expenses, including all Attorneys’ Fees and Costs, incurred by Lender in connection with reviewing Borrower’s request for Lender’s review of such grant of easement, restrictive covenant or other encumbrance; provided, however, that Lender will not be entitled to collect a Transfer Fee.

(iv)	If the Note is held by a REMIC trust, if required by Lender, Borrower provides an opinion of counsel for Borrower, in form and substance satisfactory to Lender in its sole and absolute discretion, confirming each of the following:

(A) The grant of such easement has been effected in accordance with the requirements of Treasury Regulation Section 1.860G-2(a)(8) (as such regulation may be modified, amended or replaced from time to time).

(B) The qualification and status of the REMIC trust as a REMIC will not be adversely affected or impaired as a result of such grant.

(C) The REMIC trust will not incur a tax under Section 860G(d) of the Tax Code as a result of such grant.

(c)	Publicly-Held Fund or Publicly-Held Real Estate Investment Trust. If a Designated Entity for Transfers is a publicly-held fund or a publicly-held real estate investment trust, either of the following:

(i)	The public issuance of common stock, convertible debt, equity or other similar securities (“Public Fund/REIT Securities”) and the subsequent Transfer of such Public Fund/REIT Securities.

(ii)	The acquisition by a single Public Fund/REIT Securities holder of an ownership percentage of 10% or more in the Designated Entity for Transfers, if Borrower provides notice of that acquisition to Lender within 30 days following the acquisition.

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(d)	Reserved.

7.04	Preapproved Intrafamily Transfers. The occurrence of a Transfer of more than a 50% interest in Borrower or a Designated Entity for Transfers as set forth in this Section will be considered to be a “Preapproved Intrafamily Transfer” provided that each of the conditions is set forth in Sections 7.04(a) and (b) is satisfied:

(a)	Type of Transfer. The Transfer is one of the following:

(i)	A sale or transfer to one or more of the transferor’s Immediate Family Members.

(ii)	A sale or transfer to any trust having as its sole beneficiaries the transferor and/or one or more of the transferor’s Immediate Family Members.

(iii)	A sale or transfer from a trust to any one or more of its beneficiaries who are the settlor and/or Immediate Family Members of the settlor of the trust.

(iv)	The substitution or replacement of the trustee of any trust with a trustee who is an Immediate Family Member of the settlor of the trust.

(v)	A sale or transfer to an entity owned and under the Control of the transferor or the transferor’s Immediate Family Members.

(b)	Conditions. The Preapproved Intrafamily Transfer satisfies each of the following conditions:

(i)	Borrower provides Lender with 30 days prior Notice of the proposed Preapproved Intrafamily Transfer, along with the Transfer Review Fee.

(ii)	Following the Transfer, Control and management of the day-to-day operations of Borrower continue to be held by the Person exercising such Control and management immediately prior to the Transfer and there is no change in the Guarantor, if applicable.

(iii)	At the time of the Preapproved Intrafamily Transfer, no Event of Default has occurred and is continuing and no event or condition has occurred and is continuing that, with the giving of Notice or the passage of time, or both, would become an Event of Default.

(iv)	Lender collects all costs, including the cost of all title searches, title insurance and recording costs, and all Attorneys’ Fees and Costs; provided, however, that Lender will not be entitled to collect a Transfer Fee.

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(v)	If a nonconsolidation opinion was delivered on the Closing Date and if, after giving effect to all Preapproved Intrafamily Transfers and all prior Transfers, 50% or more in the aggregate of direct or indirect interests in Borrower are owned by any Person and its Affiliates that owned less than a 50% direct or indirect interest in Borrower as of the Closing Date, Borrower provides an opinion of counsel for Borrower, in form and substance satisfactory to Lender and to the Rating Agencies, with regard to nonconsolidation.

(vi)	Lender receives confirmation acceptable to Lender, in Lender’s Discretion, that Section 6.13 continues to be satisfied.

7.05	Lender’s Consent to Prohibited Transfers.

(a)	Conditions for Lender’s Consent. With respect to a Transfer that would otherwise constitute an Event of Default under this Article VII, Lender will consent, without any adjustment to the rate at which the Indebtedness bears interest or to any other economic terms of the Indebtedness set forth in the Note, provided that, prior to such Transfer, each of the following requirements is satisfied:

(i)	Borrower has submitted to Lender all information required by Lender to make the determination required by this Section along with the Transfer Review Fee.

(ii)	No Event of Default has occurred and is continuing and no event or condition has occurred and is continuing that, with the giving of Notice or the passage of time, or both, would become an Event of Default unless such Transfer would cure the Event of Default.

(iii)	Lender in Lender’s Discretion has determined that the transferee meets Lender’s eligibility, credit, management and other standards (including any standards with respect to previous relationships between Lender and the transferee).

(iv)	Lender in Lender’s Discretion has determined that the transferee’s organization, credit and experience in the management of similar properties to be appropriate to the overall structure and documentation of the Loan.

(v)	Lender in Lender’s Discretion has determined that the Mortgaged Property will be managed by a Property Manager meeting the requirements of Section 6.09(d).

(vi)	Lender in Lender’s Discretion has determined that the Mortgaged Property, at the time of the proposed Transfer, meets all of Lender’s standards as to its physical condition, occupancy, net operating income and the accumulation of reserves.

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(vii)	Lender in Lender’s Discretion has determined that the transferee and any SPE Equity Owner of such transferee meet the requirements of Section 6.13.

(viii)	If a Supplemental Instrument is outstanding, Borrower has obtained the consent of the Supplemental Lender.

(ix)	In the case of a Transfer of all or any part of the Mortgaged Property, each of the following conditions is satisfied:

(A) The transferee executes Lender’s then-standard assumption agreement that, among other things, requires the transferee to perform all obligations of Borrower set forth in the Note, the Security Instrument, this Loan Agreement and any other Loan Document, and may require that the transferee comply with any provisions of this Loan Agreement or any other Loan Document which previously may have been waived or modified by Lender.

(B) If Lender requires, the transferee causes one or more Persons acceptable to Lender, in Lender’s Discretion, to execute and deliver to Lender a Guaranty in a form acceptable to Lender.

(C) The transferee executes such additional documentation (including filing financing statements, as applicable) as Lender may require.

(x)	In the case of a Transfer of any interest in Borrower or a Designated Entity for Transfers, if a Guarantor requests that Lender release the Guarantor from its obligations under a Guaranty executed and delivered in connection with the Note, this Loan Agreement or any of the other Loan Documents, then Borrower causes one or more Persons acceptable to Lender, in Lender’s Discretion, to execute and deliver to Lender a Guaranty in a form acceptable to Lender.

(xi)	Lender has received such legal opinions as Lender deems necessary, including a nonconsolidation opinion (if a nonconsolidation opinion was delivered on the Closing Date and if required by Lender), an opinion that the assignment and assumption of the Loan Documents has been duly authorized, executed, and delivered and that the assignment documents and the Loan Documents are enforceable as the obligations of Borrower, transferee and Guarantor, as applicable.

(xii)	Lender collects all costs, including the cost of all title searches, title insurance and recording costs, and all Attorneys’ Fees and Costs incurred in reviewing the Transfer request and any fees charged by the Rating Agencies.

(xiii)	At the time of the Transfer, Borrower pays the Transfer Fee to Lender.

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(b)	Continuing Liability of Borrower. If Borrower requests a release of its liability under the Loan Documents in connection with a Transfer of all of the Borrower’s interest in the Mortgaged Property, and Lender approves the Transfer pursuant to Section 7.05(a), then one of the following will apply:

(i)	If Borrower delivers to Lender a current Site Assessment which (A) is dated within 90 days prior to the date of the proposed Transfer, and (B) evidences no presence of Hazardous Materials on the Mortgaged Property and no other Prohibited Activities or Conditions with respect to the Mortgaged Property (“Clean Site Assessment”), then Lender will release Borrower from all of Borrower’s obligations under the Loan Documents except for any liability under Section 6.12 or Section 10.02(b) with respect to any loss, liability, damage, claim, cost or expense which directly or indirectly arises from or relates to any Prohibited Activities or Conditions existing prior to the date of the Transfer.

(ii)	If Borrower does not deliver a Clean Site Assessment as described in Section 7.05(b)(i), then Lender will release Borrower from all of Borrower’s obligations under the Loan Documents except for liability under Section 6.12 or Section 10.02(b).

(c)	Continuing Liability of Guarantor. If Guarantor requests a release of its liability under the Guaranty in connection with a Transfer which is permitted, preapproved, or approved by Lender pursuant to this Article VII, and Borrower has provided a replacement Guarantor acceptable to Lender under the terms of Section 7.05(a)(ix)(B), then one of the following will apply:

(i)	If Borrower delivers to Lender a Clean Site Assessment, then Lender will release Guarantor from all of Guarantor’s obligations except Guarantor’s obligation to guaranty Borrower’s liability under Section 6.12 or Section 10.02(b) with respect to any loss, liability, damage, claim, cost or expense which directly or indirectly arises from or relates to any Prohibited Activities or Conditions existing prior to the date of the Transfer.

(ii)	If Borrower does not deliver a Clean Site Assessment as described in Section 7.05(b)(i), then Lender will release Guarantor from all of Guarantor’s obligations except for Guarantor’s obligation to guaranty Borrower’s liability under Section 6.12 or Section 10.02(b).

7.06	SPE Equity Owner Requirement Following Transfer. Following any Transfer pursuant to this Article VII, Borrower must satisfy the applicable conditions regarding an SPE Equity Owner set forth in Section 6.13(a)(xxvi) of this Loan Agreement.

7.07	Additional Transfer Requirements – External Cap Agreement.

(a)	Continuation of Rate Cap Agreement. If a Transfer of all or part of the Mortgaged Property permitted by this Loan Agreement occurs, Borrower will ensure that any

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third-party interest rate cap is transferred to the applicable transferee or, if the interest rate cap is not transferable, Borrower will replace the third-party interest rate cap in accordance with Lender’s then-current requirements.

(b)	Establishment or Modification of Rate Cap Agreement Reserve Fund.

(i)	If the interest rate cap which will be in place immediately following the Transfer is scheduled to expire prior to the Maturity Date, Lender may require Borrower to establish a Rate Cap Agreement Reserve Fund.

(ii)	If Borrower has previously established a Rate Cap Agreement Reserve Fund, then Lender will determine whether the balance of any existing Rate Cap Agreement Reserve Fund is sufficient under then-current market conditions to purchase a replacement cap, and may then take any of the following actions:

(A) Lender may require Borrower to make an additional deposit into the Rate Cap Agreement Reserve Fund.

(B) If funding of the Rate Cap Agreement Reserve Fund has been deferred, Lender may require Borrower to begin making monthly deposits into the Rate Cap Agreement Reserve Fund.

(C) Lender may require Borrower to increase the amount of monthly deposits to the Rate Cap Agreement Reserve Fund.

ARTICLE VIII SUBROGATION.

If, and to the extent that, the proceeds of the Loan, or subsequent advances under Section 9.02, are used to pay, satisfy or discharge a Prior Lien, such Loan proceeds or advances will be deemed to have been advanced by Lender at Borrower’s request, and Lender will automatically, and without further action on its part, be subrogated to the rights, including Lien priority, of the owner or holder of the obligation secured by the Prior Lien, whether or not the Prior Lien is released.

ARTICLE IX EVENTS OF DEFAULT AND REMEDIES.

9.01	Events of Default. The occurrence of any one or more of the following will constitute an Event of Default under this Loan Agreement:

(a)	Borrower fails to pay or deposit when due any amount required by the Note, this Loan Agreement or any other Loan Document.

(b)	Borrower fails to maintain the Insurance coverage required by Section 6.10.

(c)	Borrower or any SPE Equity Owner fails to comply with the provisions of Section 6.13 or if any of the assumptions contained in any nonconsolidation opinions delivered to Lender at any time is or becomes untrue in any material respect.

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(d)	Borrower or any SPE Equity Owner, any of its officers, directors, trustees, general partners or managers or any Guarantor commits fraud or a material misrepresentation or material omission in connection with (i) the application for or creation of the Indebtedness, (ii) any financial statement, Rent Schedule, or other report or information provided to Lender during the term of the Indebtedness, or (iii) any request for Lender’s consent to any proposed action, including a request for disbursement of funds under this Loan Agreement.

(e)	Borrower fails to comply with the Condemnation provisions of Section 6.11.

(f)	A Transfer occurs that violates the provisions of Article VII, whether or not any actual impairment of Lender’s security results from such Transfer.

(g)	A forfeiture action or proceeding, whether civil or criminal, is commenced which could result in a forfeiture of the Mortgaged Property or otherwise materially impair the Lien created by the Security Instrument or Lender’s interest in the Mortgaged Property.

(h)	Borrower fails to perform any of its obligations under this Loan Agreement (other than those specified in Sections 9.01(a) through (g)), as and when required, which failure continues for a period of 30 days after Notice of such failure by Lender to Borrower. However, if Borrower’s failure to perform its obligations as described in this Section 9.01(h) is of the nature that it cannot be cured within the 30 day cure period after such Notice from Lender but reasonably could be cured within 90 days, then Borrower will have additional time as determined by Lender in Lender’s Discretion, not to exceed an additional 60 days, in which to cure such default, provided that Borrower has diligently commenced to cure such default during the initial 30 day cure period and diligently pursues the cure of such default. However, no such Notice or cure periods will apply in the case of any such failure which could, in Lender’s judgment, absent immediate exercise by Lender of a right or remedy under this Loan Agreement, result in harm to Lender, danger to tenants or third parties, or impairment of the Note, the Security Instrument or this Loan Agreement or any other security given under any other Loan Document.

(i)	Borrower fails to perform any of its obligations as and when required under any Loan Document other than this Loan Agreement which failure continues beyond the applicable cure period, if any, specified in that Loan Document.

(j)	The holder of any other debt instrument secured by a mortgage, deed of trust or deed to secure debt on the Mortgaged Property exercises any right to declare all amounts due under that debt instrument immediately due and payable.

(k)	Any of the following occurs:

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(i)	Borrower or any SPE Equity Owner commences any case, Proceeding or other action under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, conservatorship or relief of debtors (A) seeking to have an order for relief entered with respect to it, or seeking to adjudicate it bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debt, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets.

(ii)	Any party other than Lender commences any case, Proceeding, or other action of a nature referred to in Section 9.01(k)(i) against Borrower or any SPE Equity Owner which (A) results in the entry of an order for relief or any such adjudication or appointment, or (B) has not been dismissed, discharged or bonded for a period of 90 days.

(iii)	Any case, Proceeding or other action is commenced against Borrower or any SPE Equity Owner seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of any order by a court of competent jurisdiction for any such relief which is not vacated, discharged, or stayed or bonded pending appeal within 90 days from the entry thereof.

(iv)	Borrower or any SPE Equity Owner takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in Section 9.01(k)(i), (ii) or (iii).

(l)	Borrower or any SPE Equity Owner has made any representation or warranty in Article V or any other Section of this Loan Agreement that is false or misleading in any material respect.

(m)	If the Loan is secured by an interest under a Ground Lease, Borrower fails to comply with the provisions of Section 6.19.

(n)	If the Loan is a Supplemental Loan, any Event of Default occurs under (i) the Senior Note, the Senior Instrument or any other Senior Loan Document, or (ii) any loan document related to another loan in connection with the Mortgaged Property, regardless of whether Borrower has obtained Supplemental Lender’s approval of the placement of such Lien on the Mortgaged Property. In addition, if the Loan is a Supplemental Loan, as Borrower under both the Supplemental Instrument and the Senior Instrument, Borrower acknowledges and agrees that if there is an Event of Default under the Supplemental Note, the Supplemental Instrument or any other Supplemental Loan Document, such Event of Default will be an Event of Default under the terms of the Senior Instrument and will entitle Senior Lender to invoke any and all remedies permitted to Senior Lender by applicable law, the Senior Note, the Senior Instrument or any of the other Senior Loan Documents.

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(o)	If the Mortgaged Property is subject to any covenants, conditions and/or restrictions, land use restriction agreements or similar agreements, Borrower fails to perform any of its obligations under any such agreement as and when required, and such failure continues beyond any applicable cure period.

(p)	A Guarantor files for bankruptcy protection under the Bankruptcy Code or a Guarantor voluntarily becomes subject to any reorganization, receivership, insolvency proceeding or other similar proceeding pursuant to any other federal or state law affecting debtor and creditor rights, or any creditor (other than Lender) of a Guarantor commences any involuntary case against a Guarantor pursuant to the Bankruptcy Code or other federal or state law affecting debtor and creditor rights, unless each of the following conditions is satisfied:

(i)	Borrower or Guarantor provides Notice of such action to Lender within 30 days after the filing of such action.

(ii)	Either (A) the case is dismissed or discharged within 90 days after filing, or (B) within 90 days following the date of such filing or commencement, the affected Guarantor is replaced with one or more other Persons acceptable to Lender, in Lender’s Discretion, each of whom executes and delivers to Lender a replacement Guaranty in form and content acceptable to Lender, together with such legal opinions as Lender deems necessary; provided, however, that if Lender determines, in Lender’s Discretion, that any proposed replacement Guarantor is not acceptable, then the action will constitute a prohibited Transfer governed by Section 7.02.

(iii)	If Lender approves a replacement Guarantor, Borrower pays the Transfer Review Fee to Lender.

(q)	With respect to a Guarantor, either of the following occurs:

(i)	The death of any Guarantor who is a natural person, unless within 30 days following the Guarantor’s death, Borrower causes one of the following to occur:

(A) One or more Persons acceptable to Lender, in Lender’s Discretion, execute(s) and deliver(s) to Lender a guaranty in a form acceptable to Lender and in substantially the same form as the Guaranty executed on the Closing Date, without any cost or expense to Lender.

(B) The estate of the deceased Guarantor immediately ratifies the Guaranty in writing, and within 6 months after the date of the death of the deceased Guarantor one or more Persons, acceptable to Lender in Lender’s Discretion, execute(s) and deliver(s) to Lender a guaranty in a form acceptable to Lender and in substantially the same form as the Guaranty executed on the Closing Date, without any cost or expense to Lender.

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(ii)	The dissolution of any Guarantor who is an entity, unless within 30 days following the dissolution of the Guarantor, Borrower causes one or more Persons acceptable to Lender, in Lender’s Discretion, to execute and deliver to Lender a guaranty in a form acceptable to Lender and in substantially the same form as the Guaranty executed on the Closing Date, without any cost or expense to Lender.

(r)	If a Cap Agreement is required, Borrower fails to provide Lender with a Replacement Cap Agreement prior to the expiration of the then-existing Cap Agreement.

9.02	Protection of Lender’s Security; Security Instrument Secures Future Advances.

(a)	If Borrower fails to perform any of its obligations under this Loan Agreement or any other Loan Document, or if any action or proceeding is commenced which purports to affect the Mortgaged Property, Lender’s security or Lender’s rights under this Loan Agreement, including eminent domain, insolvency, code enforcement, civil or criminal forfeiture, enforcement of Hazardous Materials Laws, fraudulent conveyance or reorganizations or proceedings involving a bankrupt or decedent, then Lender, in Lender’s Discretion, may make such appearances, file such documents, disburse such sums and take such actions as Lender reasonably deems necessary to perform such obligations of Borrower and to protect Lender’s interest, including (i) payment of Attorneys’ Fees and Costs, (ii) payment of fees and out-of-pocket expenses of accountants, inspectors and consultants, (iii) entry upon the Mortgaged Property to make Repairs or secure the Mortgaged Property, (iv) procurement of the Insurance required by Section 6.10, (v) payment of amounts which Borrower has failed to pay under Section 6.08, (vi) performance of Borrower’s obligations under Section 6.09, and (vii) advances made by Lender to pay, satisfy or discharge any obligation of Borrower for the payment of money that is secured by a Prior Lien.

(b)	Any amounts disbursed by Lender under this Section 9.02, or under any other provision of this Loan Agreement that treats such disbursement as being made under this Section 9.02, will be secured by the Security Instrument, will be added to, and become part of, the principal component of the Indebtedness, will be immediately due and payable and will bear interest from the date of disbursement until paid at the Default Rate.

(c)	Nothing in this Section 9.02 will require Lender to incur any expense or take any action.

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9.03	Remedies.

(a)	Upon an Event of Default, Lender may exercise any or all of its rights and remedies provided under the Loan Documents and Borrower will pay all costs associated therewith, including Attorneys’ Fees and Costs.

(b)	Each right and remedy provided in this Loan Agreement is distinct from all other rights or remedies under this Loan Agreement or any other Loan Document or afforded by applicable law or equity, and each will be cumulative and may be exercised concurrently, independently or successively, in any order. Lender’s exercise of any particular right or remedy will not in any way prevent Lender from exercising any other right or remedy available to Lender. Lender may exercise any such remedies from time to time and as often as Lender chooses.

(c)	Lender will have all remedies available to Lender under Revised Article 9 of the Uniform Commercial Code of the Property Jurisdiction, the Loan Documents and under applicable law.

(d)	Lender may also retain (i) all money in the Reserve Funds, including interest, and (ii) any Cap Payment, and in Lender’s sole and absolute discretion, may apply such amounts, without restriction and without any specific order of priority, to the payment of any and all Indebtedness.

(e)	If a claim or adjudication is made that Lender has acted unreasonably or unreasonably delayed acting in any case where, by law or under this Loan Agreement or the other Loan Documents, Lender has an obligation to act reasonably or promptly, then Lender will not be liable for any monetary damages, and Borrower’s sole remedy will be limited to commencing an action seeking injunctive relief or declaratory judgment. Any action or proceeding to determine whether Lender has acted reasonably will be determined by an action seeking declaratory judgment.

9.04	Forbearance.

(a)	Lender may (but will not be obligated to) agree with Borrower, from time to time, and without giving Notice to, or obtaining the consent of, or having any effect upon the obligations of, any Guarantor or other third party obligor, to take any of the following actions:

(i)	Extend the time for payment of all or any part of the Indebtedness.

(ii)	Reduce the payments due under this Loan Agreement, the Note or any other Loan Document.

(iii)	Release anyone liable for the payment of any amounts under this Loan Agreement, the Note or any other Loan Document.

(iv)	Accept a renewal of the Note.

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(v)	Modify the terms and time of payment of the Indebtedness.

(vi)	Join in any extension or subordination agreement.

(vii)	Release any portion of the Mortgaged Property.

(viii)	Take or release other or additional security.

(ix)	Modify the rate of interest or period of amortization of the Note or change the amount of the monthly installments payable under the Note.

(x)	Otherwise modify this Loan Agreement, the Note or any other Loan Document.

(b)	Any forbearance by Lender in exercising any right or remedy under the Note, this Loan Agreement or any other Loan Document or otherwise afforded by applicable law, will not be a waiver of or preclude the exercise of any other right or remedy, or the subsequent exercise of any right or remedy. The acceptance by Lender of payment of all or any part of the Indebtedness after the due date of such payment, or in an amount which is less than the required payment, will not be a waiver of Lender’s right to require prompt payment when due of all other payments on account of the Indebtedness or to exercise any remedies for any failure to make prompt payment. Enforcement by Lender of any security for the Indebtedness will not constitute an election by Lender of remedies so as to preclude the exercise of any other right available to Lender. Lender’s receipt of any awards or proceeds under Sections 6.10 and 6.11 will not operate to cure or waive any Event of Default.

9.05	Waiver of Marshalling. Notwithstanding the existence of any other security interests in the Mortgaged Property held by Lender or by any other party, Lender will have the right to determine the order in which any or all of the Mortgaged Property will be subjected to the remedies provided in this Loan Agreement or any other Loan Document or applicable law. Lender will have the right to determine the order in which any or all portions of the Indebtedness are satisfied from the proceeds realized upon the exercise of such remedies. Borrower and any party who now or in the future acquires a security interest in the Mortgaged Property and who has actual or constructive notice of the Security Instrument waives any and all right to require the marshalling of assets or to require that any of the Mortgaged Property be sold in the inverse order of alienation or that any of the Mortgaged Property be sold in parcels or as an entirety in connection with the exercise of any of the remedies permitted by applicable law or provided in this Loan Agreement.

ARTICLE X RELEASE; INDEMNITY.

10.01	Release. Borrower covenants and agrees that, in performing any of its duties under this Loan Agreement, none of Lender, Loan Servicer or any of their respective agents or employees will be liable for any losses, claims, damages, liabilities and expenses that may be incurred by any of them as a result of such performance, except that no party will be released from liability for any losses, claims, damages, liabilities or expenses arising out of the willful misconduct or gross negligence of such party.

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10.02	Indemnity.

(a)	General Indemnity. Borrower agrees to indemnify, hold harmless and defend Lender, including any custodian, trustee and other fiduciaries who hold or have held a full or partial interest in the Loan for the benefit of third parties, any prior owner or holder of the Note, the Loan Servicer, any prior Loan Servicer, the officers, directors, shareholders, partners, employees and trustees of each of the foregoing, and the heirs, legal representatives, successors and assigns of each of the foregoing (collectively, “Indemnitees”) against any and all losses, claims, damages, liabilities and expenses including Attorneys’ Fees and Costs, which may be imposed or incurred by any of them directly or indirectly arising out of, or in any way relating to, or as a result of (i) any failure of the Mortgaged Property to comply with the laws, regulations, ordinance, code or decree of any Governmental Authority, including those pertaining to the Americans with Disabilities Act, zoning, occupancy and subdivision of real property, (ii) any obligation of Borrower under any Lease, and (iii) any accident, injury or death to any natural person on the Mortgaged Property or any damage to personal property located on the Mortgaged Property, except that no such party will be indemnified from liability for any losses, claims, damages, liabilities or expenses arising out of the willful misconduct or gross negligence of such party.

(b)	Environmental Indemnity. Borrower agrees to indemnify, hold harmless and defend Indemnitees from and against all proceedings, claims, damages, penalties and costs (whether initiated or sought by Governmental Authorities or private parties), including Attorneys’ Fees and Costs and remediation costs, whether incurred in connection with any judicial or administrative process or otherwise, arising directly or indirectly from any of the following:

(i)	Any breach of any representation or warranty of Borrower in Section 5.05.

(ii)	Any failure by Borrower to perform any of its obligations under Section 6.12.

(iii)	The existence or alleged existence of any Prohibited Activity or Condition.

(iv)	The presence or alleged presence of Hazardous Materials on or under the Mortgaged Property or in any of the Improvements.

(v)	The actual or alleged violation of any Hazardous Materials Law.

(c)

Indemnification Regarding ERISA Covenants. BORROWER WILL INDEMNIFY LENDER AND DEFEND AND HOLD LENDER HARMLESS FROM AND AGAINST ALL CIVIL PENALTIES, EXCISE TAXES, OR OTHER LOSS, COST, DAMAGE AND EXPENSE (INCLUDING

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REASONABLE ATTORNEYS’ FEES AND COSTS INCURRED IN THE INVESTIGATION, DEFENSE AND SETTLEMENT OF CLAIMS AND LOSSES INCURRED IN CORRECTING ANY PROHIBITED TRANSACTION OR IN THE SALE OF A PROHIBITED LOAN, AND IN OBTAINING ANY INDIVIDUAL PROHIBITED TRANSACTION EXEMPTION UNDER ERISA THAT MAY BE REQUIRED, IN LENDER’S SOLE AND ABSOLUTE DISCRETION) THAT LENDER MAY INCUR, DIRECTLY OR INDIRECTLY, AS A RESULT OF DEFAULT UNDER SECTION 6.20. THIS INDEMNITY WILL SURVIVE ANY TERMINATION, SATISFACTION OR FORECLOSURE OF THE SECURITY INSTRUMENT.

(d)	Securitization Indemnification.

(i)	Borrower agrees to indemnify, hold harmless and defend the Indemnified Parties from and against any and all proceedings, losses, claims, damages, liabilities, penalties, costs and expenses (whether initiated or sought by Governmental Authorities or private parties), including Attorneys’ Fees and Costs, which may be incurred by any Indemnified Party (either directly or indirectly), which arise out of, are in any way related to, or are as a result of a claim that the Borrower Information contains an untrue statement of any material fact or the Borrower Information omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading (collectively, the “Securitization Indemnification”).

(ii)	Borrower will not be liable under the Securitization Indemnification if the claim is based on Borrower Information which Lender has materially misstated or materially misrepresented in the Disclosure Document.

(iii)	For purposes of this Section 10.02(d):

(A) “Borrower Information” includes any information provided at any time to Lender or Loan Servicer by Borrower, any SPE Equity Owner, any Guarantor, any Property Manager or any Affiliates of the foregoing with respect to any of the following:

(1) Any Person listed in Section 10.02(d)(iii)(A).

(2) The Loan.

(3) The Mortgaged Property.

Borrower Information includes (i) representations and warranties made in the Loan Documents, (ii) financial statements of Borrower, any SPE Equity Owner, any Designated Entity for Transfers or any Guarantor, and (iii) operating statements and rent rolls with respect to the Mortgaged Property. Borrower

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Information does not include any information provided directly to Lender or Loan Servicer by a third party such as an appraiser or an environmental consultant.

(B) The term “Lender” includes its officers and directors.

(C) An “Issuer Person” includes all of the following:

(1) Any Affiliate of Lender that has filed the registration statement, if any, relating to the Securitization.

(2) Any Affiliate of Lender which is acting as issuer, depositor, sponsor and/or in a similar capacity with respect to the Securitization.

(D) The “Issuer Group” includes all of the following:

(1) Each director and officer of any Issuer Person.

(2) Each entity that Controls any Issuer Person within the meaning of Section 15 of the Securities Act or Section 20 of the Securities Exchange Act.

(E) The “Underwriter Group” includes all of the following:

(1) Each entity which is acting as an underwriter, manager, placement agent, initial purchaser or in a similar capacity with respect to the Securitization.

(2) Each of its directors and officers.

(3) Each entity that Controls any such entity within the meaning of Section 15 of the Securities Act or Section 20 of the Securities Exchange Act and is acting as an underwriter, manager, placement agent, initial purchaser or in a similar capacity with respect to the Securitization.

(4) The directors and officers of such entity described in Section 10.02(d)(iii)(E)(1).

(F) “Indemnified Party” or “Indemnified Parties” means one or more of Lender, Issuer Person, Issuer Group, and Underwriter Group.

(e)

Selection and Direction of Counsel. Counsel selected by Borrower to defend Indemnitees will be subject to the approval of those Indemnitees. In any circumstances in which the indemnity under this Article X applies, Lender may employ its own legal counsel and consultants to prosecute, defend or negotiate any claim or legal or administrative proceeding and Lender, with the prior written

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consent of Borrower (which will not be unreasonably withheld, delayed or conditioned) may settle or compromise any action or legal or administrative proceeding. However, unless an Event of Default has occurred and is continuing, or the interests of Borrower and Lender are in conflict, as determined by Lender in Lender’s Discretion, Lender will permit Borrower to undertake the actions referenced in this Article X so long as Lender approves such action, which approval will not be unreasonably withheld or delayed. Borrower will reimburse Lender upon demand for all costs and expenses incurred by Lender, including all costs of settlements entered into in good faith, consultants’ fees and Attorneys’ Fees and Costs.

(f)	Settlement or Compromise of Claims. Borrower will not, without the prior written consent of those Indemnitees who are named as parties to a claim or legal or administrative proceeding (“Claim”), settle or compromise the Claim if the settlement (i) results in the entry of any judgment that does not include as an unconditional term the delivery by the claimant or plaintiff to Lender of a written release of those Indemnitees, satisfactory in form and substance to Lender, or (ii) may materially and adversely affect Lender, as determined by Lender in Lender’s Discretion.

(g)	Effect of Changes to Loan on Indemnification Obligations. Borrower’s obligation to indemnify the Indemnitees will not be limited or impaired by any of the following, or by any failure of Borrower or any Guarantor to receive notice of or consideration for any of the following:

(i)	Any amendment or modification of any Loan Document.

(ii)	Any extensions of time for performance required by any Loan Document.

(iii)	Any provision in any of the Loan Documents limiting Lender’s recourse to property securing the Indebtedness, or limiting the personal liability of Borrower or any other party for payment of all or any part of the Indebtedness.

(iv)	The accuracy or inaccuracy of any representations and warranties made by Borrower under this Loan Agreement or any other Loan Document.

(v)	The release of Borrower or any other Person, by Lender or by operation of law, from performance of any obligation under any Loan Document.

(vi)	The release or substitution in whole or in part of any security for the Indebtedness.

(vii) Lender’s failure to properly perfect any Lien or security interest given as security for the Indebtedness.

(h)	Payments by Borrower. Borrower will, at its own cost and expense, do all of the following:

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(i)	Pay or satisfy any judgment or decree that may be entered against any Indemnitee or Indemnitees in any legal or administrative proceeding incident to any matters against which Indemnitees are entitled to be indemnified under this Article X.

(ii)	Reimburse Indemnitees for any expenses paid or incurred in connection with any matters against which Indemnitees are entitled to be indemnified under this Article X.

(iii)	Reimburse Indemnitees for any and all expenses, including Attorneys’ Fees and Costs, paid or incurred in connection with the enforcement by Indemnitees of their rights under this Article X, or in monitoring and participating in any legal or administrative proceeding.

(i)	Other Obligations. The provisions of this Article X will be in addition to any and all other obligations and liabilities that Borrower may have under applicable law or under other Loan Documents, and each Indemnitee will be entitled to indemnification under this Article X without regard to whether Lender or that Indemnitee has exercised any rights against the Mortgaged Property or any other security, pursued any rights against any Guarantor, or pursued any other rights available under the Loan Documents or applicable law. If Borrower consists of more than one Person, the obligation of those Persons to indemnify the Indemnitees under this Article X will be joint and several. The obligation of Borrower to indemnify the Indemnitees under this Article X will survive any repayment or discharge of the Indebtedness, any foreclosure proceeding, any foreclosure sale, any delivery of any deed in lieu of foreclosure, and any release of record of the Lien of the Security Instrument. Notwithstanding the foregoing, if Lender has never been a mortgagee-in-possession of, or held title to, the Mortgaged Property, Borrower will have no obligation to indemnify the Indemnitees under this Article X after the date of the release of record of the Lien of the Security Instrument by payment in full at the Maturity Date or by voluntary prepayment in full.

ARTICLE XI MISCELLANEOUS PROVISIONS.

11.01	Waiver of Statute of Limitations, Offsets and Counterclaims. Borrower waives the right to assert any statute of limitations as a bar to the enforcement of this Loan Agreement or the Lien of the Security Instrument or to any action brought to enforce any Loan Document. Borrower waives the right to assert a counterclaim, other than a compulsory counterclaim, in any action or proceeding brought against it by Lender or otherwise to offset any obligations to make the payments required by the Loan Documents. No failure by Lender to perform any of its obligations under the Loan Documents will be a valid defense to, or result in any offset against, any payments that Borrower is obligated to make under any of the Loan Documents.

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11.02	Governing Law; Consent to Jurisdiction and Venue.

(a)	This Loan Agreement, and any Loan Document which does not itself expressly identify the law which is to apply to it, will be governed by the laws of the Property Jurisdiction.

(b)	Borrower agrees that any controversy arising under or in relation to the Note, the Security Instrument, this Loan Agreement or any other Loan Document may be litigated in the Property Jurisdiction. The state and federal courts and authorities with jurisdiction in the Property Jurisdiction will have jurisdiction over all controversies that may arise under or in relation to the Note, any security for the Indebtedness or any other Loan Document. Borrower irrevocably consents to service, jurisdiction and venue of such courts for any such litigation and waives any other venue to which it might be entitled by virtue of domicile, habitual residence or otherwise. However, nothing in this Section 11.02 is intended to limit Lender’s right to bring any suit, action or proceeding relating to matters under this Loan Agreement in any court of any other jurisdiction.

11.03	Notice.

(a)	All Notices under or concerning this Loan Agreement will be in writing. Each Notice will be deemed given on the earliest to occur of (i) the date when the Notice is received by the addressee, (ii) the first Business Day after the Notice is delivered to a recognized overnight courier service, with arrangements made for payment of charges for next Business Day delivery, or (iii) the third Business Day after the Notice is deposited in the United States mail with postage prepaid, certified mail, return receipt requested. Addresses for Notice are as follows:

If to Lender:	GRANDBRIDGE REAL ESTATE CAPITAL LLC, a North Carolina limited liability company 200 South College Street, Suite 2100 Charlotte, North Carolina 28202 Attention: Head of Servicing and Asset Management

If to Borrower:

BERKSHIRE SQUARE LLC, an

Indiana limited liability company,

and

BERKSHIRE II CUMBERLAND, LLC, an

Indiana limited liability company

2929 Arch Street, 17th Floor

Philadelphia, Pennsylvania 19104

Attention: Farrell Ender

(b)

Any party to this Loan Agreement may change the address to which Notices intended for it are to be directed by means of Notice given to the other party in accordance with this Section 11.03. Each party agrees that it will not refuse or reject delivery of any Notice given in accordance with this Section 11.03, that it will acknowledge, in writing, the receipt of any Notice upon request by the other

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party and that any Notice rejected or refused by it will be deemed for purposes of this Section 11.03 to have been received by the rejecting party on the date so refused or rejected, as conclusively established by the records of the U.S. Postal Service or the courier service.

(c)	Any Notice under the Note and any other Loan Document that does not specify how Notices are to be given will be given in accordance with this Section 11.03.

11.04	Successors and Assigns Bound. This Loan Agreement will bind the respective successors and assigns of Borrower and Lender, and the rights granted by this Loan Agreement will inure to Lender’s successors and assigns.

11.05	Joint and Several Liability. If more than one Person signs this Loan Agreement as Borrower, the obligations of such Persons will be joint and several.

11.06	Relationship of Parties; No Third Party Beneficiary.

(a)	The relationship between Lender and Borrower will be solely that of creditor and debtor, respectively, and nothing contained in this Loan Agreement will create any other relationship between Lender and Borrower. Nothing contained in this Loan Agreement will constitute Lender as a joint venturer, partner or agent of Borrower, or render Lender liable for any debts, obligations, acts, omissions, representations or contracts of Borrower.

(b)	No creditor of any party to this Loan Agreement and no other Person will be a third party beneficiary of this Loan Agreement or any other Loan Document. Without limiting the generality of the preceding sentence, (i) any arrangement (“Servicing Arrangement”) between Lender and any Loan Servicer for loss sharing or interim advancement of funds will constitute a contractual obligation of such Loan Servicer that is independent of the obligation of Borrower for the payment of the Indebtedness, (ii) Borrower will not be a third party beneficiary of any Servicing Arrangement, and (iii) no payment by the Loan Servicer under any Servicing Arrangement will reduce the amount of the Indebtedness.

11.07	Severability; Amendments.

(a)	The invalidity or unenforceability of any provision of this Loan Agreement will not affect the validity or enforceability of any other provision, and all other provisions will remain in full force and effect. This Loan Agreement contains the entire agreement among the parties as to the rights granted and the obligations assumed in this Loan Agreement.

(b)	This Loan Agreement may not be amended or modified except by a writing signed by the party against whom enforcement is sought.

11.08

Disclosure of Information. Borrower acknowledges that Lender may provide to third parties with an existing or prospective interest in the servicing, enforcement, evaluation, performance, ownership, purchase, participation or Securitization of the Loan, including

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any of the Rating Agencies, any entity maintaining databases on the underwriting and performance of commercial mortgage loans, as well as governmental regulatory agencies having regulatory authority over Lender, any and all information which Lender now has or may hereafter acquire relating to the Loan, the Mortgaged Property, Borrower, any SPE Equity Owner or any Guarantor, as Lender determines necessary or desirable and that such information may be included in disclosure documents in connection with a Securitization or syndication of participation interests, including a prospectus, prospectus supplement, offering memorandum, private placement memorandum or similar document (each, a “Disclosure Document”) and also may be included in any filing with the Securities and Exchange Commission pursuant to the Securities Act or the Securities Exchange Act. To the fullest extent permitted under applicable law, Borrower irrevocably waives all rights, if any, to prohibit such disclosure, including any right of privacy.

11.09	Determinations by Lender. Unless otherwise provided in this Loan Agreement, in any instance where the consent or approval of Lender may be given or is required, or where any determination, judgment or decision is to be rendered by Lender under this Loan Agreement, the granting, withholding or denial of such consent or approval and the rendering of such determination, judgment or decision will be made or exercised by Lender (or its designated representative) at its sole and exclusive option and in its sole and absolute discretion.

11.10	Sale of Note; Change in Servicer; Loan Servicing. The Note or a partial interest in the Note (together with this Loan Agreement and the other Loan Documents) may be sold one or more times without prior Notice to Borrower. A sale may result in a change of the Loan Servicer. There also may be one or more changes of the Loan Servicer unrelated to a sale of the Note. If there is a change of the Loan Servicer, Borrower will be given Notice of the change. All actions regarding the servicing of the Loan evidenced by the Note, including the collection of payments, the giving and receipt of Notice, inspections of the Mortgaged Property, inspections of books and records, and the granting of consents and approvals, may be taken by the Loan Servicer unless Borrower receives Notice to the contrary. If Borrower receives conflicting Notices regarding the identity of the Loan Servicer or any other subject, any such Notice from Lender will govern.

11.11	Supplemental Financing.

(a)	This Section will apply only if at the time of any application referred to in Section 11.11(b), Freddie Mac has in effect a product described in its Multifamily Seller/Servicer Guide under which it purchases supplemental mortgages on multifamily properties that meet specified criteria (“Supplemental Mortgage Product”). For purposes of this Section 11.11 only, the term “Freddie Mac” will include any affiliate or subsidiary of Freddie Mac.

(b)

After the first anniversary of the date of the Senior Indebtedness, Freddie Mac will consider an application from an originating lender that is generally approved by Freddie Mac to sell mortgages to Freddie Mac under the Supplemental Mortgage Product (“Approved Seller/Servicer”) for the purchase by Freddie Mac of a proposed indebtedness of Borrower to the Approved Seller/Servicer to

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be secured by one or more Supplemental Instruments on the Mortgaged Property. Freddie Mac will purchase each Supplemental Loan secured by the Mortgaged Property if each of the following conditions is satisfied:

(i)	At the time of the proposed Supplemental Loan, no Event of Default may have occurred and be continuing and no event or condition may have occurred and be continuing that, with the giving of Notice or the passage of time, or both, would become an Event of Default.

(ii)	Borrower and the Mortgaged Property must be acceptable to Freddie Mac under its Supplemental Mortgage Product.

(iii)	New loan documents must be entered into to reflect each Supplemental Loan, such documents to be acceptable to Freddie Mac in its discretion.

(iv)	No Supplemental Loan may cause the combined debt service coverage ratio of the Mortgaged Property after the making of that Supplemental Loan to be less than the Required DSCR. As used in this Section, the term “combined debt service coverage ratio” means, with respect to the Mortgaged Property, the ratio of:

(A) the annual net operating income from the operations of the Mortgaged Property at the time of the proposed Supplemental Loan,

to

(B) the aggregate of the annual principal and interest payable on all of the following:

(I) the Indebtedness under this Loan Agreement (using a 30 year amortization schedule),

(II) any “Indebtedness” as defined in any security instruments recorded against the Mortgaged Property (using a 30 year amortization schedule for any Supplemental Loans), and

(III) the proposed “Indebtedness” for any Supplemental Loan (using a 30 year amortization schedule).

As used in this Section, “annual principal and interest” with respect to an adjustable-rate loan will be calculated by Freddie Mac using an interest rate equal to one of the following:

(X)	If the loan has an internal interest rate cap, the Capped Interest Rate.

(Y)	If the loan has an external interest rate cap, the external interest rate cap.

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(Z)	If the loan has no interest rate cap, the greater of (I) 7%, or (II) the then-current LIBOR Index Rate plus the Margin plus 300 basis points.

The annual net operating income of the Mortgaged Property will be as determined by Freddie Mac in its discretion considering factors such as income in place at the time of the proposed Supplemental Loan and income during the preceding 12 months, and actual, historical and anticipated operating expenses. Freddie Mac will determine the combined debt service coverage ratio of the Mortgaged Property based on its underwriting. Borrower will provide Freddie Mac such financial statements and other information Freddie Mac may require to make these determinations.

(v)	No Supplemental Loan may cause the combined loan to value ratio of the Mortgaged Property after the making of that Supplemental Loan to exceed the Required LTV, as determined by Freddie Mac. As used in this Section, “combined loan to value ratio” means, with respect to the Mortgaged Property, the ratio, expressed as a percentage, of:

(A) the aggregate outstanding principal balances of all of the following:

(I) the Indebtedness under this Loan Agreement,

(II) any “Indebtedness” as defined in any security instruments recorded against the Mortgaged Property, and

(III) the proposed “Indebtedness” for any Supplemental Loan,

to

(B) the value of the Mortgaged Property.

Freddie Mac will determine the combined loan to value ratio of the Mortgaged Property based on its underwriting. Borrower will provide Freddie Mac such financial statements and other information Freddie Mac may require to make these determinations. In addition, Freddie Mac, at Borrower’s expense, may obtain MAI appraisals of the Mortgaged Property in order to assist Freddie Mac in making the determinations under this Section. If Freddie Mac requires an appraisal, then the value of the Mortgaged Property that will be used to determine whether the Required LTV has been met will be the lesser of the appraised value set forth in such appraisal or the value of the Mortgaged Property as determined by Freddie Mac.

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(vi)	Borrower’s organizational documents are amended to permit Borrower to incur additional debt in the form of Supplemental Loans (Lender will consent to such amendment(s)).

(vii)	One or more Persons acceptable to Freddie Mac executes and delivers to the Approved Seller/Servicer a Guaranty in a form acceptable to Freddie Mac with respect to the exceptions to non-recourse liability described in Freddie Mac’s form promissory note, unless Freddie Mac has elected to waive its requirement for a Guaranty.

(viii)	The loan term of each Supplemental Loan will be coterminous with the Senior Indebtedness or longer than the Senior Indebtedness, in Freddie Mac’s discretion.

(ix)	The Prepayment Premium Period of each Supplemental Loan will be coterminous with the Prepayment Premium Period or the combined Lockout Period and Defeasance Period, as applicable, of the Senior Indebtedness.

(x)	The interest rate of each Supplemental Loan will be determined by Freddie Mac in its discretion.

(xi)	Lender enters into an intercreditor agreement (“Intercreditor Agreement”) acceptable to Freddie Mac and to Lender for each Supplemental Loan.

(xii)	Borrower’s payment of fees and other expenses charged by Lender, Freddie Mac, the Approved Seller/Servicer, and the Rating Agencies (including reasonable Attorneys’ Fees and Costs) in connection with reviewing and originating each Supplemental Loan.

(xiii)	Notwithstanding anything to the contrary in Article IV, Borrower will make all required deposits under the Senior Indebtedness for the payment of any Impositions, so long as a Supplemental Loan is outstanding, and such deposits will be credited to the payment of any such required Impositions under any Supplemental Loan.

(xiv)	If any covenants, conditions and restrictions affecting the Mortgaged Property provide for a lien for any assessments or other unpaid amounts, Borrower will provide satisfactory evidence that such lien will be subordinate to the lien of the Supplemental Instrument.

(xv)	All other requirements of the Supplemental Mortgage Product must be met, unless Freddie Mac has elected to waive one or more of its requirements.

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(c)	No later than 5 Business Days after Lender’s receipt of a written request from Borrower, Lender will provide the following information to an Approved Seller/Servicer:

(i)	The then-current outstanding principal balance of the Senior Indebtedness.

(ii)	Payment history of the Senior Indebtedness.

(iii)	Whether any Reserve Funds are being collected on the Senior Indebtedness and the amount of each such Reserve Fund deposit as of the date of the request.

(iv)	Whether any Repairs, Capital Replacements or improvements or rental achievement or burn-off guaranty requirements are existing or outstanding under the terms of the Senior Indebtedness.

(v)	A copy of the most recent inspection report for the Mortgaged Property.

(vi)	Whether any modifications or amendments have been made to the Loan Documents for the Senior Indebtedness since origination of the Senior Indebtedness and, if applicable, a copy of such modifications and amendments.

(vii)	Whether to Lender’s knowledge any Event of Default exists under the Senior Indebtedness.

Lender will only be obligated to provide this information in connection with Borrower’s request for a Supplemental Loan from an Approved Seller/Servicer. Notwithstanding anything in this Section to the contrary, if Freddie Mac is the owner of the Note, this Section 11.11(c) is not applicable.

(d)	Lender will have no obligation to consent to any mortgage or Lien on the Mortgaged Property that secures any indebtedness other than the Indebtedness, except as set forth in this Loan Agreement.

(e)	If a Supplemental Loan is made to Borrower, Borrower agrees that the terms of the Intercreditor Agreement will govern with respect to any distributions of excess proceeds by Lender to the Supplemental Lender, and Borrower agrees that Lender may distribute any excess proceeds received by Lender pursuant to the Loan Documents to Supplemental Lender pursuant to the Intercreditor Agreement.

11.12	Defeasance. (Section Applies if Loan is Assigned to REMIC Trust Prior to the Cut-off Date and if the Note provides for Defeasance). This Section 11.12 will apply only if the Note is assigned to a REMIC trust prior to the Cut-off Date, and if the Note provides for Defeasance. If both of these conditions are met, then, subject to Section 11.12(a) and (c), Borrower will have the right to defease the Loan in whole (“Defeasance”) and obtain the release of the Mortgaged Property from the Lien of the Security Instrument upon the satisfaction of each of the following conditions:

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(a)	Borrower will not have the right to obtain Defeasance at any of the following times:

(i)	If the Loan is not assigned to a REMIC trust.

(ii)	During the Lockout Period.

(iii)	After the expiration of the Defeasance Period.

(iv)	After Lender has accelerated the maturity of the unpaid principal balance of, accrued interest on, and other amounts payable under, the Note pursuant to Section 11 of the Note.

(b)	Borrower will give Lender Notice (“Defeasance Notice”) specifying a Business Day (“Defeasance Closing Date”) on which Borrower desires to close the Defeasance. The Defeasance Closing Date specified by Borrower may not be more than 60 calendar days, nor less than 30 calendar days, after the date on which Lender receives the Defeasance Notice. Lender will acknowledge receipt of the Defeasance Notice and will notify Borrower of the identity of the accommodation borrower (“Successor Borrower”).

(c)	The Defeasance Notice must be accompanied by a $10,000 non-refundable fee (“Defeasance Fee”). If Lender does not receive the Defeasance Fee, then Borrower’s right to obtain Defeasance pursuant to that Defeasance Notice will terminate.

(d)	(i)	If Borrower timely pays the Defeasance Fee, but Borrower fails to perform its other obligations under this Section, Lender will have the right to retain the Defeasance Fee as liquidated damages for Borrower’s default and, except as provided in Section 11.12(d)(ii), Borrower will be released from all further obligations under this Section 11.12. Borrower acknowledges that Lender will incur financing costs in arranging and preparing for the release of the Mortgaged Property from the Lien of the Security Instrument in reliance on the executed Defeasance Notice. Borrower agrees that the Defeasance Fee represents a fair and reasonable estimate, taking into account all circumstances existing on the date of this Loan Agreement, of the damages Lender will incur by reason of Borrower’s default.

(ii)	If the Defeasance is not consummated on the Defeasance Closing Date for any reason, Borrower agrees to reimburse Lender for all third party costs and expenses (other than financing costs covered by Section 11.12(d)(i)) incurred by Lender in reliance on the executed Defeasance Notice, within 5 Business Days after Borrower receives a written demand for payment, accompanied by a statement, in reasonable detail, of Lender’s third party costs and expenses.

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(iii)	All payments required to be made by Borrower to Lender pursuant to this Section 11.12 will be made by wire transfer of immediately available funds to the account(s) designated by Lender in its acknowledgement of the Defeasance Notice.

(e)	No Event of Default has occurred and is continuing.

(f)	Borrower will deliver each of the following documents to Lender, in form and substance satisfactory to Lender, on or prior to the Defeasance Closing Date, unless Lender has issued a written waiver of its right to receive any such document:

(i)	One or more opinions of counsel for Borrower confirming each of the following:

(A) Lender has a valid and perfected first Lien and first priority security interest in the Defeasance Collateral and the proceeds of the Defeasance Collateral.

(B) The Pledge Agreement is duly authorized, executed, delivered and enforceable against Borrower in accordance with its terms.

(C) If, as of the Defeasance Closing Date, the Note is held by a REMIC trust, then each of the following is correct:

(1) The Defeasance has been effected in accordance with the requirements of Treasury Regulation Section 1.860G-2(a)(8) (as such regulation may be modified, amended or replaced from time to time).

(2) The qualification and status of the REMIC trust as a REMIC will not be adversely affected or impaired as a result of the Defeasance.

(3) The REMIC trust will not incur a tax under Section 860G(d) of the Tax Code as a result of the Defeasance.

(D) The Defeasance will not result in a “sale or exchange” of the Note within the meaning of Section 1001(c) of the Tax Code and the temporary and final regulations promulgated thereunder.

(ii)	A written certificate from an independent certified public accounting firm (reasonably acceptable to Lender), confirming that the Defeasance Collateral will generate cash sufficient to make all Scheduled Debt Payments as they fall due under the Note, including full payment due on the Note on the Maturity Date.

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(iii)	Lender’s form of a pledge and security agreement (“Pledge Agreement”) and financing statements which pledge and create a first priority security interest in the Defeasance Collateral in favor of Lender.

(iv)	Lender’s form of a transfer and assumption agreement (“Transfer and Assumption Agreement”), pursuant to which Borrower and any Guarantor (in each case, subject to satisfaction of all requirements under this Loan Agreement) will be relieved from liability in connection with the Loan to the extent described in Sections 7.05(b)(i) and 7.05(c)(i), respectively, and Successor Borrower will assume all remaining obligations.

(v)	Forms of all documents necessary to release the Mortgaged Property from the Liens created by the Security Instrument and related UCC financing statements (collectively, “Release Instruments”), each in appropriate form required by the Property Jurisdiction.

(vi)	Any other opinions, certificates, documents or instruments that Lender may reasonably request.

(g)	Borrower will deliver to Lender, on or prior to the Defeasance Closing Date, each of the following:

(i)	The Defeasance Collateral, which meets all of the following requirements:

(A) It is owned by Borrower, free and clear of all Liens and claims of third-parties.

(B) It is in an amount sufficient to provide for (A) redemption payments to occur prior, but as close as possible, to all successive Installment Due Dates occurring under the Note after the Defeasance Closing Date, and (B) delivery of redemption proceeds at least equal to the amount of principal and interest due on the Note on each Installment Due Date including full payment due on the Note on the Maturity Date (“Scheduled Debt Payments”).

(C) All redemption payments received from the Defeasance Collateral will be paid directly to Lender to be applied on account of the Scheduled Debt Payments occurring after the Defeasance Closing Date.

(D) The pledge of the Defeasance Collateral will be effected through the book-entry facilities of a qualified securities intermediary designated by Lender in conformity with all applicable laws.

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(ii)	All accrued and unpaid interest and all other sums due under the Note, this Loan Agreement and under the other Loan Documents, including all amounts due under Section 11.12(i), up to the Defeasance Closing Date.

(h)	Reserved.

(i)	Borrower will pay all reasonable costs and expenses incurred by Lender in connection with the Defeasance in full on or prior to the Defeasance Closing Date, which payment is required prior to Lender’s issuance of the Release Instruments and whether or not Defeasance is completed. Such expenses include the following:

(A) All fees, costs and expenses incurred by Lender and its agents in connection with the Defeasance (including Attorneys’ Fees and Costs for the review and preparation of the Pledge Agreement and of the other materials described in this Loan Agreement and any related documentation, and any servicing fees, Rating Agencies’ fees or other costs related to the Defeasance).

(B) A processing fee to cover Lender’s administrative costs to process Borrower’s Defeasance request.

Lender reserves the right to require that Borrower post a deposit to cover costs which Lender reasonably anticipates that Lender will incur in connection with the Defeasance.

(j)	No Transfer Fee will be payable to Lender upon a Defeasance made in accordance with this Section 11.12.

11.13	Lender’s Rights to Sell or Securitize. Borrower acknowledges that Lender, and each successor to Lender’s interest, may (without prior Notice to Borrower or Borrower’s prior consent), sell or grant participations in the Loan (or any part of the Loan), sell or subcontract the servicing rights related to the Loan, securitize the Loan or include the Loan as part of a trust. Borrower, at its expense, agrees to cooperate with all reasonable requests of Lender in connection with any of the foregoing including executing any financing statements or other documents deemed necessary by Lender or its transferee to create, perfect or preserve the rights and interest to be acquired by such transferee, providing any updated financial information with appropriate verification through auditors letters, delivering revised organizational documents and counsel opinions satisfactory to the Rating Agencies, executed amendments to the Loan Documents, and review information contained in a preliminary or final private placement memorandum, prospectus, prospectus supplements or other Disclosure Document, and providing a mortgagor estoppel certificate and such other information about Borrower, any SPE Equity Owner, any Guarantor, any Property Manager or the Mortgaged Property as Lender may require for Lender’s offering materials.

11.14	Cooperation with Rating Agencies and Investors. Borrower covenants and agrees that if Lender decides to include the Loan as an asset of a Secondary Market Transaction,

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Borrower will (a) at Lender’s request, meet with representatives of the Rating Agencies and/or investors to discuss the business and operations of the Mortgaged Property, and (b) permit Lender or its representatives to provide related information to the Rating Agencies and/or investors, and (c) cooperate with the reasonable requests of the Rating Agencies and/or investors in connection with all of the foregoing.

11.15	Time is of the Essence. Time is of the essence with respect to each covenant of this Loan Agreement.

ARTICLE XII DEFINITIONS.

The following terms, when used in this Loan Agreement (including when used in the recitals), will have the following meanings:

“Affiliate” of any Person means (i) any other Person which, directly or indirectly, is in Control of, is under the Control of, or is under common Control with, such Person; (ii) any other Person who is a director or officer of (A) such Person, (B) any subsidiary of such Person, or (C) any Person described in clause (i) of this definition; or (iii) any corporation, limited liability company or partnership which has as a director any Person described in Section (ii) of this definition.

“Aggregate Carrier Exposure” means:

(i)	For each individual carrier providing Hazard Insurance, one of the following:

(A) The sum of the required building coverage limits and required business income/rental value Insurance if such coverage is provided by specific Insurance or a policy covering only the Mortgaged Property.

(B) The blanket Insurance or master program limit if such coverage is provided by a Blanket Insurance Policy or master program from a single carrier.

(C) The total limit provided by the carrier in all layers in which the carrier participates if such coverage is provided by a Blanket Insurance Policy or master program with more than one carrier participating with layered limits.

(ii)	For each individual carrier providing liability Insurance pursuant to Section 6.10(a)(ii) or as otherwise required by Lender, one of the following:

(A) The total aggregate limits (general liability plus excess/umbrella) if such coverage is provided by specific Insurance or a policy covering only the Mortgaged Property.

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(B) The total aggregate limits (general liability plus excess/umbrella) if such coverage is provided by liability Insurance for multiple properties or a master program from a single carrier.

(C) The total limit provided by the carrier in all layers in which the carrier participates if such coverage is provided by an individual policy, liability Insurance policy for multiple properties or a master program with more than one carrier participating with layered limits Blanket Insurance Policy or master program with more than one carrier participating with layered limits.

“Approved Seller/Servicer” is defined in Section 11.11(b).

“Assignment of Management Agreement” means the Assignment of Management Agreement and Subordination of Management Fees, dated the same date as this Loan Agreement, among Borrower, Lender and Property Manager, including all schedules, riders, allonges and addenda, as such Assignment of Management Agreement may be amended from time to time, and any future Assignment of Management Agreement and Subordination of Management Fees executed in accordance with Section 6.09(d).

“Attorneys’ Fees and Costs” means (i) fees and out of pocket costs of Lender’s and Loan Servicer’s attorneys, as applicable, including costs of Lender’s and Loan Servicer’s in-house counsel, support staff costs, costs of preparing for litigation, computerized research, telephone and facsimile transmission expenses, mileage, deposition costs, postage, duplicating, process service, videotaping and similar costs and expenses; (ii) costs and fees of expert witnesses, including appraisers; (iii) investigatory fees; and (iv) costs for any opinion required by Lender pursuant to the terms of the Loan Documents.

“Bankruptcy Code” means the United States Bankruptcy Code, 11 U.S.C. Section 101 et seq., as amended from time to time.

“Blanket Insurance Policy” is defined in Section 6.10(h).

“Borrower” means all Persons identified as “Borrower” in the first paragraph of this Loan Agreement, together with their successors and assigns.

“Borrower Information” is defined in Section 10.02(d).

“Borrower Principal” means any of the following:

(i) Any general partner of Borrower (if Borrower is a partnership).

(ii) Any manager or managing member of Borrower (if Borrower is a limited liability company).

(iii) Any Person (limited partner, member or shareholder) with a collective direct or indirect equity interest in Borrower equal to or greater than 25%.

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(iv) Any Guarantor of all or any portion of the Loan or of any obligations of Borrower under the Loan Documents.

“Borrower Proof of Loss Threshold” means $50,000.00.

“Borrower Proof of Loss Maximum” means $200,000.00.

“Business Day” means any day other than a Saturday, a Sunday, or any other day on which Lender or the national banking associations are not open for business.

“Cap Agreement” means any interest rate cap agreement, interest rate swap agreement or other interest rate-hedging contract or agreement obtained by Borrower from a Cap Provider as a requirement of any Loan Document or as a condition of Lender’s making the Loan.

“Cap Collateral” means all of the following:

(i)	The Cap Agreement.

(ii)	The Cap Payments.

(iii)	All rights of Borrower under any Cap Agreement and all rights of Borrower to all Cap Payments, including contract rights and general intangibles, whether existing now or arising after the date of this Loan Agreement.

(iv)	All rights, liens and security interests or guaranties granted by a Cap Provider or any other Person to secure or guaranty payment of any Cap Payments whether existing now or granted after the date of this Loan Agreement.

(v)	All documents, writings, books, files, records and other documents arising from or relating to any of the foregoing, whether existing now or created after the date of this Loan Agreement.

(vi)	All cash and non-cash proceeds and products of (ii) through (v) of this definition.

“Cap Payment(s)” means any and all monies payable pursuant to any Cap Agreement by a Cap Provider.

“Cap Provider” means the interest rate cap provider or other counterparty to a Cap Agreement or any guarantor of the obligations of any such cap provider or counterparty.

“Capital Replacement” means the replacement of those items listed on Exhibit F.

“Capped Interest Rate” is defined in the Note.

“Claim” is defined in Section 10.02(f).

“Clean Site Assessment” is defined in Section 7.05(b)(i).

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“Closing Date” means the date on which Lender disburses the proceeds of the Loan to or for the account of Borrower.

“Commitment Letter” means the fully executed commitment letter or early rate lock application between Lender and Borrower issued in connection with the Loan, as such document may have been modified, amended or extended.

“Completion Date” means, with respect to any Repair, the date specified for that Repair in the Repair Schedule of Work, as such date may be extended.

“Condemnation” is defined in Section 6.11(a).

“Control” means to possess, directly or indirectly, the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, including the power to elect a majority of the directors or trustees of a corporation or trust, as the case may be.

“Cut-off Date” is defined in the Note.

“Default Rate” is defined in the Note.

“Defeasance” is defined in Section 11.12.

“Defeasance Closing Date” is defined in Section 11.12(b).

“Defeasance Collateral” means (i) a Freddie Mac Debt Security, (ii) a Fannie Mae Debt Security, (iii) U.S. Treasury Obligations, or (iv) FHLB Obligations.

“Defeasance Fee” is defined in Section 11.12(c).

“Defeasance Notice” is defined in Section 11.12(b).

“Defeasance Period” is defined in the Note.

“Designated Entity for Transfers” means each entity so identified in Exhibit I, and that entity’s successors and permitted assigns.

“Disclosure Document” is defined in Section 11.08.

“Eligible Account” means an identifiable account which is separate from all other funds held by the holding institution that is either (i) an account or accounts maintained with the corporate trust department of a federal or state-chartered depository institution or trust company which complies with the definition of Eligible Institution, or (ii) a segregated trust account or accounts maintained with the corporate trust department of a federal or state chartered depository institution or trust company acting in its fiduciary capacity which, in the case of a state chartered depository institution or trust company is subject to regulations substantially similar to 12 C.F.R. §9.10(b), having in either case a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal and state authority. An Eligible Account will not be evidenced by a certificate of deposit, passbook or other instrument.

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“Eligible Institution” means a federal or state chartered depository institution or trust company insured by the Federal Deposit Insurance Corporation, the short term unsecured debt obligations or commercial paper of which are rated at least A-1 by Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., P-1 by Moody’s Investors Service, Inc. and F-3 by Fitch, Inc. in the case of accounts in which funds are held for 30 days or less or, in the case of letters of credit or accounts in which funds are held for more than 30 days, the long term unsecured debt obligations of which are rated at least “A” by Fitch, Inc. and Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and “A2” by Moody’s Investors Service, Inc. If at any time an Eligible Institution does not meet the required rating, the Loan Servicer must move the Eligible Account within 30 days of such event to an appropriately rated Eligible Institution.

“Environmental Inspections” is defined in Section 6.12(e).

“Environmental Permit” means any permit, license, or other authorization issued under any Hazardous Materials Law with respect to any activities or businesses conducted on or in relation to the Mortgaged Property.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Event of Default” means the occurrence of any event listed in Section 9.01.

“Fannie Mae Debt Security” means any non-callable bond, debenture, note, or other similar debt obligation issued by the Federal National Mortgage Association.

“FHLB Obligations” mean direct, non-callable and non-redeemable securities issued, or fully insured as to payment, by the Federal Home Loan Bank.

“Fixtures” means all property owned by Borrower which is attached to the Land or the Improvements so as to constitute a fixture under applicable law, including: machinery, equipment, engines, boilers, incinerators and installed building materials; systems and equipment for the purpose of supplying or distributing heating, cooling, electricity, gas, water, air or light; antennas, cable, wiring and conduits used in connection with radio, television, security, fire prevention or fire detection or otherwise used to carry electronic signals; telephone systems and equipment; elevators and related machinery and equipment; fire detection, prevention and extinguishing systems and apparatus; security and access control systems and apparatus; plumbing systems; water heaters, ranges, stoves, microwave ovens, refrigerators, dishwashers, garbage disposers, washers, dryers and other appliances; light fixtures, awnings, storm windows and storm doors; pictures, screens, blinds, shades, curtains and curtain rods; mirrors; cabinets, paneling, rugs and floor and wall coverings; fences, trees and plants; swimming pools; and exercise equipment.

“Freddie Mac” means the Federal Home Loan Mortgage Corporation.

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“Freddie Mac Debt Security” means any non-callable bond, debenture, note, or other similar debt obligation issued by Freddie Mac.

“Freddie Mac Web Site” means the web site of Freddie Mac, located at www.freddiemac.com.

“GAAP” means generally accepted accounting principles.

“Governmental Authority” means any board, commission, department, agency or body of any municipal, county, state or federal governmental unit, or any subdivision of any of them, that has or acquires jurisdiction over the Mortgaged Property, or the use, operation or improvement of the Mortgaged Property, or over Borrower.

“Guarantor” means the Person(s) required by Lender to guaranty all or a portion of Borrower’s obligations under the Loan Documents, as set forth in the Guaranty. The required Guarantors as of the date of this Loan Agreement are set forth in Exhibit I.

“Guaranty” means the Guaranty executed by Guarantor and/or any replacement or supplemental guaranty executed pursuant to the terms of this Loan Agreement.

“Hazard Insurance” is defined in Section 6.10(a).

“Hazardous Materials” means petroleum and petroleum products and compounds containing them, including gasoline, diesel fuel and oil; explosives; flammable materials; radioactive materials; polychlorinated biphenyls (PCBs) and compounds containing them; lead and lead-based paint; asbestos or asbestos containing materials in any form that is or could become friable; underground or above-ground storage tanks, whether empty or containing any substance; any substance the presence of which on the Mortgaged Property is prohibited by any Governmental Authority; any substance that requires special handling and any other material or substance now or in the future that (i) is defined as a “hazardous substance,” “hazardous material,” “hazardous waste,” “toxic substance,” “toxic pollutant,” “contaminant,” or “pollutant” by or within the meaning of any Hazardous Materials Law, or (ii) is regulated in any way by or within the meaning of any Hazardous Materials Law.

“Hazardous Materials Law” and “Hazardous Materials Laws” means any and all federal, state and local laws, ordinances, regulations and standards, rules, policies and other governmental requirements, administrative rulings and court judgments and decrees in effect now or in the future, including all amendments, that relate to Hazardous Materials or the protection of human health or the environment and apply to Borrower or to the Mortgaged Property. Hazardous Materials Laws include the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601, et seq., the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Section 6901, et seq., the Toxic Substance Control Act, 15 U.S.C. Section 2601, et seq., the Clean Water Act, 33 U.S.C. Section 1251, et seq., and the Hazardous Materials Transportation Act, 49 U.S.C. Section 5101 et seq., and their state analogs.

“HVAC System” is defined in Section 6.10(a)(v).

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“Immediate Family Members” means a Person’s spouse, parent, child (including stepchild), grandchild (including step-grandchild) or sibling.

“Imposition Reserve Deposits” is defined in Section 4.02(a).

“Impositions” is defined in Section 4.02(a).

“Improvements” means the buildings, structures and improvements now constructed or at any time in the future constructed or placed upon the Land, including any future alterations, replacements and additions.

“Indebtedness” means the principal of, interest at the fixed or variable rate set forth in the Note on, and all other amounts due at any time under, the Note, this Loan Agreement or any other Loan Document, including prepayment premiums, late charges, default interest, and advances as provided in Section 9.02 to protect the security of the Security Instrument.

“Indemnified Party/ies” is defined in Section 10.02(d).

“Indemnitees” is defined in Section 10.02(a).

“Inspection Fee” means a fee payable to Lender or Loan Servicer for performing any inspection required by this Loan Agreement in an amount not to exceed $500.00 per inspection.

“Insurance” means Hazard Insurance, liability insurance and all other insurance that Lender requires Borrower to maintain pursuant to this Loan Agreement.

“Intercreditor Agreement” is defined in Section 11.11(b)(xi).

“Investment Fee” means a one time fee for establishing the (i) Replacement Reserve Fund in the amount of $500.00, and (ii) Repair Reserve Fund in the amount of $500.00.

“Issuer Group” is defined in Section 10.02(d).

“Issuer Person” is defined in Section 10.02(d).

“Land” means the land described in Exhibit A.

“Leases” means all present and future leases, subleases, licenses, concessions or grants or other possessory interests now or hereafter in force, whether oral or written, covering or affecting the Mortgaged Property, or any portion of the Mortgaged Property (including proprietary leases or occupancy agreements if Borrower is a cooperative housing corporation), and all modifications, extensions or renewals.

“Lender” means the entity identified as “Lender” in the first paragraph of this Loan Agreement, or any subsequent holder of the Note.

“Lender’s Discretion” means Lender’s reasonable discretion unless otherwise set forth in this Loan Agreement.

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“Letter of Credit” means any letter of credit required under the terms of this Loan Agreement.

“LIBOR Index Rate,” if applicable, is defined in the Note.

“Lien” means any mortgage, deed of trust, deed to secure debt, security interest or other lien or encumbrance on the Mortgaged Property.

“Loan” is defined on Page 1 of this Loan Agreement.

“Loan Agreement” means this Multifamily Loan and Security Agreement.

“Loan Application” is defined in Section 5.16(a).

“Loan Documents” means the Note, the Security Instrument, this Loan Agreement, all guaranties, all indemnity agreements, all collateral agreements, UCC filings, O&M Programs, the MMP and any other documents now or in the future executed by Borrower, any Guarantor or any other Person in connection with the Loan evidenced by the Note, as such documents may be amended from time to time.

“Loan Servicer” means the entity that from time to time is designated by Lender to collect payments and deposits and receive Notices under the Note, the Security Instrument, this Loan Agreement and any other Loan Document, and otherwise to service the Loan evidenced by the Note for the benefit of Lender. Unless Borrower receives Notice to the contrary, the Loan Servicer is the entity identified as “Lender” in the first paragraph of this Loan Agreement.

“Lockout Period” is defined in the Note.

“Manager” or “Managers” means a Person who is named or designated as a manager or managing member or otherwise acts in the capacity of a manager or managing member of a limited liability company in a limited liability company agreement or similar instrument under which the limited liability company is formed or operated.

“Margin,” if applicable, is defined in the Note.

“Material Adverse Change” means any set of circumstances or events which, in Lender’s Discretion would have or is then reasonably expected to have a Material Adverse Effect on (i) the validity or enforceability of this Loan Agreement or the other Loan Documents taken as a whole, (ii) the ability of Borrower to duly and punctually pay the Indebtedness or perform its obligations, (iii) the ability of Lender to enforce its legal remedies pursuant to this Loan Agreement or the other Loan Documents taken as a whole, including by realizing upon any collateral or any guaranty, (iv) the business prospects or financial condition of Borrower or any Guarantor, (v) the financial performance or market value of the Mortgaged Property, or (vi) the compliance of the Mortgaged Property with any law dealing with the use, ownership or operation of the Mortgaged Property or any law, the noncompliance with which could reasonably be expected to have a Material Adverse Effect on the financial performance or market value of the Mortgaged Property.

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“Material Adverse Effect” means a significant detrimental effect on (i) the Mortgaged Property, (ii) the business, prospects, profits, operations or condition (financial or otherwise) of Borrower, (iii) the enforceability, validity, perfection or priority of the Lien of any Loan Document, or (iv) the ability of Borrower to perform any obligations under any Loan Document.

“Maturity Date” means the Scheduled Maturity Date, as defined in the Note.

“MMP” means a moisture management plan to control water intrusion and prevent the development of Mold or moisture at the Mortgaged Property throughout the term of this Loan Agreement.

“Modified Non-Residential Lease” means an extension or modification of any Non-Residential Lease, which Non-Residential Lease was in existence as of the date of this Loan Agreement.

“Mold” means mold, fungus, microbial contamination or pathogenic organisms.

“Mortgaged Property” means all of Borrower’s present and future right, title and interest in and to all of the following:

(i)	The Land, or, if Borrower’s interest in the Land is pursuant to a Ground Lease, the Ground Lease and the Leasehold Estate.

(ii)	The Improvements.

(iii)	The Fixtures.

(iv)	The Personalty.

(v)	All current and future rights, including air rights, development rights, zoning rights and other similar rights or interests, easements, tenements, rights of way, strips and gores of land, streets, alleys, roads, sewer rights, waters, watercourses and appurtenances related to or benefiting the Land or the Improvements, or both, and all rights-of-way, streets, alleys and roads which may have been or may in the future be vacated.

(vi)	All proceeds paid or to be paid by any insurer of the Land, the Improvements, the Fixtures, the Personalty or any other part of the Mortgaged Property, whether or not Borrower obtained the Insurance pursuant to Lender’s requirement.

(vii)	All awards, payments and other compensation made or to be made by any municipal, state or federal authority with respect to the Land or the Leasehold Estate, as applicable, the Improvements, the Fixtures, the Personalty or any other part of the Mortgaged Property, including any awards or settlements resulting from Condemnation proceedings or the total or partial taking of the Land, the Improvements, the Fixtures, the Personalty or any other part of the Mortgaged Property under the power of eminent domain or otherwise and including any conveyance in lieu thereof.

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(viii)	All contracts, options and other agreements for the sale of the Land, or the Leasehold Estate, as applicable, the Improvements, the Fixtures, the Personalty or any other part of the Mortgaged Property entered into by Borrower now or in the future, including cash or securities deposited to secure performance by parties of their obligations.

(ix)	All proceeds from the conversion, voluntary or involuntary, of any of the items described in items (i) through (viii) of this definition, into cash or liquidated claims, and the right to collect such proceeds.

(x)	All Rents and Leases.

(xi)	All earnings, royalties, accounts receivable, issues and profits from the Land, the Improvements or any other part of the Mortgaged Property, and all undisbursed proceeds of the Loan.

(xii)	All Imposition Reserve Deposits.

(xiii)	All refunds or rebates of Impositions by any Governmental Authority or insurance company (other than refunds applicable to periods before the real property tax year in which this Loan Agreement is dated).

(xiv)	All tenant security deposits which have not been forfeited by any tenant under any Lease and any bond or other security in lieu of such deposits.

(xv)	All names under or by which any of the Mortgaged Property may be operated or known, and all trademarks, trade names and goodwill relating to any of the Mortgaged Property.

(xvi)	If required by the terms of Section 4.05, all rights under the Letter of Credit and the Proceeds, as such Proceeds may increase or decrease from time to time.

(xvii)	If the Note provides for interest to accrue at an adjustable or variable rate and there is a Cap Agreement, the Cap Collateral.

“New Non-Residential Lease” is any Non-Residential Lease not in existence as of the date of this Loan Agreement.

“NFIP” is defined in Section 6.10(a)(iv).

“Non-Residential Lease” is a Lease of a portion of the Mortgaged Property to be used for non-residential purposes.

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“Note” means the Multifamily Note (including any Amended and Restated Note, Consolidated, Amended and Restated Note, or Extended and Restated Note) executed by Borrower in favor of Lender and dated as of the date of this Loan Agreement, including all schedules, riders, allonges and addenda, as such Multifamily Note may be amended, modified and/or restated from time to time.

“Notice” or “Notices” means all notices, demands and other communication required under the Loan Documents, provided in accordance with the requirements of Section 11.03.

“O&M Program” is defined in Section 6.12(c) and consists of the following: Asbestos and Lead-Based Paint.

“Person” means any natural person, sole proprietorship, corporation, general partnership, limited partnership, limited liability company, limited liability partnership, limited liability limited partnership, joint venture, association, joint stock company, bank, trust, estate, unincorporated organization, any federal, state, county or municipal government (or any agency or political subdivision thereof), endowment fund or any other form of entity.

“Personalty” means all of the following:

(i)	Accounts (including deposit accounts) of Borrower related to the Mortgaged Property.

(ii)	Equipment and inventory owned by Borrower, which are used now or in the future in connection with the ownership, management or operation of the Land or Improvements or are located on the Land or Improvements, including furniture, furnishings, machinery, building materials, goods, supplies, tools, books, records (whether in written or electronic form) and computer equipment (hardware and software).

(iii)	Other tangible personal property owned by Borrower which is used now or in the future in connection with the ownership, management or operation of the Land or Improvements or is located on the Land or in the Improvements, including ranges, stoves, microwave ovens, refrigerators, dishwashers, garbage disposers, washers, dryers and other appliances (other than Fixtures).

(iv)	Any operating agreements relating to the Land or the Improvements.

(v)	Any surveys, plans and specifications and contracts for architectural, engineering and construction services relating to the Land or the Improvements.

(vi)	All other intangible property, general intangibles and rights relating to the operation of, or used in connection with, the Land or the Improvements, including all governmental permits relating to any activities on the Land and including subsidy or similar payments received from any sources, including a Governmental Authority.

(vii)	Any rights of Borrower in or under any Letter of Credit.

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“Pledge Agreement” is defined in Section 11.12(f)(iii).

“Preapproved Intrafamily Transfer” is defined in Section 7.04.

“Prepayment Premium Period” is defined in the Note.

“Prior Lien” means a pre-existing mortgage, deed of trust or other Lien encumbering the Mortgaged Property.

“Proceeding” means, whether voluntary or involuntary, any case, proceeding or other action against Borrower or any SPE Equity Owner under any existing or future law of any jurisdiction relating to bankruptcy, insolvency, reorganization or relief of debtors.

“Proceeds” means the cash obtained by a draw on a Letter of Credit.

“Prohibited Activity or Condition” means each of the following:

(i)	The presence, use, generation, release, treatment, processing, storage (including storage in above-ground and underground storage tanks), handling or disposal of any Hazardous Materials on or under the Mortgaged Property.

(ii)	The transportation of any Hazardous Materials to, from or across the Mortgaged Property.

(iii)	Any occurrence or condition on the Mortgaged Property, which occurrence or condition is or may be in violation of Hazardous Materials Laws.

(iv)	Any violation of or noncompliance with the terms of any Environmental Permit with respect to the Mortgaged Property.

(v)	Any violation or noncompliance with the terms of any O&M Program.

(vi)	However, the term “Prohibited Activity or Condition” expressly excludes lawful conditions permitted by an O&M Program or the safe and lawful use and storage of quantities of (i) pre-packaged supplies, cleaning materials and petroleum products customarily used in the operation and maintenance of comparable multifamily properties, (ii) cleaning materials, personal grooming items and other items sold in pre-packaged containers for consumer use and used by tenants and occupants of residential dwelling units in the Mortgaged Property, and (iii) petroleum products used in the operation and maintenance of motor vehicles from time to time located on the Mortgaged Property’s parking areas, so long as all of the foregoing are used, stored, handled, transported and disposed of in compliance with Hazardous Materials Laws.

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“Property Jurisdiction” means the jurisdiction in which the Land is located.

“Property Manager” means JUPITER COMMUNITIES, LLC, a Delaware limited liability company, or another residential rental property manager which is approved by Lender in writing.

“Property Seller” is defined in Section 5.24.

“Public Fund/REIT Securities” is defined in Section 7.03(c).

“Rate Cap Agreement Reserve Fund” means the account established pursuant to Section 4.07, if applicable, to pay for the cost of a Replacement Cap Agreement.

“Rating Agencies” means Fitch, Inc., Moody’s Investors Service, Inc., or Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor entity of the foregoing, or any other nationally recognized statistical rating organization.

“Release Instruments” is defined in Section 11.12(f)(v).

“Remedial Work” is defined in Section 6.12(f).

“Rent(s)” means all rents (whether from residential or non-residential space), revenues and other income of the Land or the Improvements, parking fees, laundry and vending machine income and fees and charges for food, health care and other services provided at the Mortgaged Property, whether now due, past due or to become due, and deposits forfeited by tenants, and, if Borrower is a cooperative housing corporation or association, maintenance fees, charges or assessments payable by shareholders or residents under proprietary leases or occupancy agreements, whether now due, past due or to become due.

“Rent Schedule” means a written schedule for the Mortgaged Property showing the name of each tenant, and for each tenant, the space occupied, the lease expiration date, the rent payable for the current month, the date through which rent has been paid, and any related information requested by Lender.

“Repairs” means the repairs to be made to the Mortgaged Property, as described on the Repair Schedule of Work or as otherwise required by Lender in accordance with this Loan Agreement.

“Replacement Cap Agreement” means any replacement Cap Agreement provided to Lender pursuant to Section 4.07(c). The Replacement Cap Agreement must satisfy each of the following requirements:

(i)	It must have an effective date not later than the day following the last day of the term of the Cap Agreement that preceded it, and may not expire before the earlier of (A) the 5th anniversary of the effective date of such Replacement Cap Agreement or (B) the Maturity Date.

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(ii)	It must obligate the Cap Provider, which Cap Provider must be acceptable to Lender, to make monthly payments to Lender equal to the excess of (A) the actual interest on a notional principal amount of the Indebtedness over (B) interest on that notional amount at a specified fixed cap rate.

“Replacement Cost” means the estimated replacement cost of the Improvements, Fixtures, and Personalty (or, when used in reference to a property that is not the Mortgaged Property, all improvements, fixtures, and personalty located on such property), excluding any deduction for depreciation, all as determined annually by Borrower using customary methodology and sources of information acceptable to Lender in Lender’s Discretion. Replacement Cost will not include the cost to reconstruct foundations or site improvements, such as driveways, parking lots, sidewalks, and landscaping.

“Required DSCR” means, with respect to a Supplemental Loan, (i) if the Senior Indebtedness bears interest at a fixed rate, 1.25:1, or (ii) if the Senior Indebtedness bears interest at an adjustable rate, 1.15:1.

“Required LTV” means 65%.

“Reserve Fund” means each account established for Imposition Reserve Deposits, the Replacement Reserve Fund, the Repair Reserve Fund (if any), the Rate Cap Agreement Reserve Fund (if any), the Rental Achievement Reserve Fund (if any), and any other account established pursuant to Article IV of this Loan Agreement.

“Restoration” is defined in Section 6.10(i).

“Scheduled Debt Payments” is defined in Section 11.12(g)(i)(B).

“Secondary Market Transaction” means (i) any sale or assignment of this Loan Agreement, the Note and the other Loan Documents to one or more investors as a whole loan, (ii) a participation of the Loan to one or more investors, (iii) any deposit of this Loan Agreement, the Note and the other Loan Documents with a trust or other entity which may sell certificates or other instruments to investors evidencing an ownership interest in the assets of such trust or other entity, or (iv) any other sale, assignment or transfer of the Loan or any interest in the Loan to one or more investors.

“Securitization” means when the Note or any portion of the Note is assigned to a REMIC trust.

“Securitization Indemnification” is defined in Section 10.02(d).

“Security Instrument” means the mortgage, deed of trust, deed to secure debt or other similar security instrument encumbering the Mortgaged Property and securing Borrower’s performance of its Loan obligations, including Borrower’s obligations under the Note and this Loan Agreement (including any Amended and Restated Security Instrument, Consolidation, Modification and Extension Agreement, Extension and Modification Agreement or similar agreement or instrument amending and restating existing security instruments).

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“Senior Indebtedness” means, for a Supplemental Loan, if any, the Indebtedness evidenced by each Senior Note and secured by each Senior Instrument for the benefit of each Senior Lender.

“Senior Instrument” – Not applicable.

“Senior Lender” means each holder of a Senior Note.

“Senior Loan Documents” means, for a Supplemental Loan, if any, all documents relating to each loan evidenced by a Senior Note.

“Senior Note” means, for a Supplemental Loan, if any, each Multifamily Note secured by a Senior Instrument.

“Servicing Arrangement” is defined in Section 11.06(b).

“SFHA” is defined in Section 6.10(a)(iv).

“Single Purpose Entity” is defined in Section 6.13(a).

“Site Assessment” means an environmental assessment report for the Mortgaged Property prepared at Borrower’s expense by a qualified environmental consultant engaged by Borrower, or by Lender on behalf of Borrower, and approved by Lender, and in a manner reasonably satisfactory to Lender, based upon an investigation relating to and making appropriate inquiries to evaluate the risks associated with Mold and any existence of Hazardous Materials on or about the Mortgaged Property, and the past or present discharge, disposal, release or escape of any such substances, all consistent with ASTM Standard E1527-05 (or any successor standard published by ASTM) and good customary and commercial practice.

“SPE Equity Owner” is not applicable. Borrower will not be required to maintain an SPE Equity Owner in its organizational structure during the term of the Loan and all references to SPE Equity Owner in this Loan Agreement and in the Note will be of no force or effect.

“Successor Borrower” is defined in Section 11.12(b).

“Supplemental Indebtedness” the Indebtedness evidenced by the Supplemental Note and secured by the Supplemental Instrument for the benefit of Supplemental Lender, if any.

“Supplemental Instrument” means, for a Supplemental Loan, if any, the Security Instrument executed to secure the Supplemental Note.

“Supplemental Lender” means, for a Supplemental Loan, if any, the Approved Seller/Servicer named in the Supplemental Instrument and its successors and/or assigns.

“Supplemental Loan” means a loan that is subordinate to the Senior Indebtedness.

“Supplemental Loan Documents” means, for a Supplemental Loan, if any, all documents relating to the loan evidenced by the Supplemental Note.

Multifamily Loan and Security Agreement (CME)	Page 91

“Supplemental Mortgage Product” is defined in Section 11.11(a).

“Supplemental Note” means, for a Supplemental Loan, if any, the Multifamily Note secured by the Supplemental Instrument.

“Tax Code” means the Internal Revenue Code of the United States, 26 U.S.C. Section 1 et seq., as amended from time to time.

“Taxes” means all taxes, assessments, vault rentals and other charges, if any, whether general, special or otherwise, including all assessments for schools, public betterments and general or local improvements, which are levied, assessed or imposed by any public authority or quasi-public authority, and which, if not paid, will become a Lien on the Land or the Improvements.

“Total Insurable Value” means the sum of the Replacement Cost, business income/rental value Insurance and the value of any business personal property.

“Transfer” means any of the following:

(i)	A sale, assignment, transfer or other disposition or divestment of any interest in Borrower, a Designated Entity for Transfers, or the Mortgaged Property (whether voluntary, involuntary or by operation of law).

(ii)	The granting, creating or attachment of a Lien, encumbrance or security interest (whether voluntary, involuntary or by operation of law).

(iii)	The issuance or other creation of an ownership interest in a legal entity, including a partnership interest, interest in a limited liability company or corporate stock.

(iv)	The withdrawal, retirement, removal or involuntary resignation of a partner in a partnership or a member or Manager in a limited liability company.

(v)	The merger, dissolution, liquidation, or consolidation of a legal entity or the reconstitution of one type of legal entity into another type of legal entity.

(vi)	A change of the Guarantor.

For purposes of defining the term “Transfer,” the term “partnership” means a general partnership or a limited partnership, and the term “partner” means a general partner or a limited partner.

“Transfer” does not include any of the following:

(i)	A conveyance of the Mortgaged Property at a judicial or non-judicial foreclosure sale under the Security Instrument.

Multifamily Loan and Security Agreement (CME)	Page 92

(ii)	The Mortgaged Property becoming part of a bankruptcy estate by operation of law under the Bankruptcy Code.

(iii)	The filing or recording of a Lien against the Mortgaged Property for local taxes and/or assessments not then due and payable.

“Transfer and Assumption Agreement” is defined in Section 11.12(f)(iv).

“Transfer Fee” means a fee paid when the Transfer is completed. Unless otherwise specified, the Transfer Fee will be equal to 1% of the outstanding principal balance of the Indebtedness as of the date of the Transfer. Notwithstanding anything set forth in Article VII to the contrary, the Transfer Fee will not exceed 1% of the outstanding principal balance of the Loan.

“Transfer Review Fee” means a nonrefundable fee of $5,000 for Lender’s review of a proposed Transfer.

“U.S. Treasury Obligations” means direct, non-callable and non-redeemable securities issued, or fully insured as to payment, by the United States of America.

“UCC Collateral” is defined in Section 3.03.

“Underwriter Group” is defined in Section 10.02(d).

“Uniform Commercial Code” means the Uniform Commercial Code as promulgated in the applicable jurisdiction.

“Windstorm Coverage” is defined in Section 6.10(a)(ix).

ARTICLE XIII INCORPORATION OF ATTACHED RIDERS.

The following Riders are attached to this Loan Agreement:

Name of Rider	Date Revised
REPAIR RESERVE FUND – RADON TESTING	10-1-2013
REPLACEMENT RESERVE FUND – IMMEDIATE DEPOSITS	1-11-2012
RECYCLED BORROWER MULTIPLE ENTITIES COMPRISING BORROWER	4-10-2012
MULTIPLE ENTITIES COMPRISING BORROWER	2-28-2013
AFFILIATE TRANSFER	7-10-2013
LIMITED PARTNER OR NON-MANAGING MEMBER TRANSFER	7-10-2013
ENTITY GUARANTOR	9-1-2011

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK;

SIGNATURES ON FOLLOWING PAGES

Multifamily Loan and Security Agreement (CME)	Page 93

ARTICLE XIV INCORPORATION OF ATTACHED EXHIBITS.

The following Exhibits, if marked with an “X” in the space provided, are attached to this Loan Agreement:

☒	Exhibit A	Description of the Land (required)

☒	Exhibit B	Modifications to Multifamily Loan and Security Agreement

☒	Exhibit C	Repair Schedule of Work

☒	Exhibit D	Repair Disbursement Request

☒	Exhibit E	Work Commenced at Mortgaged Property

☒	Exhibit F	Capital Replacements (required)

☐	Exhibit G	Description of Ground Lease

☒	Exhibit H	Organizational Chart of Borrower as of the Closing Date (required)

☒	Exhibit I	Designated Entities for Transfers and Guarantor(s) (required)

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK;

SIGNATURES ON FOLLOWING PAGES

Multifamily Loan and Security Agreement (CME)	Page 94

BORROWER:

BERKSHIRE SQUARE LLC, an
Indiana limited liability company

By:	BERKSHIRE SQUARE MANAGING MEMBER, LLC, a
Delaware limited liability company, its Manager

	By:	INDEPENDENCE REALTY OPERATING PARTNERSHIP, LP, a
Delaware limited partnership, its Sole Member and Manager

		By:	INDEPENDENCE REALTY TRUST, INC., a
Maryland corporation, its General Partner

			By:	INDEPENDENCE REALTY ADVISORS, LLC, a
Delaware limited liability company, its Authorized Agent

				By:	/s/ Farrell Ender
				Name:	Farrell Ender
				Title:	President

SIGNATURES CONTINUE ON FOLLOWING PAGE

Multifamily Loan and Security Agreement (CME)	Page 95

BORROWER:

BERKSHIRE II CUMBERLAND, LLC, an
Indiana limited liability company

By:	BERKSHIRE SQUARE MANAGING MEMBER, LLC, a
Delaware limited liability company, its Manager

	By:	INDEPENDENCE REALTY OPERATING PARTNERSHIP, LP, a
Delaware limited partnership, its Sole Member and Manager

		By:	INDEPENDENCE REALTY TRUST, INC., a
Maryland corporation, its General Partner

			By:	INDEPENDENCE REALTY ADVISORS, LLC, a
Delaware limited liability company, its Authorized Agent

				By:	/s/ Farrell Ender
				Name:	Farrell Ender
				Title:	President

SIGNATURES CONTINUE ON FOLLOWING PAGE

Multifamily Loan and Security Agreement (CME)	Page 96

LENDER:

GRANDBRIDGE REAL ESTATE CAPITAL LLC, a
North Carolina limited liability company

By:	/s/ Molly J. Williams
Name:	Molly J. Williams
Title:	Vice President

Multifamily Loan and Security Agreement (CME)	Page 97

EXHIBIT A

DESCRIPTION OF THE LAND

PART OF THE EAST HALF OF THE NORTHWEST AND SOUTHWEST QUARTERS OF SECTION 3, TOWNSHIP 15 NORTH, RANGE 5 EAST OF THE SECOND PRINCIPAL MERIDIAN AND SITUATED IN WARREN TOWNSHIP, MARION COUNTY, INDIANA, DESCRIBED AS FOLLOWS:

COMMENCING AT THE NORTHEAST CORNER OF SAID NORTHWEST QUARTER SECTION; THENCE NORTH 89 DEGREES 37 MINUTES 03 SECONDS WEST (BASIS OF BEARINGS PER INSTRUMENT NO. 70-49686 AND INSTRUMENT NO. 70-57526) ALONG THE NORTH LINE OF SAID NORTHWEST QUARTER 987.500 FEET; THENCE SOUTH 00 DEGREES 01 MINUTES 02 SECONDS WEST A DISTANCE OF 1408.710 FEET TO THE POINT OF BEGINNING OF THE REAL ESTATE DESCRIBED HEREIN, SAID POINT ALSO BEING ON THE EAST LINE OF GALECREST ADDITION, AS RECORDED IN PLAT BOOK 21, PAGES 26 AND 27 IN THE OFFICE OF THE RECORDER OF MARION COUNTY, INDIANA; THENCE CONTINUING SOUTH 00 DEGREES 01 MINUTES 02 SECONDS WEST ALONG SAID EAST LINE 696.29 FEET TO THE SOUTHEAST CORNER OF LOT 180 IN SAID ADDITION; THENCE NORTH 89 DEGREES 37 MINUTES 03 SECONDS WEST UPON AND ALONG THE SOUTH LINE OF SAID LOT 180 AND PARALLEL WITH THE NORTH LINE OF SAID NOTTHWEST QUARTER 24.500 FEET TO THE NORTHEAST CORNER OF LOT 179 IN SAID GALECREST ADDITION; THENCE SOUTH 00 DEGREES 01 MINUTES 02 SECONDS WEST UPON AND ALONG THE EAST LINE OF SATD LOT 179 AND SAID EAST LINE EXTENDED 207.02 FEET TO THE EXISTING NORTH RIGHT OF WAY LINE OF EAST WASHINGTON STREET; THENCE NORTH 87 DEGREES 24 MINUTES 33 SECONDS EAST ALONG SAID NORTH RIGHT OF WAY LINE 460.56 FEET TO A POINT ON A NON-TANGENT CURVE CONCAVE SOUTHEAST, SAID CURVE HAVING A RADIUS OF 385.00 FEET AND BEING SUBTENDED BY A LONG CHORD HAVING A BEARING OF NORTH 33 DEGREES 10 MINUTES 57 SECONDS EAST AND A LENGTH OF 375.965 FEET; THENCE NORTHEASTERLY ON SAID CURVE TO THE RIGHT, THROUGH A CENTRAL ANGLE OF 58 DEGREES 27 MINUTES 12 SECONDS, AN ARC DISTANCE OF 392.78 FEET; THENCE NORTH 62 DEGREES 24 MINUTES 33 SECONDS EAST TANGENT TO THE LAST DESCRIBED CURVE 140.526 FEET TO THE POINT OF CURVATURE OF A CURVE CONCAVE NORTHWEST, SAID CURVE HAVING A RADIUS OF 390.000 FEET AND A CENTRAL ANGLE OF 62 DEGREES 23 MINUTES 31 SECONDS; THENCE NORTHEASTERLY UPON AND ALONG SAID CURVE TO THE LEFT AN ARC DISTANCE OF 424.688 FEET (SAID ARC BEING SUBTENDED BY A CHORD HAVING A BEARING OF NORTH 31 DEGREES 12 MINUTES 47 SECONDS EAST AND A LENGTH OF 404.014 FEET); THENCE NORTH 00 DEGREES 01 MINUTES 02 SECONDS EAST TANGENT TO THE LAST DESCRIBED CURVE 86.412 FEET; THENCE NORTH 89 DEGREES 58 MINUTES 58 SECONDS WEST 671.379 FEET; THENCE NORTH 00 DEGREES 01 MINUTES 02 SECONDS EAST 70.350 FEET; THENCE NORTH 89 DEGREES 58 MINUTES 58 SECONDS WEST 303.67 FEET TO THE POINT OF BEGINNING; CONTAINING 14.556 ACRES, MORE OR LESS.

Multifamily Loan and Security Agreement (CME)	Page A-1

LAND DESCRIPTION

(Modernized description of Subject based on Survey)

A part of the East Half of the Northwest Quarter and a part of the Northeast Quarter of Section 3, Township 15 North, Range 5 East, Marion County, Indiana, being more particularly described as follows:

COMMENCING at the northwest comer of said Northeast Quarter Section; thence South 00 degrees 01 minute 02 seconds West (basis of bearing = ALTA/ACSM land title survey prepared by The Schneider Corporation as Job No. 8212.001, dated July 28, 2011) along the West line of said Northeast Quarter a distance of 527.76 feet to the southwest corner of Washington Meadows, Section One, as per plat thereof recorded as Instrument No. 79-87804 in the Office of the Recorder of said County and the POINT OF BEGINNING, the following five (5) courses being along the southerly lines thereof; (1) South 89 degrees 58 minutes 58 seconds East 140.66 feet; (2) North 00 degrees 01 minute 02 seconds East 260.00 feet; (3) South 89 degrees 58 minutes 58 seconds East 180.00 feet; (4) South 00 degrees 01 minute 02 seconds West 300.00 feet; (5) South 89 degrees 58 minutes 58 seconds East 623.34 feet; thence South 00 degrees 02 minutes 00 seconds West a distance of 194.34 feet; thence South 90 degrees 00 minutes 00 seconds West a distance of 155.00 feet; thence South 00 degrees 02 minutes 00 seconds West a distance of 351.28 feet; thence South 90 degrees 00 minutes 00 seconds West a distance of 137.00 feet; thence South 00 degrees 01 minute 07 seconds West a distance of 591.34 feet to the north line of a tract of land described in a deed to Cumberland Park Board, recorded as Instrument #880015260 in said Recorder’s Office; thence South 90 degrees 00 minutes 00 seconds West along the north line of said land and the westerly prolongation thereof a distance of 692.48 feet to a point on a non-tangent curve to the left having a radius of 390.00 feet, the radius point of which bears North 68 degrees 01 minute 36 seconds West; thence northerly along said curve an arc distance of 149.43 feet to a point which bears South 89 degrees 58 minutes 46 seconds East from said radius point; thence North 00 degrees 01 minute 02 seconds East along the east right-of-way line of Woodlark Drive as described in a deed to the Town of Cumberland, recorded as Instrument #79-58827 in said Recorder’s Office a distance of 1031.46 feet; thence South 89 degrees 58 minutes 58 seconds East along said east right-of-way line a distance of 12.43 feet to the Point of Beginning, containing 21.16 acres, more or less.

Multifamily Loan and Security Agreement (CME)	Page A-2

EXHIBIT B

MODIFICATIONS TO MULTIFAMILY LOAN AND SECURITY AGREEMENT

The following modifications are made to the Agreement which precedes this Exhibit:

1.	Section 5.08 shall be deleted in its entirety and shall be replaced with the following:

5.08	Access; Utilities; Tax Parcels. The Mortgaged Property (a) has ingress and egress via a publicly dedicated right of way or via an irrevocable easement permitting ingress and egress, (b) is served by public utilities and services generally available in the surrounding community or otherwise appropriate for the use in which the Mortgaged Property is currently being utilized, and (c) constitutes one or more separate tax parcels. Borrower and Lender acknowledge that one of the tax parcels assigned to the Mortgaged Property includes a portion of land which was previously conveyed by Borrower to an adjacent property owner and that Borrower will use best efforts to have that portion of land which was previously conveyed separately taxed. Borrower and Lender also acknowledge that the Mortgaged Property includes a portion of Woodlark Drive and that Borrower is working with and expects to convey that portion of the Mortgaged Property within Woodlark Drive to the Town of Cumberland, Indiana.

2.	The introductory sentence of Section 6.07(b)(ii) shall be deleted in its entirety and shall be replaced with the following:

(ii)	Within 120 days after the end of each fiscal year of Borrower, each of the following:

3.	Section 6.07(c) shall be deleted in its entirety and shall be replaced with the following:

(c)	Delivery of Borrower Financial Statements Upon Request. Borrower will furnish to Lender each of the following:

(i)	Upon Lender’s request, in Lender’s sole and absolute discretion prior to a Securitization, and thereafter upon Lender’s request in Lender’s Discretion, a monthly Rent Schedule and a monthly statement of income and expenses for Borrower’s operation of the Mortgaged Property, in each case within 30 days after the end of each month.

(ii)

Upon Lender’s request in Lender’s sole and absolute discretion prior to a Securitization, and thereafter upon Lender’s request in Lender’s Discretion, a statement that identifies all owners of any interest in Borrower and any Designated Entity for Transfers and the interest held by each (unless Borrower or any Designated Entity for Transfers is a publicly-traded entity in which case such statement of ownership will not be required), and if Borrower or a Designated Entity for Transfers is a

Multifamily Loan and Security Agreement (CME)	Page B-1

corporation then all officers and directors of Borrower and the Designated Entity for Transfers, and if Borrower or a Designated Entity for Transfers is a limited liability company then all Managers who are not members, in each case within 15 days after such request.

(iii)	Upon Lender’s request in Lender’s Discretion, such other financial information or property management information (including information on tenants under Leases to the extent such information is available to Borrower, copies of bank account statements from financial institutions where funds owned or controlled by Borrower are maintained, and an accounting of security deposits) as may be required by Lender from time to time, in each case within 30 days after such request.

(iv)	Upon Lender’s request in Lender’s Discretion, a monthly property management report for the Mortgaged Property, showing the number of inquiries made and rental applications received from tenants or prospective tenants and deposits received from tenants and any other information requested by Lender within 30 days after such request. However, Lender will not require the foregoing more frequently than quarterly except when there has been an Event of Default and such Event of Default is continuing, in which case Lender may require Borrower to furnish the foregoing more frequently.

4.	A new Section 6.07(i) shall be added as follows:

(i)	All financial statements and Rent Schedules delivered pursuant to this Section 6.07 must be in a consolidated format (as opposed to separate documentation for each entity comprising Borrower).

5.	A new Section 7.03(d) shall be added as follows:

(d)	Independence Realty Operating Partnership Transfer. A Transfer of any partnership interests in Independence Realty Operating Partnership, LP (“IROP”) which results in a reduction of the partnership units owned by Independence Realty Trust, Inc. (“IRT”), including the issuance of additional limited partnership interests in IROP and the subsequent transfer thereof, provided that each of the following conditions is satisfied:

(i)	Such Transfer does not result in a change in the management and control of IROP.

(ii)	IRT continues to be the sole general partner of IROP.

Multifamily Loan and Security Agreement (CME)	Page B-2

6.	Section 11.03(a) shall be deleted in its entirety and shall be replaced with the following:

(a)	All Notices under or concerning this Loan Agreement will be in writing. Each Notice will be deemed given on the earliest to occur of (i) the date when the Notice is received by the addressee, (ii) the first Business Day after the Notice is delivered to a recognized overnight courier service, with arrangements made for payment of charges for next Business Day delivery, or (iii) the third Business Day after the Notice is deposited in the United States mail with postage prepaid, certified mail, return receipt requested. Addresses for Notice are as follows:

If to Lender:	GRANDBRIDGE REAL ESTATE CAPITAL LLC, a North Carolina limited liability company 200 South College Street, Suite 2100 Charlotte, North Carolina 28202 Attention: Head of Servicing and Asset Management

If to Borrower:

BERKSHIRE SQUARE LLC, an

Indiana limited liability company,

and

BERKSHIRE II CUMBERLAND, LLC, an

Indiana limited liability company

c/o Independence Realty Advisors, LLC

2929 Arch Street, 17th Floor

Philadelphia, Pennsylvania 19104

Attention: Farrell Ender

Lender shall endeavor to give the following party a courtesy copy of any notice given to Borrower by Lender, at the following address; provided, however, failure to provide such courtesy copy notice shall not affect the validity or sufficiency of any notice to Borrower, shall not affect Lender’s rights and remedies hereunder or under any other Loan Documents:

RAIT Financial Trust

2929 Arch Street, 17th Floor

Philadelphia, Pennsylvania 19104

Attention: Jamie Reyle, Esq.

Multifamily Loan and Security Agreement (CME)	Page B-3

EXHIBIT C

REPAIR SCHEDULE OF WORK

Repair item	Cost	Completion Date
Trip Hazards	$15,900.00	March 27, 2014
Vinyl Siding/Brick Veneer	$1,000.00	March 27, 2014

SUBTOTAL:	$16,900.00
TOTAL @125%:	$21,125.00

Multifamily Loan and Security Agreement (CME)	Page C-1

EXHIBIT D

REPAIR DISBURSEMENT REQUEST

The undersigned hereby requests from GRANDBRIDGE REAL ESTATE CAPITAL LLC, a North Carolina limited liability company (“Lender”) the disbursement of funds in the amount of $            (“Disbursement Request”) from the Repair Reserve Fund established pursuant to the Multifamily Loan and Security Agreement dated as of December 27, 2013 by and between Lender and the undersigned (“Loan Agreement”) to pay for repairs to the multifamily apartment project known as Berkshire Square located at 11415 Knollridge Lane, Indianapolis, Indiana 46229.

The undersigned hereby represents and warrants to Lender that the following information and certifications provided in connection with this Disbursement Request are true and correct as of the date hereof:

1. Purpose for which disbursement is requested:

2. To whom the disbursement will be made (may be the undersigned in the case of reimbursement for advances and payments made or cost incurred for work done by the undersigned):

3. Estimated costs of completing the uncompleted Repairs as of the date of this Disbursement Request:

4. The undersigned certifies that each of the following is true:

(a) The disbursement requested pursuant to this Disbursement Request will be used solely to pay a cost or costs allowable under the Loan Agreement.

(b) None of the items for which disbursement is requested pursuant to this Disbursement Request has formed the basis for any disbursement previously made from the Repair Reserve Fund.

(c) All labor and materials for which disbursements have been requested have been incorporated into the Improvements or suitably stored upon the Mortgaged Property in accordance with reasonable and standard building practices, the Loan Agreement and all applicable laws, ordinances, rules and regulations of any governmental authority having jurisdiction over the Mortgaged Property.

(d) The materials, supplies and equipment furnished or installed for the Repairs are not subject to any Lien or security interest or that the funds to be disbursed pursuant to this Disbursement Request are to be used to satisfy any such Lien or security interest.

Multifamily Loan and Security Agreement (CME)	Page D-1

5. All capitalized terms used in this Disbursement Request without definition will have the meanings ascribed to them in the Loan Agreement.

IN WITNESS WHEREOF, the undersigned has executed this Disbursement Request as of the day and date first above written.

BORROWER:

BERKSHIRE SQUARE LLC, an
Indiana limited liability company

By:	BERKSHIRE SQUARE MANAGING MEMBER, LLC, a
Delaware limited liability company, its Manager

	By:	INDEPENDENCE REALTY OPERATING PARTNERSHIP, LP, a
Delaware limited partnership, its Sole Member and Manager

		By:	INDEPENDENCE REALTY TRUST, INC., a
Maryland corporation, its General Partner

			By:	INDEPENDENCE REALTY ADVISORS, LLC, a
Delaware limited liability company, its Authorized Agent

By:
Name:
Title:

Date:

SIGNATURES CONTINUE ON FOLLOWING PAGE

Multifamily Loan and Security Agreement (CME)	Page D-2

BORROWER:

BERKSHIRE II CUMBERLAND, LLC, an
Indiana limited liability company

By:	BERKSHIRE SQUARE MANAGING MEMBER, LLC, a
Delaware limited liability company, its Manager

	By:	INDEPENDENCE REALTY OPERATING PARTNERSHIP, LP, a
Delaware limited partnership, its Sole Member and Manager

		By:	INDEPENDENCE REALTY TRUST, INC., a
Maryland corporation, its General Partner

			By:	INDEPENDENCE REALTY ADVISORS, LLC, a
Delaware limited liability company, its Authorized Agent

By:
Name:
Title:

Date:

Multifamily Loan and Security Agreement (CME)	Page D-3

EXHIBIT E

WORK COMMENCED AT MORTGAGED PROPERTY

NONE

Multifamily Loan and Security Agreement (CME)	Page E-1

EXHIBIT F

CAPITAL REPLACEMENTS

•	Carpet/vinyl flooring

•	Window treatments

•	Roofs

•	Furnaces/boilers

•	Air conditioners

•	Ovens/ranges

•	Refrigerators

•	Dishwashers

•	Water heaters

•	Garbage disposals

The following additional items may also be funded from the Replacement Reserve Fund:

•	Garages, asphaltic concrete, seal coat, striping, curb and gutter, pedestrian paving/hardscape, resurface tennis courts, pool and/or spa plaster/liner, pool and/or spa filtration equipment, exterior walls (paint/finish), balconies/handrails/guardrails, common area floors, domestic water heaters, heating system (gas forced air), cooling system (condensing unit), carpet, resilient flooring (vinyl), cabinetry – kitchen and bathroom, countertops and sinks – kitchen and bathrooms, refrigerator, range/stove, range vent, dishwasher and disposal

Multifamily Loan and Security Agreement (CME)	Page F-1

EXHIBIT G

DESCRIPTION OF GROUND LEASE

NOT APPLICABLE

Multifamily Loan and Security Agreement (CME)	Page G-1

EXHIBIT H

ORGANIZATIONAL CHART OF BORROWER AS OF THE CLOSING DATE

Multifamily Loan and Security Agreement (CME)	Page H-1

Multifamily Loan and Security Agreement (CME)	Page H-2

EXHIBIT I

DESIGNATED ENTITIES FOR TRANSFERS AND GUARANTOR(S)

Designated Entities for Transfers

BERKSHIRE SQUARE MANAGING MEMBER, LLC

INDEPENDENCE REALTY OPERATING PARTNERSHIP, LP

INDEPENDENCE REALTY TRUST, INC.

Guarantor(s)

INDEPENDENCE REALTY OPERATING PARTNERSHIP, LP, a

  Delaware limited partnership

Multifamily Loan and Security Agreement (CME)	Page I-1

RIDER TO MULTIFAMILY LOAN AND SECURITY AGREEMENT

(CME)

AFFILIATE TRANSFER

(Revised 7-10-2013)

The following changes are made to the Loan Agreement which precedes this Rider:

A.	Section 7.03(e) is deleted and replaced with the following:

(e)	Affiliate Transfer. A Transfer of any direct or indirect interests in Borrower held by an entity owned and controlled by INDEPENDENCE REALTY TRUST, INC. to one or more of its Affiliates (“Affiliate Transfer”) provided that each of the following conditions is satisfied:

(i)	Borrower provides Lender with at least 30 days prior Notice of the proposed Affiliate Transfer and pays to Lender the Transfer Review Fee.

(ii)	At the time of the proposed Affiliate Transfer, no Event of Default has occurred and is continuing and no event or condition has occurred and is continuing that, with the giving of Notice or the passage of time, or both, would become an Event of Default.

(iii)	In the event of an Affiliate Transfer of 25% or more of the direct or indirect interests in Borrower, Lender determines, in Lender’s Discretion, that the Affiliate meets Lender’s eligibility, credit, management and other standards.

(iv)	After the Affiliate Transfer, Control and management of the day-to-day operations of Borrower continue to be held by the Person exercising such Control and management immediately prior to the Affiliate Transfer and there is no change in the Guarantor, if applicable.

(v)	Lender receives organizational charts reflecting the structure of Borrower prior to and after the Affiliate Transfer.

(vi)	Borrower pays or reimburses Lender, upon demand, for all costs and expenses including all Attorneys’ Fees and Costs, incurred by Lender in connection with the Affiliate Transfer.

(vii)	Lender will not be entitled to collect a Transfer Fee as the result of the Affiliate Transfer.

(viii)

If a nonconsolidation opinion was delivered on the Closing Date and if, after giving effect to the Affiliate Transfer and all prior Transfers, 50% or more in the aggregate of direct or indirect interests in Borrower are owned by any Person and its Affiliates that owned less than a 50% direct or

Multifamily Loan and Security Agreement (CME)	Page I-2

indirect interest in Borrower as of the Closing Date, Borrower delivers to Lender an opinion of counsel for Borrower, in form and substance satisfactory to Lender and to the Rating Agencies, with regard to nonconsolidation.

(ix)	Lender receives confirmation acceptable to Lender that (A) the requirements of Section 6.13 continue to be satisfied, and (B) the term of existence of the Affiliate (exclusive of any unexercised extension options or rights) does not expire prior to the Maturity Date.

(x)	Borrower delivers to Lender a search confirming that the Affiliate is not on the list of Specially Designated Nationals or other blocked persons published by the U.S. Office of Foreign Assets Control, or on the list of persons or entities prohibited from doing business with the Department of Housing and Urban Development.

B.	The following definition is added to Article XII:

“Affiliate Transfer” is defined in Section 7.03(e).

Multifamily Loan and Security Agreement (CME)	Page I-3

RIDER TO MULTIFAMILY LOAN AND SECURITY AGREEMENT

(CME AND PORTFOLIO)

ENTITY GUARANTOR

(Revised 9-1-2011)

The following changes are made to the Loan Agreement which precedes this Rider:

A.	The following is added as a new subsection to Section 9.01:

(s)	Guarantor fails to comply with the provisions of the Section of the Guaranty entitled “Material Adverse Change” or “Minimum Net Worth/Liquidity Requirements”, as applicable.

Multifamily Loan and Security Agreement (CME)	Page I-4

RIDER TO MULTIFAMILY LOAN AND SECURITY AGREEMENT

(CME AND PORTFOLIO)

REPLACEMENT RESERVE FUND – IMMEDIATE DEPOSITS

(Revised 1-11-2012)

The following changes are made to the Loan Agreement which precedes this Rider:

A.	Section 4.04 is deleted and replaced with the following:

4.04	Replacement Reserve Fund.

(a)	Deposits to Replacement Reserve Fund. On the Closing Date, the parties will establish the Replacement Reserve Fund and Borrower will pay the Initial Deposit to Lender for deposit into the Replacement Reserve Fund. Commencing on the date the first installment of principal and/or interest is due under the Note and continuing on the same day of each successive month until the Loan is paid in full, Borrower will pay the Monthly Deposit to Lender for deposit into the Replacement Reserve Fund, together with its regular monthly payments of principal and/or interest as required by the Note. A transfer of funds into the Replacement Reserve Fund from the Repair Reserve Fund, pursuant to the terms of Section 4.03(e), if applicable, will not alter or reduce the amount of any deposits to the Replacement Reserve Fund.

(b)	Fees Deducted From Replacement Reserve Fund. Lender will be entitled to deduct from the Replacement Reserve Fund (i) the Investment Fee for establishing the Replacement Reserve Fund and (ii) the Inspection Fee for any inspection required pursuant to this Section 4.04. If Lender, in its discretion, retains a professional inspection engineer or other qualified third party to inspect any Capital Replacements pursuant to the terms of Section 6.06, Lender also will be entitled to deduct from the Replacement Reserve Fund an amount sufficient to pay all reasonable fees and expenses charged by such third party inspector.

(c)	Adjustments to Replacement Reserve Fund. Lender reserves the right to adjust the amount of the Monthly Deposit based on Lender’s assessment of the physical condition of the Mortgaged Property. Unless the Loan has an initial term of greater than 120 months, Lender will not make such an adjustment prior to the date that is 120 months after the first installment due date, nor more frequently than every 10 years thereafter during the term of the Loan. Upon Notice from Lender or Loan Servicer, Borrower will begin paying the Revised Monthly Deposit on the first monthly payment date that is at least 30 days after the date of Lender’s or Loan Servicer’s Notice. If Lender or Loan Servicer does not provide Borrower with Notice of a Revised Monthly Deposit, Borrower will continue to pay the Monthly Deposit or the Revised Monthly Deposit then in effect.

Multifamily Loan and Security Agreement (CME)	Page I-1

(d)	Insufficient Amount in Replacement Reserve Fund. If Borrower requests disbursement from the Replacement Reserve Fund for a Capital Replacement in accordance with this Loan Agreement in an amount which exceeds the amount on deposit in the Replacement Reserve Fund, Lender will disburse to Borrower only the amount on deposit in the Replacement Reserve Fund. Borrower will pay all additional amounts required in connection with any such Capital Replacement from Borrower’s own funds.

(e)	INTENTIONALLY OMITTED.

(f)	INTENTIONALLY OMITTED.

(g)	Disbursements from Replacement Reserve Fund.

(i)	Requests for Disbursement. Lender will disburse funds from the Replacement Reserve Fund as follows:

(A)	Borrower’s Request. If Borrower determines, at any time or from time to time, that a Capital Replacement is necessary or desirable, Borrower will perform such Capital Replacement and request from Lender, in writing, reimbursement for such Capital Replacement. Borrower’s request for reimbursement will include (1) a detailed description of the Capital Replacement performed, together with evidence, satisfactory to Lender, that the cost of such Capital Replacement has been paid, and (2) if required by Lender, lien waivers from each contractor and material supplier supplying labor or materials for such Capital Replacement.

(B)

Lender’s Request. If Lender reasonably determines at any time or from time to time, that a Capital Replacement is necessary for the proper maintenance of the Mortgaged Property, it will so notify Borrower, in writing, requesting that Borrower obtain and submit to Lender bids for all labor and materials required in connection with such Capital Replacement. Borrower will submit such bids and a time schedule for completing each Capital Replacement to Lender within 30 days after Borrower’s receipt of Lender’s Notice. Borrower will perform such Capital Replacement and request from Lender, in writing, reimbursement for such Capital Replacement. Borrower’s request for reimbursement will include (1) a detailed description of the and request from Lender, in writing, reimbursement for such Capital Replacement. Borrower’s request for reimbursement will include (1) a detailed description of the

Multifamily Loan and Security Agreement (CME)	Page I-2

Capital Replacement performed, together with evidence, satisfactory to Lender, that the cost of such Capital Replacement has been paid, and (2) if required by Lender, lien waivers from each contractor and material supplier supplying labor or materials for such Capital Replacement.

(ii)	Conditions Precedent. Disbursement from the Replacement Reserve Fund will be made no more frequently than once every Replacement Reserve Disbursement Period and, except for the final disbursement, no disbursement will be made in an amount less than the Minimum Replacement Disbursement Request Amount. Disbursements will be made only if the following conditions precedent have been satisfied, as reasonably determined by Lender in Lender’s Discretion:

(A)	Each Capital Replacement has been performed and/or installed on the Mortgaged Property in a good and workmanlike manner with suitable materials (or in the case of a partial disbursement, performed and/or installed on the Mortgaged Property to an acceptable stage), in accordance with good building practices and all applicable laws, ordinances, rules and regulations, building setback lines and restrictions applicable to the Mortgaged Property, and has been paid for by Borrower as evidenced by copies of all applicable paid invoices or bills submitted to Lender by Borrower at the time Borrower requests disbursement from the Replacement Reserve Fund.

(B)	There is no condition, event or act that would constitute a default (with or without Notice and/or lapse of time).

(C)	No Lien or claim based on furnishing labor or materials has been recorded, filed or asserted against the Mortgaged Property, unless Borrower has properly provided a bond or other security against loss in accordance with applicable law.

(D)	All licenses, permits and approvals of any Governmental Authority required for the Capital Replacement as completed to the applicable stage have been obtained and submitted to Lender upon Lender’s request.

(h)

Right to Complete Capital Replacements. If Borrower abandons or fails to proceed diligently with any Capital Replacement in a timely fashion or an Event of Default occurs and continues under this Loan Agreement for 30 days after Notice of such failure by Lender to Borrower, Lender will have the right (but not the obligation) to enter upon the Mortgaged

Multifamily Loan and Security Agreement (CME)	Page I-3

Property and take over and cause the completion of such Capital Replacement. However, no such Notice or cure period will apply in the case of such failure which could, in Lender’s sole and absolute judgment, absent immediate exercise by Lender of a right or remedy under this Loan Agreement, result in harm to Lender, tenants or third parties or impairment of the security given under this Loan Agreement, the Security Instrument or any other Loan Document. Any contracts entered into or indebtedness incurred upon the exercise of such right may be in the name of Borrower, and Lender is irrevocably appointed the attorney in fact for Borrower, such appointment being coupled with an interest, to enter into such contracts, incur such obligations, enforce any contracts or agreements made by or on behalf of Borrower (including the prosecution and defense of all actions and proceedings in connection with the Capital Replacement and the payment, settlement or compromise of all bills and claims for materials and work performed in connection with the Capital Replacement) and do any and all things necessary or proper to complete any Capital Replacement, including signing Borrower’s name to any contracts and documents as may be deemed necessary by Lender. In no event will Lender be required to expend its own funds to complete any Capital Replacement, but Lender may, in Lender’s Discretion, advance such funds. Any funds advanced will be added to the Indebtedness, secured by the Security Instrument and payable to Lender by Borrower in accordance with the provisions of the Note, this Loan Agreement, the Security Instrument and any other Loan Document pertaining to the protection of Lender’s security and advances made by Lender.

(i)	Completion of Capital Replacements. Lender’s disbursement of monies from the Replacement Reserve Fund or other acknowledgment of completion of any Capital Replacement in a manner satisfactory to Lender in Lender’s Discretion will not be deemed a certification by Lender that the Capital Replacement has been completed in accordance with applicable building, zoning or other codes, ordinances, statutes, laws, regulations or requirements of any Governmental Authority. Borrower will at all times have the sole responsibility for ensuring that all Capital Replacements are completed in accordance with all such requirements of any Governmental Authority.

B.	The following definitions are added to Article XII:

“Initial Deposit” means $0.00.

“Minimum Replacement Disbursement Request Amount” means $7,500.00.

“Monthly Deposit” means $9,322.00.

“Replacement Reserve Deposit” means the Initial Deposit, the Monthly Deposit and/or the Revised Monthly Deposit, as appropriate.

Multifamily Loan and Security Agreement (CME)	Page I-4

“Replacement Reserve Disbursement Period” means the interval between disbursements from the Replacement Reserve Fund, which interval will be no shorter than once a quarter.

“Replacement Reserve Fund” means the account established pursuant to this Loan Agreement to defray the costs of Capital Replacements.

“Revised Monthly Deposit” means the adjusted amount per month that Lender determines Borrower must deposit in the Replacement Reserve Fund following any adjustment determination by Lender pursuant to Section 4.04(c).

Multifamily Loan and Security Agreement (CME)	Page I-5

RIDER TO MULTIFAMILY LOAN AND SECURITY AGREEMENT

(CME)

LIMITED PARTNER OR NON-MANAGING MEMBER TRANSFER

(Revised 7-10-2013)

The following changes are made to the Loan Agreement which precedes this Rider:

A.	A new subsection (f) is hereby added to Section 7.03 as follows:

(f)	Limited Partner or Non-Managing Member Transfer. A Transfer that results in the cumulative Transfer of more than 50% and up to 100% of the non-managing membership interests in or the limited partnership interests in INDEPENDENCE REALTY OPERATING PARTNERSHIP, LP (“Investor Interests”) to third party transferees (“Investor Interest Transfer”), provided that each of the following conditions is satisfied:

(i)	Borrower provides Lender with prior Notice of the proposed Investor Interest Transfer.

(ii)	Following the Investor Interest Transfer, Control and management of the day-to-day operations of Borrower and Guarantor continue to be held by the Person exercising such Control and management immediately prior to the Investor Interest Transfer and there is no change in the Guarantor, if applicable.

(iii)	At the time of the proposed Investor Interest Transfer, no Event of Default has occurred and is continuing and no event or condition has occurred and is continuing that, with the giving of Notice or the passage of time, or both, would become an Event of Default.

(iv)	At any time that one Person acquires 25% or more of the aggregate of direct or indirect Investor Interests, Borrower must meet the following additional requirements:

(A)	Borrower pays to Lender the Transfer Review Fee at the time the Borrower provides Lender with the Notice set forth in 7.03(f)(i).

(B)	Borrower pays or reimburses Lender, upon demand, for all costs and expenses, including all Attorneys’ Fees and Costs, incurred by Lender in connection with the Investor Interest Transfer.

(C)	Borrower pays to Lender a Transfer Fee in the amount of $25,000.

Multifamily Loan and Security Agreement (CME)	Page I-1

(D)	If a nonconsolidation opinion was delivered on the Closing Date and if, after giving effect to the merger or acquisition and all prior Transfers, 50% or more in the aggregate of direct or indirect interests in Borrower are owned by any Person and its Affiliates that owned less than a 50% direct or indirect interest in Borrower as of the Closing Date, Borrower delivers to Lender an opinion of counsel for Borrower, in form and substance satisfactory to Lender and to the Rating Agencies, with regard to nonconsolidation.

(E)	Lender receives confirmation acceptable to Lender that (A) the requirements of Section 6.13 continue to be satisfied, and (B) the term of existence of the holder of 25% or more of the Investor Interests after the Investor Interest Transfer (exclusive of any unexercised extension options or rights) does not expire prior to the Maturity Date.

(F)	Lender receives organizational charts reflecting the structure of Borrower prior to and after the Investor Interest Transfer and copies of the then-current organizational documents of Borrower, including any amendments.

(G)	Each transferee with an interest of 25% or more delivers to Lender a certification that each of the following is true:

(1)	He/she/it has not been convicted of fraud or a crime involving moral turpitude (or if an entity, then no principal of such entity has been convicted of fraud or a crime involving moral turpitude).

(2)	He/she/it has not been involved in a bankruptcy or reorganization within the ten years preceding the date of the Investor Interest Transfer.

(H)	Borrower delivers to Lender searches confirming that no transferee with an interest of 25% or more is on the list of Specially Designated Nationals or other blocked persons published by the U.S. Office of Foreign Assets Control, or on the list of persons or entities prohibited from doing business with the Department of Housing and Urban Development.

B.	The following definitions are added to Article XII:

“Investor Interest Transfer” is defined in Section 7.03(f).

“Investor Interests” is defined in Section 7.03(f).

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RIDER TO MULTIFAMILY LOAN AND SECURITY AGREEMENT

(CME AND PORTFOLIO)

MULTIPLE ENTITIES COMPRISING BORROWER

(Revised 2-28-2013)

A.	The following is added as a new Section to Article V:

5.27.	Multiple Entities Comprising Borrower. The Land is comprised of two (2) separate parcels, and each such parcel is separately owned by one of the Borrower Entities. Each Borrower Entity acknowledges that Lender will not separately release any parcel from the lien, operation and effect of the Security Instrument.

B.	The following is added as a new Section to Article V:

5.28.	Representations and Warranties of each Borrower Entity. Each Borrower Entity represents and warrants as follows:

(a)	The Land is operated as a single, integrated multifamily rental apartment project.

(b)	The ownership interests in the each Borrower Entity are identical or nearly identical in all respects and the making of the Loan provides a direct benefit to the Owners of the Borrower Entities and to each Borrower Entity.

(c)	The Loan is of substantial and material benefit to each of the Borrower Entities separately and to all of the Borrower Entities together and each Borrower Entity acknowledges that Lender would not have made separate loans to the Borrower Entities.

C.	The following is added as a new Section to Article VI:

6.21.	Covenants of each Borrower Entity.

(a)	Each Borrower Entity acknowledges and agrees that each Borrower Entity and its respective successors and assigns are jointly and severally liable for all of the obligations and liabilities of Borrower under the Loan Documents, and all of the terms and conditions of the Loan Documents applicable to Borrower apply to each separate Borrower Entity and its respective successors and assigns jointly and severally. The requirements of the Loan Documents applicable to Borrower apply to each of the Borrower Entities individually, and to all of the Borrower Entities together.

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(b)	Under no circumstances will any Borrower Entity attempt to segregate any one parcel of the Land from the others, nor in any way to operate the Mortgaged Property other than as a single, integrated multifamily apartment project.

(c)	Without in any way limiting the full joint and several liability of each Borrower Entity, by the execution of this Loan Agreement, the Borrower Entities agree among themselves that in the event a court determines that a Borrower Entity has paid a disproportionate (based upon the value of such Borrower Entity’s parcel to the total value of the Mortgaged Property) share of the Indebtedness, the other Borrower Entities will contribute such amounts as are necessary to readjust to a proportionate share. Upon the request of Lender, each Borrower Entity will execute such additional documentation as Lender in its absolute and sole discretion may require to evidence the agreement set forth in this Section.

(d)	If the Land is currently encumbered by reciprocal (between or among the parcels comprising the Land and the Borrower Entities) easements or covenants pertaining to the ownership, maintenance, or operation of the Land and/or Improvements, all such easements and covenants will be subject to the lien, operation, and effect of the Security Instrument; provided that in the event of a foreclosure of the Security Instrument or deed in lieu thereof, Lender, in Lender’s sole discretion, may make any or all of such easements or covenants superior to the lien of the Security Instrument.

(e)	Each Borrower Entity acknowledges that Lender will not separately release any parcel from the lien, operation and effect of the Security Instrument.

D.	The following is added as a new Section 7.02(g):

(g)	The Transfer of any interest in the Mortgaged Property between any Borrower Entities unless consented to by Lender pursuant to Section 7.05 of this Loan Agreement.

E.	Sections 6.13(a) and 6.13(b) are deleted and replaced with the following:

6.13	Single Purpose Entity Requirements. For purposes of this Section 6.13, the terms “Borrower” and “it” will each refer to each of the Borrower Entities on an individual basis.

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(a)	Single Purpose Entity Requirements. Until the Indebtedness is paid in full, each Borrower Entity and any SPE Equity Owner will remain a “Single Purpose Entity,” which means a corporation, limited partnership, or limited liability company which, at all times since its formation and thereafter will satisfy each of the following conditions:

(i)	It will not engage in any business or activity, other than the ownership, operation and maintenance of the Mortgaged Property and activities incidental thereto.

(ii)	It will not acquire, own, hold, lease, operate, manage, maintain, develop or improve any assets other than the Mortgaged Property and such Personalty as may be necessary for the operation of the Mortgaged Property and will conduct and operate its business as presently conducted and operated.

(iii)	It will preserve its existence as an entity duly organized, validly existing and in good standing (if applicable) under the laws of the jurisdiction of its formation or organization and will do all things necessary to observe organizational formalities.

(iv)	It will not merge or consolidate with any other Person.

(v)	It will not take any action to dissolve, wind-up, terminate or liquidate in whole or in part; to sell, transfer or otherwise dispose of all or substantially all of its assets; to change its legal structure; transfer or permit the direct or indirect transfer of any partnership, membership or other equity interests, as applicable, other than Transfers permitted under this Loan Agreement; issue additional partnership, membership or other equity interests, as applicable, or seek to accomplish any of the foregoing.

(vi)	It will not, without the prior unanimous written consent of all of its partners, members, or shareholders, as applicable, and, if applicable, the prior unanimous written consent of 100% of the members of the board of directors or of its board of Managers or its SPE Equity Owner, take any of the following actions:

(A)	File any insolvency, or reorganization case or proceeding, to institute proceedings to have it or any SPE Equity Owner be adjudicated bankrupt or insolvent.

(B)	Institute proceedings under any applicable insolvency law.

(C)	Seek any relief under any law relating to relief from debts or the protection of debtors.

(D)	Consent to the filing or institution of bankruptcy or insolvency proceedings against it or its SPE Equity Owner.

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(E)	File a petition seeking, or consent to, reorganization or relief with respect to it or its SPE Equity Owner under any applicable federal or state law relating to bankruptcy or insolvency.

(F)	Seek or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian, or any similar official for it or a substantial part of its property or for its SPE Equity Owner or a substantial part of its property.

(G)	Make any assignment for the benefit of its creditors or its SPE Equity Owner.

(H)	Admit in writing its or its SPE Equity Owner’s inability to pay its debts generally as they become due.

(I)	Take action in furtherance of any of the foregoing.

(vii)	It will not amend or restate its organizational documents if such change would cause the provisions set forth in those organizational documents not to comply with the requirements set forth in this Section 6.13.

(viii)	It will not own any subsidiary or make any investment in, any other Person.

(ix)	It will not (except with respect to the other Borrower Entities as permitted under the Loan Documents in connection with the operation of the Mortgaged Property as a single integrated project) commingle its assets with the assets of any other Person and will hold all of its assets in its own name.

(x)	It will not incur any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than, (A) the Indebtedness (and any further indebtedness as described in Section 11.11 with regard to Supplemental Instruments) and (B) customary unsecured trade payables incurred in the ordinary course of owning and operating the Mortgaged Property provided the same are not evidenced by a promissory note, do not exceed, in the aggregate, at any time a maximum amount of 2% of the original principal amount of the Indebtedness and are paid within 60 days of the date incurred.

(xi)

It will maintain its records, books of account, bank accounts, financial statements, accounting records and other entity documents separate and apart from those of any other Person except with respect to the other Borrower Entities with regard to the Shared Books, Records and Accounts) and will not list its assets as assets on the financial statement of any other Person (except with respect to the other Borrower Entities with regard to the Shared Financial Statements); provided, however, each

Multifamily Loan and Security Agreement (CME)	Page I-4

Borrower Entity’s assets may be included in a consolidated financial statement of its Affiliate provided that appropriate notation will be made on such consolidated financial statements to indicate the separateness of the Borrower Entity from such Affiliate and to indicate that Borrower Entity’s assets and credit are not available to satisfy the debts and other obligations of such Affiliate or any other Person.

(xii)	Except for capital contributions or capital distributions permitted under the terms and conditions of its organizational documents, it will only enter into any contract or agreement with any general partner, member, shareholder, principal or Affiliate of any Borrower Entity or any Guarantor, or any general partner, member, principal or Affiliate thereof, upon terms and conditions that are commercially reasonable and substantially similar to those that would be available on an arm’s-length basis with third parties.

(xiii)	It will not, except with respect to assets which are jointly owned with the other Borrower Entities in connection with the Loan and in connection with the operation of the Mortgaged Property as a single integrated project, maintain its assets in such a manner that will be costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person.

(xiv)	It will not, except with respect to debts or obligations incurred with the other Borrower Entities in connection with the Loan and in connection with the operation of the Mortgaged Property as a single integrated project, (i) assume or guaranty (excluding any guaranty that has been executed and delivered in connection with the Note) the debts or obligations of any other Person, (ii) hold itself out to be responsible for the debts of another Person, (iii) pledge its assets to secure the obligations of any other Person or otherwise pledge its assets for the benefit of any other Person, or (iv) hold out its credit as being available to satisfy the obligations of any other Person.

(xv)	It will not make or permit to remain outstanding any loans or advances to any other Person except for those investments permitted under the Loan Documents and will not buy or hold evidence of indebtedness issued by any other Person (other than cash or investment-grade securities and other indebtedness incurred jointly with the other Borrower Entities in connection with the Loan and in connection with the operation of the Mortgaged Property as a single integrated project).

(xvi)	It will file its own tax returns separate from those of any other Person, except to the extent that a Borrower Entity is treated as a “disregarded entity” for tax purposes and is not required to file tax returns under applicable law, and will pay any taxes required to be paid under applicable law.

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(xvii)	It will hold itself out to the public as a legal entity separate and distinct from any other Person and conduct its business solely in its own name, will correct any known misunderstanding regarding its separate identity and will not identify itself or any of its Affiliates as a division or department of any other Person.

(xviii)	It will maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations and will pay its debts and liabilities from its own assets or the assets of the other Borrower Entities as permitted by the Loan Documents and in connection with the operation of the Mortgaged Property as a single integrated project, as the same become due.

(xix)	It will allocate fairly and reasonably shared expenses with Affiliates (including shared office space) (except with respect to expenses shared with the other Borrower Entities as permitted by the Loan Documents and in connection with the operation of the Mortgaged Property as a single integrated project) and use separate stationery, invoices and checks bearing its own name (except to the extent used and bearing the name of the other Borrower Entities in connection with the operation of the Mortgaged Property as a single integrated project).

(xx)	It will pay (or cause the Property Manager to pay on behalf of a Borrower Entity from the Borrower Entity’s funds) its own liabilities (including salaries of its own employees) from its own funds.

(xxi)	It will not acquire obligations or securities of its partners, members, shareholders, or Affiliates, as applicable, other than obligations of the other Borrower Entities under the Loan Documents.

(xxii)	Except as contemplated or permitted by the property management agreement with respect to the Property Manager, or except for the other Borrower Entities as permitted by the Loan Documents and in connection with the operation of the Mortgaged Property as a single integrated project, it will not permit any Affiliate or constituent party independent access to its bank accounts.

(xxiii)	It will maintain a sufficient number of employees (if any) in light of its contemplated business operations and pay the salaries of its own employees, if any, only from its own funds.

(xxiv)	If such entity is a single member limited liability company, such entity will satisfy each of the following conditions:

(A)	Be formed and organized under Delaware law.

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(B)	Have either one springing member that is a corporation whose stock is 100% owned by the sole member of the Borrower Entity that satisfies the requirements for a corporate springing member set forth below in this Section or two springing members who are natural persons.

(C)	Otherwise comply with all Rating Agencies criteria for single member limited liability companies (including the delivery of Delaware single member limited liability company opinions acceptable in all respects to Lender and to the Rating Agencies). If the springing member is a corporation, such springing member will at all times comply, and will cause the Borrower Entity or SPE Equity Owner (as applicable) to comply, with each of the representations, warranties and covenants contained in Section 6.13 as if such representation, warranty or covenant were made directly by such corporation. If there is more than one springing member, only one springing member will be the sole member of the Borrower Entity or SPE Equity Owner (as applicable) at any one time, and the second springing member will become the sole member only upon the first springing member ceasing to be a member.

(D)	At all times the Borrower Entity or SPE Equity Owner (as applicable) will have one and only one member.

(xxv)	If such entity is a single member limited liability company that is board-managed, such entity will have a board of Managers separate from that of Guarantor and any other Person and will cause its board of Managers to keep minutes of board meetings and actions and observe all other Delaware limited liability company required formalities.

(xxvi)	If an SPE Equity Owner is required pursuant to this Loan Agreement, if a Borrower Entity is (A) a limited liability company with more than one member, then such Borrower Entity has and will have at least one member that is an SPE Equity Owner that has satisfied and will satisfy the requirements of Section 6.13(b) and such member is its managing member, or (B) a limited partnership, then all of its general partners are SPE Equity Owners that have satisfied and will satisfy the requirements set forth in Section 6.13(b).

(b)

SPE Equity Owner Requirements. The SPE Equity Owner, if applicable, will at all times since its formation and thereafter comply in its own right (subject to the modifications set forth below), and will cause the applicable Borrower Entity to comply, with each of the requirements of a Single Purpose Entity. Upon the withdrawal or the disassociation of an SPE Equity Owner from a Borrower Entity, the Borrower Entity will immediately appoint a new SPE Equity Owner, whose organizational documents are substantially similar to those of the withdrawn or

Multifamily Loan and Security Agreement (CME)	Page I-7

disassociated SPE Equity Owner, and deliver a new nonconsolidation opinion to the Rating Agencies and Lender in form and substance satisfactory to Lender and to the Rating Agencies (unless the opinion is waived by the Rating Agencies), with regard to nonconsolidation by a bankruptcy court of the assets of each of the Borrower Entity and SPE Equity Owner with those of its Affiliates.

(i)	With respect to Section 6.13(a)(i), the SPE Equity Owner will not engage in any business or activity other than being the sole managing member or general partner, as the case may be, of the applicable Borrower Entity and owning at least 0.5% equity interest in Borrower.

(ii)	With respect to Section 6.13(a)(ii), the SPE Equity Owner has not and will not acquire or own any assets other than its equity interest in the applicable Borrower Entity and personal property related thereto.

(iii)	With respect to Section 6.13(a)(viii), the SPE Equity Owner will not own any subsidiary or make any investment in any other Person, except for the applicable Borrower Entity.

(iv)	With respect to Section 6.13(a)(x), the SPE Equity Owner has not and will not incur any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than (A) customary unsecured payables incurred in the ordinary course of owning the applicable Borrower Entity provided the same are not evidenced by a promissory note, do not exceed, in the aggregate, at any time a maximum amount of $10,000 and are paid within 60 days of the date incurred and (B) in its capacity as general partner of the applicable Borrower Entity (if applicable).

(v)	With respect to Section 6.13(a)(xiv), the SPE Equity Owner will not assume or guaranty the debts or obligations of any other Person, hold itself out to be responsible for the debts of another Person, pledge its assets to secure the obligations of any other Person or otherwise pledge its assets for the benefit of any other Person, or hold out its credit as being available to satisfy the obligations of any other Person, except for in its capacity as general partner of the applicable Borrower Entity (if applicable).

E.	The following definitions are added to Article XII:

“Borrowing Entities” means BERKSHIRE SQUARE LLC, an Indiana limited liability company, and BERKSHIRE II CUMBERLAND, LLC, an Indiana limited liability company.

“Owners of the Borrowing Entities” means BERKSHIRE SQUARE MANAGING MEMBER, LLC, a Delaware limited liability company (0.5%), Member and Manager; and INDEPENDENCE REALTY OPERATING PARTNERSHIP, LP, a Delaware limited partnership (99.5%), Member.

“Shared Books, Records and Accounts” means             N/A                    .

“Shared Financial Statements” means             N/A                    .

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RIDER TO MULTIFAMILY LOAN AND SECURITY AGREEMENT

(CME)

REPAIR RESERVE FUND – RADON TESTING

(Revised 10-1-2013)

The following changes are made to the Loan Agreement which precedes this Rider:

A.	Section 4.03 is deleted and replaced with the following:

4.03	Repair Reserve Fund.

(a)	Repairs; Immediate Deposit to Repair Reserve Fund. Lender and Borrower acknowledge that Borrower has established the Repair Reserve Fund by depositing the Repair Reserve Deposit with Lender on the date of this Loan Agreement, and that Borrower must complete the Repairs required pursuant to Section 6.14. Notwithstanding anything in this Section 4.03(a) to the contrary, Borrower will not be required to deposit the Radon Remediation Deposit until and unless Borrower receives the Radon Remediation Notice set forth in Section 4.03(h).

(b)	Fees Charged by Lender.

(i)	If there are Repairs, including the Radon Repairs, Lender may charge Borrower each of the following fees, as set forth in Sections 4.03(b)(ii) and 4.03(b)(iii):

(A)	The Investment Fee.

(B)	The Inspection Fee for any inspection required pursuant to this Section 4.03.

(C)	The Extension/Modification Fee for any extension of the Completion Date or expansion of the scope of Repairs that is requested by Borrower and agreed to by Lender.

(D)	If Lender, in Lender’s Discretion, retains a professional inspection engineer or other qualified third party to inspect any Repairs pursuant to the terms of Section 6.06, an amount sufficient to pay all reasonable fees and expenses charged by such third party inspector.

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(ii)	If no Repair Reserve Fund has been established, then Lender will be entitled to charge Borrower for each of the fees specified in Sections 4.03(b)(i) (B)–(D), and Borrower will pay the amount of such item to Lender immediately after Notice from Lender to Borrower of such charge.

(iii)	If a Repair Reserve Fund has been established, Lender will be entitled to deduct from the Repair Reserve Fund each of the fees set forth in Sections 4.03(b)(i)(A)–(D). If the Repair Reserve Fund is insufficient to pay such fees, then Lender will be entitled to charge Borrower for each of the fees and Borrower will pay the amount of such item to Lender immediately after Notice from Lender to Borrower of such charge.

(c)	Insufficient Amount in Repair Reserve Fund. If a Repair Reserve Fund has been established and Lender determines, in Lender’s Discretion that the money in the Repair Reserve Fund is insufficient to pay for the Repairs, Lender will provide Borrower with Notice of such insufficiency, and as soon as possible (but in no event later than 20 days after such Notice) Borrower will pay to Lender an amount, in cash, equal to such deficiency, which Lender will deposit in the Repair Reserve Fund.

(d)	Disbursements of Repair Reserve Fund.

(i)	Disbursement. If a Repair Reserve Fund has been established, from time to time, as construction and completion of the Repairs progresses, upon Borrower’s submission of a Repair Disbursement Request in the form attached as Exhibit D to this Loan Agreement, and provided that no Event of Default has occurred and no condition exists which but for the passage of time or giving of Notice, or both, would constitute an Event of Default, Lender will make disbursements from the Repair Reserve Fund for payment or reimbursement of the actual costs of the Repairs. In connection with each disbursement, Borrower will take each of the following actions:

(A)	Sign Borrower’s Repair Disbursement Request.

(B)	Include with each Repair Disbursement Request a report setting out the progress of the Repairs and any other reports or information relating to the construction of the Repairs that may be reasonably requested by Lender.

(C)	Include with each Repair Disbursement Request copies of any applicable invoices and/or bills and appropriate lien waivers for the prior period for which disbursement was made, executed by all contractors and suppliers supplying labor or materials for the Repairs.

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(D)	Include with each Repair Disbursement Request, a report prepared by the professional engineer employed by Lender as to the status of the Repairs, unless Lender has waived this requirement in writing.

(E)	Include with each Repair Disbursement Request, Borrower’s written representation and warranty that the Repairs as completed to the applicable stage do not violate any laws, ordinances, rules or regulations, or building setback lines or restrictions, applicable to the Mortgaged Property.

Except for the final Repair Disbursement Request, no Repair Disbursement Request may be for an amount less than the Minimum Repair Disbursement Request Amount.

(ii)	Conditions Precedent. Lender will not be obligated to make any disbursement from the Repair Reserve Fund to or for the benefit of Borrower unless at the time of such Repair Disbursement Request all of the following conditions exist:

(A)	There exists no condition, event or act that would constitute a default (with or without Notice and/or lapse of time) under this Loan Agreement or any other Loan Document.

(B)	Borrower is in full compliance with the provisions of this Loan Agreement, the other Loan Documents and any request or demand by Lender permitted by this Loan Agreement.

(C)	No lien or claim based on furnishing labor or materials has been recorded, filed or asserted against the Mortgaged Property, unless Borrower has properly provided bond or other security against loss in accordance with applicable law.

(D)	All licenses, permits, and approvals of any Governmental Authority required for the Repairs as completed to the applicable stage have been obtained and submitted to Lender upon Lender’s request.

(iii)	Reporting Requirements; Completion. Prior to the applicable Completion Date, Borrower will deliver to Lender, in addition to the information required by Section 4.03(d)(i) above, all of the following:

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(A)	Contractor’s Certificate. If required by Lender, a certificate signed by each major contractor and supplier of materials, as reasonably determined by Lender, engaged to provide labor or materials for the Repairs to the effect that such contractor or supplier has been paid in full for all work completed and that the portion of the Repairs provided by such contractor or supplier has been fully completed in accordance with the plans and specifications (if any) provided to it by Borrower and that such portion of the Repairs is in compliance with all applicable building codes and other rules and regulations promulgated by any applicable regulatory authority or Governmental Authority.

(B)	Borrower’s Certificate. A certificate signed by Borrower to the effect that the Repairs have been fully paid for and that all money disbursed from the Repair Reserve Fund has been used for the Repairs and no claim exists against Borrower or against the Mortgaged Property out of which a lien based on furnishing labor or material exists or might ripen. Borrower may except from the certificate described in the preceding sentence any claim(s) that Borrower intends to contest, provided that any such claim is described in Borrower’s certificate and if a Repair Reserve Fund has been established, Borrower certifies to Lender that the money in the Repair Reserve Fund is sufficient to make payment of the full amount which might in any event be payable in order to satisfy such claim(s). If required by Lender, Borrower also must certify to Lender that such portion of the Repairs is in compliance with all applicable building codes and zoning ordinances.

(C)	Engineer’s Certificate. If required by Lender, a certificate signed by the professional engineer employed by Lender to the effect that the Repairs have been completed in a good and workmanlike manner in compliance with the Repair Schedule of Work and all applicable building codes, zoning ordinances and other rules and regulations promulgated by applicable regulatory or Governmental Authorities.

(D)	Other Certificates. Any other certificates of approval, acceptance or compliance required by Lender from any Governmental Authority having jurisdiction over the Mortgaged Property and the Repairs.

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(iv)	Inspection. Prior to and as a condition of the final disbursement of funds from the Repair Reserve Fund, Lender will inspect or will cause the Repairs and Improvements to be inspected in accordance with the terms of Section 6.06(a), to determine whether all interior and exterior Repairs have been completed in a manner acceptable to Lender.

(v)	Indirect and Excess Disbursements from Repair Reserve Fund. Lender, in its sole and absolute discretion, is authorized to hold, use and disburse funds from the Repair Reserve Fund to pay any and all costs, charges and expenses whatsoever and howsoever incurred or required in connection with the construction and completion of the Repairs, or, if an Event of Default has occurred and is continuing, in the payment or performance of any obligation of Borrower to Lender. If Lender, for purposes specified in this Section 4.03, elects to pay any portion of the money in the Repair Reserve Fund to parties other than Borrower, then Lender may do so, at any time and from time to time, and the amount of advances to which Borrower will be entitled under this Loan Agreement will be correspondingly reduced.

(vi)	Repair Schedule of Work. All disbursements from the Repair Reserve Fund will be limited to the costs of those items set forth on the Repair Schedule of Work. Without the prior written consent of Lender, Borrower will not make any payments from the Repair Reserve Fund other than for the costs of those items set forth on the Repair Schedule of Work or alter the Repair Schedule of Work.

(e)	Termination of Repair Reserve Fund. If a Repair Reserve Fund has been established, the provisions of this Section 4.03 will cease to be effective upon the completion of the Repairs in accordance with this Loan Agreement to Lender’s satisfaction, and the full disbursement by Lender of the Repair Reserve Fund. If there are funds remaining in the Repair Reserve Fund after the Repairs have been completed in accordance with this Loan Agreement, and provided no Event of Default has occurred and is continuing under this Loan Agreement or under any of the other Loan Documents, and no condition exists which but for the passage of time or giving of Notice, or both, would constitute an Event of Default, such funds remaining in the Repair Reserve Fund will be refunded by Lender to Borrower. If a Repair Reserve Fund has not been established, the provisions of this Section 4.03 will cease to be effective upon the completion of the Repairs in accordance with this Loan Agreement to Lender’s satisfaction.

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(f)	Right to Complete Repairs. If Borrower abandons or fails to proceed diligently with the Repairs or otherwise, or there exists an Event of Default under this Loan Agreement, Lender will have the right (but not the obligation) to enter upon the Mortgaged Property and take over and cause the completion of the Repairs. Any contracts entered into or indebtedness incurred upon the exercise of such right may be in the name of Borrower, and Lender is irrevocably appointed the attorney in fact of Borrower, such appointment being coupled with an interest, to enter into such contracts, incur such obligations, enforce any contracts or agreements made by or on behalf of Borrower (including the prosecution and defense of all actions and proceedings in connection with the Repairs and the payment, settlement, or compromise of all claims for materials and work performed in connection with the Repairs) and do any and all things necessary or proper to complete the Repairs including signing Borrower’s name to any contracts and documents as may be deemed necessary by Lender. In no event will Lender be required to expend its own funds to complete the Repairs, but Lender may, in Lender’s sole and absolute discretion, advance such funds. Any funds advanced will be added to the Indebtedness, secured by the Security Instrument and payable to Lender by Borrower in accordance with the provisions of the Loan Documents pertaining to the protection of Lender’s security and advances made by Lender. Borrower waives any and all claims it may have against Lender for materials used, work performed or resultant damage to the Mortgaged Property.

(g)	Completion of Repairs. Lender’s disbursement of monies in the Repair Reserve Fund, if applicable, or other acknowledgment of completion of any Repair in a manner satisfactory to Lender will not be deemed a certification by Lender that the Repair has been completed in accordance with applicable building, zoning or other codes, ordinances, statutes, laws, regulations or requirements of any Governmental Authority. Borrower will at all times have the sole responsibility for insuring that all Repairs are completed in accordance with all such governmental requirements.

(h)	Radon Testing.

(i)	Borrower must deliver the results of Radon Testing to Lender for its review by the Radon Testing Completion Date.

(ii)	If Lender determines that the Radon Testing does not indicate the necessity for Radon Remediation, Borrower’s obligations under this Section 4.03(h) will terminate. Such termination will not modify or diminish any other obligations of Borrower for any other Repairs under this Section 4.03.

(iii)	If Lender determines that the Radon Testing indicates the necessity for Radon Remediation, Lender will provide Borrower with a Radon Remediation Notice.

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(iv)	No later than 30 days after the date of the Radon Remediation Notice, Borrower must provide Lender with a signed, binding fixed price radon remediation contract with a qualified service provider.

(v)	Borrower must pay the Radon Remediation Deposit to Lender. Lender will place the Radon Remediation Deposit in the Repair Reserve Fund to be disbursed in accordance with the terms of this Section 4.03.

(vi)	Borrower must complete the Radon Remediation by the Radon Remediation Completion Date.

(vii)	If Radon Remediation is required, the Repair Schedule of Work contained in Exhibit C will be deemed automatically amended to add the required Radon Remediation and the Radon Remediation Completion Date and such Radon Remediation and Radon Remediation Completion Date will be considered Repairs as if originally part of the Repair Schedule of Work attached as an exhibit to this Loan Agreement. However, at Lender’s option, in Lender’s Discretion, Borrower will enter into a formal amendment to the Repair Schedule of Work to more fully set forth the Radon Remediation and the Radon Remediation Completion Date.

(viii)	When the Radon Remediation is completed, Borrower must provide a written certification from a qualified environmental consultant, as determined by Lender, that the Radon Remediation has been satisfactorily completed, that a minimum of 48 hours of testing has been conducted and that the Mortgaged Property now meets the environmental eligibility standard of radon concentrations at or below 4 pCi/L.

(ix)	When the Radon Remediation is completed, Borrower will be required to enter into an O & M Program that provides that Borrower will cause radon levels on the Mortgaged Property to be tested as recommended by the environmental consultant or as required by Lender, and will provide Lender with the results of such testing.

(x)	Borrower acknowledges and agrees that radon gas in concentrations above those recommended by any Governmental Authority constitutes a Prohibited Activity or Condition, and that the Radon Remediation constitutes required Remedial Work under Section 6.12.

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B.	The following definitions are added to Article XII:

“Extension/Modification Fee” means a fee charged by Lender in an amount not to exceed $3,000 for Lender’s review of any Borrower request for an extension of the Completion Date or modification of the scope of Repairs.

“Minimum Repair Disbursement Request Amount” means $7,500.00.

“Radon Remediation” means remediation that is necessary in order for the radon concentrations on the Mortgaged Property to be at or below 4 pCi/L. Radon Remediation must be performed by a qualified radon mitigation firm that is satisfactory to Lender in Lender’s Discretion.

“Radon Remediation Deposit” means an amount equal to the amount necessary for the Radon Remediation plus 50% of such amount.

“Radon Remediation Completion Date” means that date that is 90 days after the date of the Radon Remediation Notice, or such other Completion Date as Lender may require when it delivers the Radon Remediation Notice.

“Radon Remediation Notice” means a Notice from Lender to Borrower that Lender has determined that Radon Remediation is necessary.

“Radon Testing” means long term alpha–track testing for at least 2 months in Building 338 Niles #2.

“Radon Testing Completion Date” means June 25, 2014.

“Repair Disbursement Request” means Borrower’s written requests to Lender in the form attached as Exhibit D for the disbursement of money from the Repair Reserve Fund pursuant to Article IV.

“Repair Reserve Deposit” means $21,125.00.

“Repair Reserve Disbursement Period” means the interval between disbursements from the Repair Reserve Fund, which interval will be no shorter than once every thirty (30) days during the term of this Loan Agreement.

“Repair Reserve Fund” means the account which may be established by this Loan Agreement into which the Repair Reserve Deposit is deposited.

“Repair Schedule of Work” means the Repair Schedule of Work attached as Exhibit C.

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RIDER TO MULTIFAMILY LOAN AND SECURITY AGREEMENT

(CME)

RECYCLED BORROWER

MULTIPLE ENTITIES COMPRISING BORROWER

(Revised 4-10-2012)

The following changes are made to the Loan Agreement which precedes this Rider:

A.	The following is added as a new Section 5.26 to Article V:

5.26	Recycled Borrower.

(a)	Underwriting Representations. The following underwriting representations are made by each Borrower that is a Recycled Borrower. Each Recycled Borrower hereby represents that from the date of its formation, each of the following is true:

(i)	Borrower is and always has been duly formed, validly existing, and in good standing in the state of its formation and in all other jurisdictions where it is qualified to do business.

(ii)	Borrower has no judgments or liens of any nature against it except for tax liens not yet due.

(iii)	Borrower is in compliance with all laws, regulations, and orders applicable to it and, except as otherwise disclosed in this Loan Agreement, has received all permits necessary for it to operate.

(iv)	Borrower is not involved in any dispute with any taxing authority.

(v)	Borrower has paid all taxes which it owes.

(vi)	Borrower has never owned any real property other than as follows: BERKSHIRE SQUARE LLC, an Indiana limited liability company owns that certain parcel described in Exhibit “A” as Parcel I, and BERKSHIRE II CUMBERLAND, LLC, an Indiana limited liability company, owns that certain parcel described in Exhibit “A’ as Parcel II; and personal property necessary or incidental to its ownership or operation of the Mortgaged Property and has never engaged in any business other than the ownership and operation of the Mortgaged Property.

(vii)	Borrower is not now, nor has ever been, party to any lawsuit, arbitration, summons, or legal proceeding that is still pending or that resulted in a judgment against it that has not been paid in full.

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(viii)	Borrower has provided Lender with complete financial statements that reflect a fair and accurate view of the entity’s financial condition.

(ix)	Borrower has obtained a current Phase I environmental site assessment (the “ESA”) for the Mortgaged Property prepared consistent with ASTM Practice E 1527 and the ESA has not identified any recognized environmental conditions that require further investigation or remediation.

(x)	Borrower has no material contingent or actual obligations not related to the Mortgaged Property.

(xi)	Each amendment and restatement of Borrower’s organizational documents has been accomplished in accordance with, and was permitted by, the relevant provisions of said documents prior to its amendment or restatement from time to time.

(b)	Separateness Representations. The following separateness representations are made by each Borrower that is a Recycled Borrower. Each Recycled Borrower hereby represents that from the date of its formation, each of the following is true:

(i)	Borrower other than contracts or agreements entered into with the other Borrower entities in connection with the Mortgaged Property, has not entered into any contract or agreement with any Related Party Affiliate, except upon terms and conditions that are commercially reasonable and substantially similar to those available in an arm’s-length transaction with an unrelated party.

(ii)	In connection with their operation of the Mortgaged Property Borrower has paid all of its debts and liabilities from its assets, or the assets of the other Borrower. Entities

(iii)	Borrower has done or caused to be done all things necessary to observe all organizational formalities applicable to it and to preserve its existence.

(iv)	Borrower has maintained all of its books, records, financial statements and bank accounts separate from those of any other Person except for the Shared Books, Records and Accounts (as defined in the Loan Agreement) with respect to the other Borrower Entities.

(v)	Borrower has not had its assets listed as assets on the financial statement of any other Person except for the Shared Financial Statements (as defined in the Loan Agreement.

(vi)	Borrower has filed its own tax returns (except to the extent that it has been a tax-disregarded entity not required to file tax returns under applicable law) and, if it is a corporation, has not filed a consolidated federal income tax return with any other Person.

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(vii)	Borrower, except with respect to the other Borrower Entities in connection with Borrower’s operation of the Mortgaged Property as a single integrated project, has been, and at all times has held itself out to the public as, a legal entity separate and distinct from any other Person (including any Affiliate or other Related Party Affiliate).

(viii)	Borrower has corrected any known misunderstanding regarding its status as a separate entity, except with respect to the other Borrower Entities in connection with Borrower’s operation of the Mortgaged Property as a single integrated project.

(ix)	Borrower, except with respect to the other Borrower in connection with Borrower’s operation of the Mortgaged Property as a single integrated project, has conducted all of its business and held all of its assets in its own name.

(x)	Borrower has not identified itself or any of its affiliates as a division or part of the other, except with respect to the other Borrower Entities in connection with Borrower’s operation of the Mortgaged Property as a single integrated project.

(xi)	Borrower has maintained and utilized separate stationery, invoices and checks bearing its own name (except to the extent maintained and/or used with respect to the other Borrower Entities in connection with Borrower’s operation of the Mortgaged Property as a single integrated project).

(xii)	Borrower except with respect to assets jointly held with the other Borrower Entities in connection with the operation of the Mortgaged Property as a single integrated project, has not commingled its assets with those of any other Person and has held all of its assets in its own name.

(xiii)	Borrower has not guaranteed or become obligated for the debts of any other Person, except with respect to debts or obligations jointly incurred with the other Borrower Entities in connection with the Loan and in connection with the operation of the Mortgaged Property as a single integrated project, other than pursuant to that certain Subsidiary Guaranty executed by Borrower for the benefit of The Huntington National Bank (“Huntington”) in connection with Borrower’s acquisition of the Mortgaged Property, pursuant to which Borrower guaranteed certain obligations of Independence Realty Operating Partnership, LP to Huntington, which such Subsidiary Guaranty has been terminated on or prior to the date hereof.

(xiv)	Borrower has not held itself out as being responsible for the debts or obligations of any other Person, except with respect to debts or obligations jointly incurred with the other Borrower Entities in connection with the Loan and in connection with Borrower’s operation of the Mortgaged Property as a single integrated project.

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(xv)	Borrower has allocated fairly and reasonably any overhead expenses that have been shared with an Affiliate, including paying for office space and services performed by any employee of an Affiliate or Related Party Affiliate.

(xvi)	Borrower has not pledged its assets to secure the obligations of any other Person (except with respect to the other Borrower Entities in connection with the Loan and in connection with the operation of the Mortgaged Property as a single integrated project) and no such pledge remains outstanding except in connection with the Loan.

(xvii)	Borrower has maintained adequate capital in light of its contemplated business operations.

(xviii)	Borrower has maintained a sufficient number of employees in light of its contemplated business operations and has paid the salaries of its own employees from its own funds.

(xix)	Borrower has not owned any subsidiary or any equity interest in any other entity.

(xx)	Borrower has not incurred any indebtedness that is still outstanding other than Indebtedness that is permitted under the Loan Documents.

(xxi)	Borrower has not had any of its obligations guaranteed by an Affiliate or other Related Party Affiliate, except with respect to the other Borrower Entities in connection with the Loan and in connection with the operation of the Mortgaged Property as a single integrated project and except for guarantees that have been either released or discharged (or that will be discharged as a result of the closing of the Loan) or guarantees that are expressly contemplated by the Loan Documents.

(xxii)	None of the tenants holding leasehold interests with respect to the Mortgaged Property are an Affiliate of Borrower or other Related Party Affiliate.

B.	The following definition is added to Article XII:

“Related Party Affiliate” means any of the Borrower’s Affiliates, constituents, or owners, or any guarantors of any of the Borrower’s obligations or any Affiliate of any of the foregoing.

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